EXHIBIT 10.1

Receivables Purchase Agreement
dated as of June 13, 2022
by and among
SN Technologies, LLC,
as Seller,
the Persons from time to time party hereto,
as Purchasers and as Group Agents,
Norddeutsche Landesbank Girozentrale,
as Administrative Agent,
Synchronoss Technologies, Inc.,
as initial Servicer
and
the Persons from time to time party hereto,
as Originators

Receivables Purchase Agreement (Synchronoss) 4887-6655-2085 v17.docx
4380655

Table of Contents

Section    Heading    Page
-i-

-ii-

-iii-

Exhibits
Exhibit A    —    Form of Investment Request
Exhibit B    —    Form of Reduction Notice
Exhibit C    —    Form of Assignment and Acceptance Agreement
Exhibit D    —    Credit and Collection Policy
Exhibit E-1    —    Form of Monthly Report
Exhibit E-2    —    Form of Daily Report
Exhibit F    —    Form of Compliance Certificate
Exhibit G    —    Closing Memorandum
Exhibit H    —    Form of U.S. Tax Compliance Certificates
Schedules
Schedule I    —    Commitments
Schedule II    —    Lock-Boxes, Collection Accounts and Collection Account Banks
Schedule III    —    Notice Addresses
Schedule IV    —    Initial Schedule of Sold Receivables
Schedule V    —    [Reserved]
Schedule VI    —    Originators
Schedule VII    —    Permitted Obligor Jurisdictions/Permitted Contract Jurisdictions/Country Limits

-iv-

This Receivables Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of June 13, 2022, by and among the following parties:
    (i)    SN Technologies, LLC, a Delaware limited liability company, as Seller (together with its successors and assigns, the “Seller”);
    (ii)    the Persons from time to time party hereto as Purchasers and as Group Agents;
    (iii)    Norddeutsche Landesbank Girozentrale (“NordLB”), as Administrative Agent; and
    (iv)    Synchronoss Technologies, Inc., a Delaware corporation, as Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”); and
    (vi)    the Persons from time to time party hereto as Originators.
Preliminary Statements
The Seller has acquired, and will acquire from time to time, Receivables from the Originator(s) pursuant to the Purchase and Sale Agreements. The Seller desires to sell certain of the Receivables to the Purchasers and, in connection therewith, has requested that the Purchasers make Investments from time to time, on the terms, and subject to the conditions set forth herein.
In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Article I

Definitions
    Section 1.01.    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Account Control Agreement” means each agreement, in form and substance satisfactory to the Administrative Agent, among the Seller, the Servicer (if applicable), the Administrative Agent and a Collection Account Bank, governing the terms of the related Collection Accounts, that (i) provides the Administrative Agent with control within the meaning of Section 9-104 of the UCC over the deposit accounts subject to such agreement and (ii) by its terms, may not be terminated or canceled by the related Collection Account Bank without the written consent of the Administrative Agent or upon no less than thirty (30) days prior written notice to the Administrative Agent.

“Adjusted Average EBITDA” means, as of each Testing Date, the arithmetic mean of: (a) the Adjusted EBITDA as of such Testing Date; (b) the Adjusted EBITDA as of the Testing Date that was twelve (12) months before the current Testing Date; and (c) the Adjusted EBITDA as of the Testing Date that was twenty-four (24) months before the current Testing Date.
“Adjusted EBITDA” means, as of each Testing Date, EBITDA before giving effect to stock compensation expenses, gains or losses on disposal of property, equipment and subsidiaries and non-recurring items for the period of twelve (12) months ending on such Testing Date.
“Adjusted Leverage Ratio” means the Adjusted Net Financial Debt divided by the Adjusted Average EBITDA.
“Adjusted Net Financial Debt” means, as of each Testing Date, the consolidated financial indebtedness of the Servicer calculated in accordance with GAAP (it being understood and agreed that the Series B preferred stock issued by the Servicer is not treated as financial indebtedness of the Servicer), less the aggregate of: (a) Cash and Cash Equivalents; (b) securities at fair value as shown in the Servicer’s most recently delivered consolidated financial statements; and (c) the book value of cash collateral provided by the Servicer and the relevant shareholders of the Servicer under any loan to value requirements.
“Administration Agreement” means the Administration Agreement dated as of the date hereof between the Administrator and the Servicer, as amended, or any agreement with a successor Administrator.
“Administrator” means Finacity Corporation, a Delaware corporation, its successors and permitted assigns, including any Person party to the Administration Agreement as Administrator.
“Administrator Fee” means the fee payable by the Servicer to the Administrator pursuant to the terms of the Administration Agreement.
“Administrative Agent” means NordLB, in its capacity as contractual representative for the Purchaser Parties, and any successor thereto in such capacity appointed pursuant to Article XI or Section 14.03(g).
“Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing); it being understood that any thereof in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) shall not constitute an Adverse Claim.
“Advisors” has the meaning set forth in Section 14.06(c).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Person” means each Purchaser Party, each Program Support Provider, each Liquidity Agent and each of their respective Affiliates.
“Affiliate” means, as to any Person: (a) any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Purchaser, Affiliate shall mean the holder(s) of its Capital Stock. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such Person or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.
“Aggregate Capital” means, at any time of determination, the aggregate outstanding Capital of all Purchasers at such time.
“Aggregate Yield” means, at any time of determination, the aggregate accrued and unpaid Yield on the Aggregate Capital at such time.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Anti-Terrorism Laws” means any Applicable Law relating to terrorism financing, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, and any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, all as amended, supplemented or replaced from time to time.
“Applicable Currency Reserve” means, with respect to any Reserve Currency, an amount equal to the product of (a) the Applicable Currency Reserve Factor times (b) the Dollar Equivalent of the aggregate Outstanding Balance of the Eligible Receivables payable in such Reserve Currency.
“Applicable Currency Reserve Factor” means, with respect to each Reserve Currency, a percentage expressed as a decimal equal to the greater absolute value of (a) one percentile (i.e., 99th percentile confidence interval) of the Currency Fluctuation as observed over 2 times the Observation Period, and (b) the product of (i) 2 times (ii) one percentile (i.e., 99th percentile confidence interval) of the Currency Fluctuation as observed over the Observation Period.
“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Agreement.
“Approved Currency” means Dollars, Euros, Yen, Canadian Dollars, Australian Dollars, Swiss Francs and Pounds Sterling, and any other currency reasonably approved by the Administrative Agent.
“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Committed Purchaser, an Eligible Assignee, such Committed Purchaser’s Group Agent and the Administrative Agent, and, if required, the Seller, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit C hereto.
“Attorney Costs” means and includes all reasonable and documented fees, costs, expenses and disbursements of any law firm or other external counsel and all reasonable and documented disbursements of internal counsel.
“Australian Dollars” means the lawful currency of Australia.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.
“Base Concentration Limit” means, with respect to each Obligor (or with respect to Insured Receivables, the Insurer; provided that no Insurer Event of Termination has occurred), the percentage specified in the table immediately below:

Category 1	15.00%, or with respect to the Insurer, 100%.
Category 2	15.00%
Category 3	7.50%
Category 4	5.00%
Category 5	2.50%

“Base Rate” means, for any day and any Purchaser, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:
    (a)    the rate of interest in effect for such day as publicly announced from time to time by the applicable Group Agent or its Affiliate as its “reference rate” or “prime rate”, as applicable (the “Prime Rate”). Such “reference rate” or “prime rate” is set by the applicable Group Agent or its Affiliate based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer;
    (b)    0.50% per annum above the latest Federal Funds Rate; and
    (c)    0.50% per annum above Term SOFR for a three-month tenor in effect for such day for which the Base Rate is then being determined;
provided, that to the extent such highest rate as calculated above shall, at any time, be less than the Floor, such rate shall be deemed to be Floor for all purposes herein. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective on the opening of business on the day specified in the public announcement of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively.
“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 5.05.
“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Seller giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment; provided, that if the Benchmark Replacement as so determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Seller giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) for a one-month tenor or three-month tenor; or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if a one-month tenor or three-month tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to a one-month tenor or three-month tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide a one-month tenor or three-month tenor of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide a one-month tenor or three-month tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide a one-month tenor or three-month tenor of such

Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide a one-month tenor or three-month tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that a one-month tenor or three-month tenor of such Benchmark (or such component thereof) is no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to a one-month tenor or three-month tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 5.05 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 5.05.
“Beneficial Owner” means, for the Seller, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of the Seller’s Capital Stock; and (b ) a single individual with significant responsibility to control, manage or direct the Seller.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Breakage Fee” means (i) for any Yield Period for which Yield is computed by reference to the CP Rate or Term SOFR and a reduction of Capital is made for any reason on any day other than the last date of the related Yield Period or (ii) to the extent that the Seller shall for any reason, fail to borrow on the date specified by the Seller in connection with any request for funding pursuant to Article II of this Agreement, the amount, if any, by which (A) the additional Yield (calculated without taking into account any Breakage Fee or any shortened duration of such Yield Period pursuant to the definition thereof) which would have accrued during such Yield Period (or, in the case of clause (i) above with respect to the CP Rate, until the maturity of the underlying Note) on the reductions of Capital relating to such Yield Period had such reductions not been made (or, in the case of clause (ii) above, the amounts so failed to be borrowed or accepted in connection with any such request for funding by the Seller), exceeds (B) the income, if any, received by the applicable Purchaser from the investment of the proceeds of such reductions of Capital (or such amounts failed to be borrowed by the Seller). A certificate as to the amount of any Breakage Fee (including the computation of such amount) shall be submitted by the affected Purchaser (or applicable Group Agent on its behalf) to the Seller and shall be conclusive and binding for all purposes, absent manifest error.
“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in New York City, New York or the Republic of Ireland; provided, that, when used in connection with Capital accruing Yield at Term SOFR, or any other calculation or determination involving SOFR, the term “Business Day” means any day that is only a U.S. Government Securities Business Day.
“Calculation Period” means a calendar month.
“Canadian Dollars” means the lawful currency of Canada.
“Capital” means, with respect to any Purchaser, the aggregate amounts paid to, or on behalf of, the Seller in connection with all Investments made by such Purchaser pursuant to Article II, as reduced from time to time by Collections distributed and applied on account of reducing, returning or repaying such Capital pursuant to Section 2.02(d) or 4.01; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.
“Capital Coverage Amount” means, at any time of determination, the amount equal to (a) the Net Eligible Pool Balance at such time, minus (b) the Total Reserves at such time, plus (c) collections in the Collection Account at such time.
“Capital Coverage Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Capital at such time, exceeds (b) the Capital Coverage Amount at such time.
“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.
“Cash and Cash Equivalents” means unrestricted cash and cash equivalents of the Servicer which the Servicer may freely dispose of, which is not subject to any security interest or an account control agreement or mechanism having a similar effect (including, for the avoidance of doubt, where such cash constitutes cash collateral for any purpose whatsoever).
“Certificate of Beneficial Ownership” means, for the Seller, a certificate in form and substance acceptable to the Administrative Agent (as amended or modified by the Administrative

Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of the Seller.
“Change in Control” means the occurrence of any of the following:
    (a)    the Parent ceases to own, directly, 100% of the issued and outstanding Capital Stock and all other equity interests of the Seller free and clear of all Adverse Claims;
    (b)    the Parent ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock, membership interests or other equity interests of any Originator free and clear of all Adverse Claims;
    (c)    any Subordinated Note shall at any time cease to be owned by an Originator, free and clear of all Adverse Claims; or
    (d)    with respect to the Parent:
    (i)    any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty-five percent (35%) or more of the voting power of the then outstanding Capital Stock of the Parent entitled to vote generally in the election of the directors of the Parent;
    (ii)    during any period of twelve (12) consecutive calendar months, the board of directors of the Parent shall cease to have as a majority of its members individuals who either: (i) were directors of the Parent on the first day of such period or (ii) were elected or nominated for election to the board of directors of the Parent at the recommendation of or other approval by at least a majority of the directors then still in office at the time of such election or nomination who were directors of the Parent on the first day of such period, or whose election or nomination for election was so approved; or
    (iii)    the Parent consolidates with or merges into another corporation (other than a Subsidiary of the Parent) or conveys, transfers or leases all or substantially all of its property to any person (other than a Subsidiary of the Parent), or any corporation (other than a Subsidiary of the Parent) consolidates with or merges into the Parent, in either event pursuant to a transaction in which the outstanding Capital Stock of the Parent is reclassified or changed into or exchanged for cash, securities or other property.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority;

provided that notwithstanding anything herein to the contrary, (w) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means June 13, 2022.
“Code” means the Internal Revenue Code of 1986, as amended or otherwise modified from time to time.
“Collection Account” means each “deposit account” within the meaning of Section 9-102 of the applicable UCC listed on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof) (in each case, in the name of the Seller) and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to an Account Control Agreement for the purpose of receiving Collections.
“Collection Account Bank” means any of the banks or other financial institutions holding one or more Collection Accounts.
“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, the Seller, the Servicer or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including purchase price, service charges, finance charges, interest, fees and all other charges), or applied to amounts owed in respect of such Pool Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all Insurance Payments, (d) all proceeds of all Related Security with respect to such Pool Receivable and (e) all other proceeds of such Pool Receivable.
“Commitment” means, with respect to any Committed Purchaser (including a Related Committed Purchaser), the maximum aggregate amount of Capital which such Person is obligated to pay hereunder on account of all Investments, on a combined basis, as set forth on Schedule I or other agreement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 14.03 or in connection with a reduction in the Facility Limit pursuant to Section 2.02(e). If the context so requires, “Commitment” also refers to a Committed Purchaser’s obligation to fund Investments hereunder in accordance with this Agreement.
“Commitment Fee Rate” is defined in the Fee Letter.
“Commitment Fee Reserve” means, on any date of determination, an amount equal to (a) the product of (i) the Commitment Fee Rate, times (ii) two (2) times the Days’ Sales Outstanding at such time, times (iii) the excess, if any, of (A) the Commitment over (B) the Aggregate Capital at such time, divided by (b) three hundred sixty (360).
“Committed Purchasers” means NordLB and each other Person that is or becomes a party to this Agreement in the capacity of a “Committed Purchaser”.
“Conduit Purchaser” means each commercial paper conduit that is or becomes a party to this Agreement in the capacity of a “Conduit Purchaser”.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Yield Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 5.05 and other technical, administrative or operational matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent reasonably decides is necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.
“Contractual Dilutions” means Deemed Collections that arise from commissions, bank charges, inspection costs, sales discounts, withholding taxes, or other amounts reasonably determined by the Administrative Agent to be contractual in nature.
“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Parent or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Country Concentration Excess Amount” means the sum of (a) for India, the aggregate amount by which the Net Outstanding Balance of all of the Receivables in the Net Eligible Pool owing by Obligors located in India exceeds an amount equal to the product of (i) 7.50% multiplied by (ii) the Dollar Equivalent of the aggregate Net Outstanding Balance of the Receivables in the Net Eligible Pool at such time, and (b) for all other Permitted Obligor Jurisdictions, the aggregate amount by which the Net Outstanding Balance of all of the Receivables in the Net Eligible Pool owing by Obligors located in such Permitted Jurisdiction, exceeds an amount equal to the product of (i) 100% multiplied by (ii) the Dollar Equivalent of the aggregate Net Outstanding Balance of the Receivables in the Net Eligible Pool at such time.
“Covered Entity” means (a) each of Seller, the Servicer, each Originator, the Parent and each of Parent’s Subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
“CP Dealer” means, at any time for any Conduit Purchaser, each Person such Conduit Purchaser then engages as a placement agent or commercial paper dealer.
“CP Rate” means, for any Conduit Purchaser and for any Yield Period, a rate per annum equal to the weighted average of the rates at which commercial paper notes having a term equal to such Yield Period may be sold by any CP Dealer selected by the applicable Conduit Purchaser, as agreed between each such CP Dealer and such Conduit Purchaser. If such rate is a discount rate, the CP Rate shall be the rate resulting from such Conduit Purchaser’s converting such discount rate to an interest-bearing equivalent rate. If any Conduit Purchaser determines that it is not able, or that it is impractical, to issue commercial paper notes for any period of time, then the CP Rate will be Term SOFR. The CP Rate shall include all costs and expenses to the applicable Conduit Purchaser of issuing the related commercial paper notes, including all dealer and placement fees and commissions and note issuance costs in connection therewith. If at any time the CP Rate is less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the Closing Date and described in Exhibit D, as modified in compliance with this Agreement.
“Currency Fluctuation” means, with respect to any Reserve Currency, the mathematical set of all Relative Fluctuations that were observed during the Currency Fluctuation Period.
“Currency Fluctuation Period” means, for any Reserve Currency, a period equal to five (5) years prior to the most recent date for which data is available.

“Cutoff Date” means (a) for any Monthly Settlement Date, the final day of the immediately preceding Calculation Period or (b) for any other date, the Cutoff Date for the immediately preceding Monthly Settlement Date.
“Daily Report” means a report in substantially the form of Exhibit E-2.
“Days’ Sales Outstanding” means, for any Calculation Period, an amount computed as of the last day of such Calculation Period equal to: (a) the average of the Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) as of the last day of each of the three most recent Calculation Periods ended on the last day of such Calculation Period, divided by (b) (i) the aggregate Eligible Sales during the three most recent Calculation Periods ended on the last day of such Calculation Period, provided that for the purpose of this calculation Eligible Sales shall include Receivables which are billed in advance of services being provided divided by (ii) 90.
“Debt” means, as to any Person at any time of determination, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any bonds, debentures, notes, note purchase, acceptance or credit facility, or other similar instruments or facilities, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including accounts payable incurred in the ordinary course of such Person’s business payable on terms customary in the trade), (v) all net obligations of such Person in respect of interest rate or currency hedges or (vi) any Guaranty of any such Debt.
“Deemed Collections” has the meaning set forth in Section 4.01(d)(ii).
“Default Basis” means, for any Calculation Period, the sum, as of the Cutoff Date for such Calculation Period, of (a) an amount calculated by dividing the product of (A) the Eligible Sales during the Calculation Period immediately following the Default Horizon Lookback Period times (B) (i) the number equal to sixty (60) minus (ii) the Weighted Average Terms of Sale by (C) thirty (30) days plus (b) an amount calculated by dividing the product of (A) the Eligible Sales during the Default Horizon Lookback Period times (B) (i) the Weighted Average Terms of Sale minus (ii) the number equal to thirty (30) by (C) thirty (30) days.
“Default Horizon” means the number six (6).
“Default Horizon Lookback Period” means, as of any Cutoff Date, the Calculation Period preceding the Calculation Period containing the Cutoff Date by a number, equal to the Default Horizon, of consecutive Calculation Periods ending with such Cutoff Date
“Defaulting Purchaser” means any Purchaser that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Investments (or the

Capital thereof) or (ii) pay over to any Purchaser Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Purchaser notifies the Administrative Agent in writing that such failure is the result of such Purchaser’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Seller or any Purchaser Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Purchaser’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding an Investment under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Purchaser Party, acting in good faith, to provide a certification in writing from an authorized officer of such Purchaser that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Investments under this Agreement, provided that such Purchaser shall cease to be a Defaulting Purchaser pursuant to this clause (c) upon such Purchaser Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of an Insolvency Proceeding.
“Default Ratio” means, for any Calculation Period, the ratio computed as of the Cutoff Date for such Calculation Period by dividing (a) the sum (without duplication) of the Net Outstanding Balances of Pool Receivables (other than Unbilled Receivables) each of which was (i) a Defaulted Receivable as of such Cutoff Date, (ii) not a Defaulted Receivable as of the previous Cutoff Date, and (iii) an Eligible Receivable on at least one day by (b) the Default Basis.
“Defaulted Receivable” means a Receivable:
    (a)    as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment;
    (b)    as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto;
    (c)    that has been written off the applicable Originator’s or the Seller’s books as uncollectible; or
    (d)    that, consistent with the Credit and Collection Policy, should be written off the applicable Originator’s or the Seller’s books as uncollectible;
provided, however, that in each case above such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.
“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment; provided,

however, that such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.
“Dilution” means, with respect to any Pool Receivable that is an Eligible Receivable, any reduction or cancellation of the Outstanding Balance of such Receivable by the amount of Deemed Collections (net of any Deemed Collections relating to Contractual Dilutions) deemed to be received by the Seller pursuant to Section 4.01(d)(i) and (ii), which, for the avoidance of doubt, in all cases shall not include any reductions or cancellations due to the bankruptcy or creditworthiness of the Obligor.
“Dilution Basis” means, for any Calculation Period, the ratio computed as of the Cutoff Date for such Calculation Period the aggregate Eligible Sales during the Calculation Period immediately preceding the most recent Calculation Period.
“Dilution Component” means, for any Monthly Settlement Date (and any subsequent date until the next Monthly Settlement Date), the product of (a) the average of the Dilution Ratios for the twelve most recent Calculation Periods ending on the Cutoff Date for such Monthly Settlement Date, times (b) the Dilution Horizon Ratio for such date.
“Dilution Horizon” means thirty (30) days as such number of days may be adjusted once per calendar year as provided in the next sentence. Within thirty (30) days of the completion and the receipt by the Administrative Agent of the results of any annual audit or field exam of the Receivables and the servicing and origination practices of the Servicer and the Originators, the Dilution Horizon may be adjusted by the Administrative Agent upon not less than five (5) Business Days’ written notice to the Seller to reflect such number of days as the Administrative Agent reasonably believes best reflects the business practices of the Servicer and the Originators and the actual amount of dilution and Deemed Collections that occur with respect to Pool Receivables based on the weighted average dilution lag calculation completed as part of such audit or field exam.
“Dilution Horizon Ratio” means, for any Monthly Settlement Date (and any subsequent date until the following Monthly Settlement Date), the result of (a) the Eligible Sales during the most recent Calculation Period divided by (b) (i) the Net Eligible Pool Balance as of such date minus (ii) the Outstanding Balance of all Unbilled Receivables then part of the Net Eligible Pool Balance as of such date.
“Dilution Ratio” means, for any Calculation Period, the ratio computed as of the Cutoff Date by dividing (a) the Eligible Dilution during the Calculation Period immediately preceding the most recent Calculation Period by (b) the Dilution Basis.
“Dilution Reserve Percentage” means, on any Monthly Settlement Date (and any subsequent date until the following Monthly Settlement Date), the product of (a) the Dilution Horizon Ratio, multiplied by (b) the sum of (i) the Stress Factor times the average of the Dilution Ratios for the twelve (12) most recent Calculation Periods plus (ii) the Dilution Volatility Component.

“Dilution Volatility Component” means on any Monthly Settlement Date (and any subsequent date until the following Monthly Settlement Date), the product of (a) the excess, if any, of (i) the highest Dilution Ratio for any Calculation Period during the twelve (12) most recent Calculation Periods over (ii) the average of the Dilution Ratios for such twelve (12) Calculation Periods, times (b)(i) the highest Dilution Ratio for any Calculation Period during the twelve (12) most recent Calculation Periods divided by (ii) the average of the Dilution Ratios for such twelve (12) Calculation Periods.
“Dollar Equivalent” means (a) at any date on which a specified amount denominated in a Reserve Currency for which a determination thereof is to be made, (i) such amount, with respect to any amount denominated in Dollars, and (ii) the Dollar equivalent of such specified amount of such Reserve Currency determined by reference to the Spot Rate determined as of such determination date, with respect to any amount denominated in any Reserve Currency and (b) on any reporting date described in Section 8.01(c)(iii), (i) such amount, with respect to any amount denominated in Dollars, and (ii) the Dollar equivalent of such specified amount of such Reserve Currency determined by reference to the Spot Rate determined as of such reporting date, with respect to any amount denominated in any Reserve Currency other than Dollars.
“Dollars” and “$” each mean the lawful currency of the United States of America.
“EBITDA” means net income plus all amounts deducted from net income for income taxes, interest expense, depreciation, depletion, and amortization.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (i) any Committed Purchaser or any of its Affiliates, (ii) any Person managed by a Committed Purchaser or any of its Affiliates and (iii) any other financial institution.
“Eligible Dilution” means, for any Calculation Period, the sum of all Variable Dilutions occurring during the Calculation Period except to the extent that such credits have been applied to any Obligor in excess of the amount of any Net Outstanding Balances owed on Eligible Receivables for any such Obligor.

“Eligible Receivable” means, at any time of determination, a Pool Receivable:
    (a)    the Obligor of which is: (i)  a U.S. Obligor or a resident of, or organized under the laws of, any Permitted Obligor Jurisdiction; (ii) not a Governmental Authority; (iii) not a Sanctioned Person; (iv) not subject to any Insolvency Proceeding; (v) not an Affiliate of the Seller, the Servicer, the Parent or any Originator; (vi) not the Obligor with respect to Defaulted Receivables with an aggregate Outstanding Balance exceeding 25% of the aggregate Outstanding Balance of all such Obligor’s Pool Receivables, (vii) not a natural person and (viii) not a material supplier to any Originator or an Affiliate of a material supplier;
    (b)    for which an Insolvency Proceeding shall not have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto;
    (c)    that is denominated and payable only in an Approved Currency, and the Obligor with respect to which has been instructed to remit Collections in respect thereof directly to a Lock-Box or Collection Account in the United States of America or in Ireland;
    (d)    that does not have a due date which is more than 120 days after the original invoice date of such Receivable;
    (e)    that (i) arises under a Contract for the sale of goods or services in the ordinary course of the applicable Originator’s business and (ii) does not constitute a loan or other similar financial accommodation being provided by the applicable Originator;
    (f)    that arises under a duly authorized Contract that (i) is in full force and effect, (ii) is governed by the law of the United States of America or of any State thereof or any other Permitted Contract Jurisdiction; (iii) is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law, and (iv) the payments thereunder are free and clear of, or increased to account for any applicable, any withholding Taxes (other than Itochu Techno-Solutions Corporation; provided that only an amount equal to the expected net after tax amount of such Receivable shall be deemed eligible);
    (g)    that has been transferred by an Originator to the Seller pursuant to any Purchase and Sale Agreement with respect to which transfer all conditions precedent under such Purchase and Sale Agreement have been met;
    (h)    that, together with the Contract related thereto, conforms in all material respects with all Applicable Laws (including any applicable laws relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);
    (i)    with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Governmental Authority or other Person required to be obtained, effected or given by an Originator in connection with the creation of such Receivable, the execution, delivery and performance by such Originator of the related Contract or the assignment thereof under any Purchase and Sale Agreement have been duly obtained, effected or given and are in full force and effect;
    (j)    that is not subject to any existing dispute, right of rescission, set-off, counterclaim, any other defense against the applicable Originator (or any assignee of such Originator) or Adverse Claim, and the Obligor of which holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise, the sale of which shall have given rise to such Receivable;
    (k)    that satisfies all applicable requirements of the Credit and Collection Policy;
    (l)    that, together with the Contract related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 9.02 of this Agreement;
    (m)    in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable (including without any consent of the related Obligor or any Governmental Authority), and the payments thereon are free and clear of any, or increased to account for any applicable, withholding Taxes;
    (n)    for which the Administrative Agent (on behalf of the Secured Parties) shall have a valid and enforceable first priority perfected ownership or security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;
    (o)    that (x) constitutes an “account” or “general intangible” (as defined in the UCC), (y) is not evidenced by instruments or chattel paper and (z) does not constitute, or arise from the sale of, as-extracted collateral (as defined in the UCC);
    (p)    that is neither a Defaulted Receivable nor a Delinquent Receivable;
    (q)    for which no Originator, the Seller, the Parent, the Performance Guarantor or the Servicer has established any offset or netting arrangements (including customer deposits and advance payments (including payments relating to unearned revenues)) with the related Obligor in connection with the ordinary course of payment of such Receivable;

    (r)    that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof or by the Seller and the related goods or merchandise shall have been shipped and/or services performed, other than, in the case of an Eligible Unbilled Receivable, the billing or invoicing of such Receivable; provided, that if such Receivable is subject to the performance of additional services, only the portion of such Receivable attributable to such additional services shall be ineligible;
    (s)    which (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;
    (t)    which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods;
    (u)    that is a Receivable for which the number of days between the issuance of such Receivable and the due date therefor is not great enough to cause the Weighted Average Terms of Sale of the Net Eligible Pool to exceed 70 days;
    (v)    for which the related Originator has recognized the related revenue on its financial books and records in accordance with GAAP;
    (w)    for which neither the related Originator nor any Affiliate thereof is holding any deposits received by or on behalf of the related Obligor; provided that only the portion of such Pool Receivable in an amount equal to such deposits shall be ineligible;
    (x)    that, if such Receivable is an Unbilled Receivable, is an Eligible Unbilled Receivable; and
    (y)    that, if such Receivable is an Unbilled Receivable, the invoice or bill with respect thereto has been sent to the applicable Obligor no later than fifty (50) days after the date on which such Receivable was acquired by the Seller.
“Eligible Sales” means, for any Calculation Period, the sum of the Net Outstanding Balances of all Pool Receivables (other than Unbilled Receivables) that (i) were originated during such Calculation Period, (ii) were Eligible Receivables at any time during such Calculation Period and (iii) were never Eligible Receivables during any prior Calculation Period.
“Eligible Unapplied Cash and Credits” means, at any time, the sum of (a) all cash and non-cash credits not applied to any Obligor at such time to the extent such cash or non-cash credits were received within thirty (30) days of the date of calculation plus (b) for each Obligor, the lesser of (i) the sum of all cash and non-cash credits applied to such Obligor but not yet applied to any particular Receivable at such time to the extent such cash or non-cash credits were received within thirty (30) days of the date of calculation and (ii) the sum of the Net Outstanding Balance of all Eligible Receivables for which such Obligor is the Obligor.
“Eligible Unbilled Receivable” means, at any time, any Unbilled Receivable if the related Originator has recognized the related revenue on its financial books and records under GAAP.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
“ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which together with the Person is a member of a controlled group of corporations or a controlled group of trades or businesses and would be deemed a “single employer” within the meaning of Sections 414(b), (c), (m) of the Code or Section 4001(b) of ERISA.
“Erroneous Payment” has the meaning set meaning set forth in Section 12.10(a).
“Erroneous Payment Notice” has the meaning set meaning set forth in Section 12.10(b).
“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” and “€” means the single currency of the Participating Member States.
“Event of Termination” has the meaning specified in Section 10.01. For the avoidance of doubt, any Event of Termination that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 14.01.
“Excess Concentration” means the sum of the following amounts, without duplication,
    (a)    the sum of the amounts calculated for each of the Obligors equal to the excess (if any) of (i) (A) the aggregate Outstanding Balance of the Eligible Receivables of such Obligor, minus (B) the Eligible Unapplied Cash and Credits balance of the respective Obligor, over (ii) the product of (x) such Obligor’s Base Concentration Limit, multiplied by (y) (A) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (B) the aggregate Eligible Unapplied Cash and Credits balance then in the Receivables Pool; plus
    (b)    the excess (if any) of (i) (A) the aggregate Outstanding Balance of all Eligible Receivables that are Eligible Unbilled Receivables, minus (B) the applicable Eligible Unapplied Cash and Credits balance then in the Receivables Pool over (ii) the product of (x)  20.0%, multiplied by (y) (A) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (B) the aggregate Eligible Unapplied Cash and Credits balance then in the Receivables Pool; plus
    (c)    the sum of the amounts calculated for the Top Two (2) Category 1 Obligors equal to the excess (if any) of (i) (A) the aggregate Outstanding Balance of the Eligible Receivables of the Top Two (2) Category 1 Obligors, minus (B) the aggregate Eligible Unapplied Cash and Credits balance applicable to the Top Two (2) Category 1 Obligors, over (ii) the product of (x) the Top Two (2) Category 1 Obligors’ Concentration Percentage, multiplied by (y) (A) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (B) the aggregate Eligible Unapplied Cash and Credits balance then in the Receivables Pool; plus
    (d)    the sum of the amounts calculated for the Top Two (2) Category 2 Obligors equal to the excess (if any) of (i) (A) the aggregate Outstanding Balance of the Eligible Receivables of the Top Two (2) Category 2 Obligors, minus (B) the aggregate Eligible Unapplied Cash and Credits balance applicable to the Top Two (2) Category 2 Obligors, over (ii) the product of (x) the Top Two (2) Category 2 Obligors’ Concentration Percentage, multiplied by (y) (A) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (B) the aggregate Eligible Unapplied Cash and Credits balance then in the Receivables Pool.
“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.
“Excluded Receivables” means any account receivable originated by an Originator (i) the Obligor of which is mutually agreed to be excluded by the Seller, the Servicer and the Administrative Agent, (ii) which has been pledged, assigned, sold or in which a security interest has been granted to a Person other than the Purchasers, (iii) the Obligor of which is Rackspace US, Inc., or (iv) the Obligor of which is an Affiliate of an Originator.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Purchaser, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Purchaser, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in its Capital or Commitment pursuant to a law in effect on the date on which (i) such Purchaser funds an Investment or its Commitment or (ii) such Purchaser changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed its lending office, (c) Taxes attributable to an Affected Person’s failure to comply with Section 5.03(f) and (g) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Exiting Group” has the meaning set forth in Section 2.02(g).
“Facility Limit” means $15,000,000 as reduced from time to time pursuant to Section 2.02(e). References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital at such time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between the United States and any other Governmental Authority in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement.
“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“Fee Letter” has the meaning specified in Section 2.03(a).
“Fees” has the meaning specified in Section 2.03(a).
“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital has been reduced to zero and Aggregate Yield has been paid in full, (ii) all other Seller Obligations have been paid in full, (iii) all other amounts owing to the Purchaser Parties and any other Seller Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full.
“Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the chief accounting officer, the principal accounting officer, the controller, the treasurer or the assistant treasurer of such Person.
“Fitch” means Fitch, Inc. and any successor thereto that is a nationally recognized statistical rating organization.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Term SOFR. For the avoidance of doubt, the initial Floor for Term SOFR shall be 0%.
“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Group” means, (i) for any Conduit Purchaser, such Conduit Purchaser, together with such Conduit Purchaser’s Related Committed Purchasers and related Group Agent, (ii) for NordLB, NordLB as a Committed Purchaser and as a Group Agent, (iii) for any other Purchaser that does not have a related Conduit Purchaser, such Purchaser, together with such Purchaser’s related Group Agent and each other Purchaser for which such Group Agent acts as a Group Agent hereunder.
“Group Agent” means each Person acting as agent on behalf of a Group and designated as the Group Agent for such Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Group Agent for any Group pursuant to an Assignment and Acceptance Agreement or otherwise in accordance with this Agreement.
“Group Agent’s Account” means, with respect to any Group, the account(s) from time to time designated in writing by the applicable Group Agent to the Seller and the Servicer for purposes of receiving payments to or for the account of the members of such Group hereunder.
“Group Commitment” means, with respect to any Group, at any time of determination, the aggregate Commitments of all Committed Purchasers within such Group.
“Guaranteed Obligations” has the meaning set forth in Section 3.01.
“Guaranty” means, with respect to any Person, any obligation of such Person guarantying or in effect guarantying any Debt, liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller or any of its Affiliates under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Independent Director” has the meaning set forth in Section 8.03(c).
“Initial Schedule of Sold Receivables” means the list identifying all Sold Receivables as of the Closing Date, which list is attached as Schedule IV hereto.
“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of clauses (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Insurer Event of Termination” means if any of the following events shall occur:
    (a)    the Insurer shall fail to make any payment with respect to a proper claim submitted under the Policy within 45 days of its receipt of all required items for the payment of such claim;
    (b)    any Governmental Authority shall assert or find any material provision of the Policy at any time, for any reason, invalid and not binding on the Insurer or declare any provision of the Policy null and void; or
    (c)    (i) the Insurer shall in writing deny that it has any liability under the Policy, (ii) the Policy shall expire, terminate or otherwise be cancelled, or (iii) an Insolvency Proceeding occurs with respect to the Insurer.
“Insurance Payments” means all amounts paid by the Insurer under the Policy with respect to Receivables.
“Insured Receivable” means any Receivable that is an “Eligible Receivable” (as defined in the Policy) and for which all or a portion is insured under the Policy and with respect to which an Insurer Event of Termination has not occurred.
“Insurer” means Euler Hermes North America Insurance Company Inc.
“Intended Tax Treatment” has the meaning set forth in Section 15.14.
“Investment” means any payment of Capital to the Seller by a Purchaser pursuant to Section 2.01(a) or 2.02.
“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.
“Investment Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Seller to the Administrative Agent and the Group Agents pursuant to Section 2.02(a).

“Irish Purchase and Sale Agreement” means the Irish Purchase and Sale Agreement, dated as of the Closing Date, among the Servicer, Synchronoss Software Ireland Limited and the Seller.
“LCR Security” means any commercial paper or security (other than equity securities issued to Parent or any Originator that is a consolidated subsidiary of Parent, under GAAP) within the meaning of Paragraph __.32(e)(viii) of the final rules titled Liquidity Coverage Ratio; Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).
“Liquidity Agent” means any bank or other financial institution acting as agent for the various Liquidity Providers under each Liquidity Agreement.
“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Capital and Notes.
“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.
“Lock-Box” means each locked postal box with respect to which a Collection Account Bank has executed an Account Control Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof).
“Loss Horizon” means the sum of (a) the ratio computed by dividing (i) the Weighted Average Terms of Sale as of the most recent Cutoff Date by (ii) thirty (30), and (b) two (2).
“Loss Horizon Calculation Period” means, as of any Cutoff Date, a number of consecutive Calculation Periods equal to the Loss Horizon and ending on such Cutoff Date.
“Loss Horizon Ratio” means, for any Monthly Settlement Date (and any subsequent date until the following Monthly Settlement Date), the ratio computed by dividing (a) the Eligible Sales during the Loss Horizon Calculation Period divided by (b) (i) the Net Eligible Pool Balance as of such date minus (ii) the Outstanding Balance of all Unbilled Receivables then part of the Net Eligible Pool Balance as of such date.
“Loss Reserve Percentage” means, on any Monthly Settlement Date (and any subsequent date until the following Monthly Settlement Date), the product of (a) the Stress Factor, multiplied by (b) the highest average of the Default Ratios for any three (3) consecutive Calculation Periods during the twelve (12) most recent Calculation Periods, multiplied by (c) the Loss Horizon Ratio.
“Majority Group Agents” means one or more Group Agents which in its Group, or their combined Groups, as the case may be, have Committed Purchasers representing more than 50% of the aggregate Commitments of all Committed Purchasers in all Groups (or, if the

Commitments have been terminated, have Purchasers representing more than 50% of the aggregate outstanding Capital held by all the Purchasers in all Groups); provided, however, that in no event shall the Majority Group Agents include fewer than two (2) Group Agents at any time when there are two (2) or more Groups.
“Material Adverse Effect” means relative to any Person (provided that if no particular Person is specified, “Material Adverse Effect” shall be deemed to be relative to the Seller, the Servicer and the Originators, individually and in the aggregate) with respect to any event or circumstance, a material adverse effect on any of the following:
    (a)    the assets, operations, business or financial condition of the Seller, the Servicer, the Performance Guarantor or any Originator;
    (b)    the ability of the Seller, the Servicer, the Performance Guarantor or any Originator to perform its obligations under this Agreement or any other Transaction Document to which it is a party;
    (c)    the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability, value or collectability of any material portion of the Pool Receivables;
    (d)    the status, perfection, enforceability or priority of the Administrative Agent’s ownership or security interest in the Sold Assets or Seller Collateral; or
    (e)    the rights and remedies of any Purchaser Party under the Transaction Documents or associated with its respective interest in the Sold Assets or the Seller Collateral.
“Minimum Cash Balance” means the sum of (a) the Cash and Cash Equivalents of the Servicer net of any outstanding overdraft amounts plus (b) securities at fair value (including, without limitation, marketable securities if liquid investments), in each case as shown in the Servicer’s consolidated financial statements.
“Monthly Report” means a report in substantially the form of Exhibit E-1.
“Monthly Settlement Date” means the 20th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day), commencing July 20, 2022.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Seller, the Servicer, any Originator, the Parent or any of their respective ERISA Affiliates (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
“Net Eligible Pool” means, on any date of determination, the set of Eligible Receivables (or portions thereof) then in the Receivable Pool after giving effect to inputs received from the Servicer.
“Net Eligible Pool Balance” means, on any date of determination: (a) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (b) the sum of the Eligible Unapplied Cash and Credits, minus (c) the Excess Concentrations minus (d) the Country Concentration Excess Amount.
“Net Outstanding Balance” means, for any Receivable, at any time, the greater of (a) the Outstanding Balance of such Receivable reduced by (i) the amount of any and all available, unused discounts or credits, including Contractual Dilution, relating to such Receivable and (ii) for any Insured Receivable, any portion of the Receivable that is not insured under the Policy, and (b) zero.
“NordLB” has the meaning set forth in the preamble to this Agreement.
“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Purchaser to fund its investments in accounts receivable or other financial assets.
“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.
“Obligor Category” means, for Obligors (or with respect to Insured Receivables, the Insurer; provided that no Insurer Event of Termination has occurred) who have long term unsecured debt ratings currently assigned to either (i) them or (ii) in the case of a Wholly-Owned Subsidiary Obligor, as demonstrated by evidence provided by the Servicer in form and substance satisfactory to the Administrative Agent in its sole discretion, the Obligor Parent, in each case by S&P and Moody’s, the applicable category shall be determined according to the following table:

Obligor’s Long-Term	Debt Rating (S&P/Moody’s)
Category 1	AA-/Aa3 or better
Category 2	A-/A3 or higher but less than AA-/Aa3
Category 3	BBB/Baa2 or higher but less than A-/A3
Category 4	BBB-/Baa3
Category 5	Lower than BBB-/Baa3, or no long term unsecured debt rating

    “Obligor Parent” means, in the case of a Wholly-Owned Subsidiary Obligor, the Person who owns, directly or indirectly, 100% of the Capital Stock of such Wholly-Owned Subsidiary Obligor.
“Observation Period” means a period equal to the Days’ Sales Outstanding.
“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.
“Originator” and “Originators” those Persons set forth on Schedule VI, as the same may be modified from time to time by adding new Originators or removing Originators, in each case in accordance with the prior written consent of the Administrative Agent.
“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Capital or Transaction Document).
“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies or fees arising from any payment made hereunder or from the execution, delivery, filing, recording or enforcement of, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Outstanding Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof.
“Parent” means STI.
“Parent Group” has the meaning set forth in Section 8.03(c).
“Participant” has the meaning set forth in Section 14.03(e).
“Participant Register” has the meaning set forth in Section 14.03(f).
“Participating Member States” means any member state of the European Union that adopts or has adopted Euros as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.
“PATRIOT Act” has the meaning set forth in Section 14.15.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means a pension plan as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA with respect to which any Originator, the Seller or any other member of the Controlled Group may have any liability, contingent or otherwise.
“Percentage” means, at any time of determination, with respect to any Committed Purchaser, a fraction (expressed as a percentage), (a) the numerator of which is (i) prior to the termination of all Commitments hereunder, its Commitment at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of all Purchasers in such Committed Purchaser’s Group at such time and (b) the denominator of which is (i) prior to the termination of all Commitments hereunder, the aggregate Commitments of all Committed Purchasers at such time or (ii) if all Commitments hereunder have been terminated, the Aggregate Capital at such time.
“Performance Guarantor” means Synchronoss Technologies, Inc.
“Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties.
“Permitted Contract Jurisdiction” means each of the jurisdictions set forth on Schedule VII (with the ability to add additional Permitted Contract Jurisdictions acceptable to the Administrative Agent in the future to the extent additional Originators are brought into the program).
“Permitted Obligor Jurisdiction” means each country listed on Schedule VII attached hereto (as the same may be updated from time to time upon the prior written approval of the Administrative Agent).
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or any Governmental Authority.
“Policy” means the Policy for Receivables Purchase Credit Insurance Policy No. D1105169 dated on or about the Closing Date, issued by the Insurer to the Seller, including all attachments, records of understanding and endorsements thereto, as amended from time to time with the prior written consent of the Administrative Agent.
“Pool Receivable” means a Receivable in the Receivables Pool. For the avoidance of doubt, the Pool Receivables shall include both Sold Receivables and Unsold Receivables.
“Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular interest rate basis.
“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prime Rate” has the meaning set forth in the definition of Base Rate.
“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which any Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by any Conduit Purchaser to any Program Support Provider of any Capital (or portions thereof or participation interest therein) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s receivables-securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.
“Program Support Provider” means and includes, with respect to any Conduit Purchaser, any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.
“Purchase and Sale Agreement” means, each of the U.S. Purchase and Sale Agreement, the Irish Purchase and Sale Agreement and each other purchase and sale agreement entered into after the date hereof with the prior written consent of the Administrative Agent.
“Purchase and Sale Termination Event” has the meaning set forth in any Purchase and Sale Agreement.
“Purchaser Party” means each Purchaser, the Administrative Agent and each Group Agent.
“Purchasers” means the Conduit Purchasers and the Committed Purchasers.
“Rating Agency” mean each of S&P, Fitch and Moody’s (and/or each other rating agency then rating the Notes of any Conduit Purchaser).
“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator or the Seller (as assignee of an Originator), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes, without limitation, the obligation to pay any service charges, finance charges, interest, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction. Notwithstanding the foregoing, any Receivable which has been paid in full from Insurance Payments shall be excluded from the definition of “Receivables” immediately upon such payment, and such Receivable, together with all Related Security and Collections with respect thereto, shall be automatically released from the security interest granted to the Administrative Agent hereunder.
“Receivables Pool” means, at any time of determination, all of the then outstanding Receivables (including both Sold Receivables and Unsold Receivables) transferred (or purported to be transferred) to the Seller pursuant to the Purchase and Sale Agreements prior to the Termination Date.
“Register” has the meaning set forth in Section 14.03.
“Reinvestment” has the meaning set forth in Section 4.01(a).
“Related Committed Purchaser” means with respect to any Conduit Purchaser, each Committed Purchaser listed as such for each Conduit Purchaser as set forth on the signature pages of this Agreement.
“Related Conduit Purchaser” means, with respect to any Committed Purchaser, each Conduit Purchaser which is, or pursuant to any Assignment and Acceptance Agreement or otherwise pursuant to this Agreement becomes, included as a Conduit Purchaser in such Committed Purchaser’s Group, as designated on its signature page hereto or in such Assignment and Acceptance Agreement or other agreement executed by such Committed Purchaser, as the case may be.
“Related Rights” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreements.
“Related Security” means, with respect to any Receivable:
    (a)    all of the Seller’s and the related Originator’s interest in any goods (including Returned Goods), and documentation of title evidencing the shipment or storage of any goods (including Returned Goods), the sale of which gave rise to such Receivable;
    (b)    all instruments and chattel paper that may evidence such Receivable;
    (c)    all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;
    (d)    all of the Seller’s and each Originator’s rights, interests and claims under the related Contracts and all supporting obligations, guaranties, indemnities, letters of credit (including any letter-of-credit rights), insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and

    (e)    all books and records of the Seller and each Originator to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and all Collection Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC);
    (f)    all of the Seller’s rights, interests and claims under the related Purchase and Sale Agreement and the other Transaction Documents; and
    (g)    all Collections and other proceeds (as defined in the UCC) of any of the foregoing.
“Relative Fluctuation” means, for each non-overlapping Observation Period occurring during the Currency Fluctuation Period, a percentage equal to (a) the ratio of (i) the Spot Rate available on the final Business Day of the Observation Period divided by (ii) the Spot Rate available on the first Business Day of the Observation Period minus (b) one.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has actual knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in violation of any Anti-Terrorism Law.
“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).
“Representatives” has the meaning set forth in Section 14.06(c).
“Reserve Currency” means any Approved Currency other than Dollars or Euros.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payments” has the meaning set forth in Section 8.01(r).
“Retained Interest” has the meaning set forth in Section 8.04(d).

“Returned Goods” means all right, title and interest in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable; provided that such goods shall no longer constitute Returned Goods after a Deemed Collection has been deposited in a Collection Account with respect to the full Outstanding Balance of the related Receivables.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.
“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law, including any such country identified on the list maintained by OFAC and available at: http://www.treasury.gov/resource-center/sanctions/ Programs/Pages/Programs.aspx, or as otherwise published from time to time
“Sanctioned Person” means (i) A person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at: http://www.treasury.gov/ resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, or (iii) any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.
“Scheduled Termination Date” means June 13, 2025, as such date may be extended from time to time pursuant to Section 2.02(g).
“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.
“Secured Parties” means each Purchaser Party, each Seller Indemnified Party and each Affected Person.
“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.
“Securitisation Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardized securitisation, and amending certain other European Union Directives and Regulations.
“Securitisation Regulation Rules” means the Securitisation Regulation, together with all relevant implementing regulations in relation thereto, all regulatory technical standards and implementing technical standards in relation thereto or applicable in relation thereto pursuant to any transitional arrangements made pursuant to the Securitisation Regulation and, in each case, any relevant guidance published in relation thereto by the European Banking Authority, the European Securities and Markets Authority, and the European Insurance and Occupational Pensions Authority (or in each case, any predecessor or any other applicable regulatory authority) or by the European Commission, in each case as amended supplemented or replaced and in effect from time to time.
“Seller” has the meaning specified in the preamble to this Agreement.
“Seller Collection Account” means that certain account in the name of the Seller, account number 835287167, at J.P. Morgan Chase Bank, N.A.
“Seller Collateral” has the meaning set forth in Section 3.09.
“Seller Guaranty” has the meaning set forth in Section 3.01.
“Seller Indemnified Amounts” has the meaning set forth in Section 13.01(a).
“Seller Indemnified Party” has the meaning set forth in Section 13.01(a).
“Seller Obligation Final Due Date” means the date that (i) is one hundred twenty (120) days following the Scheduled Termination Date or (ii) such earlier date on which the Aggregate Capital becomes due and payable pursuant to Section 10.01.
“Seller Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Seller to any Purchaser Party, Seller Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all obligations of the Seller in respect of the Seller Guaranty and the payment of all Capital, Yield, Fees and other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any Insolvency Proceeding with respect to the Seller (in each case whether or not allowed as a claim in such proceeding).
“Servicer” has the meaning set forth in the preamble to this Agreement.
“Servicer Indemnified Amounts” has the meaning set forth in Section 13.02(a).
“Servicer Indemnified Party” has the meaning set forth in Section 13.02(a).
“Servicing Fee” means the fee referred to in Section 9.06(a) of this Agreement.
“Servicing Fee Rate” means the rate referred to in Section 9.06(a) of this Agreement.

“Servicer Fee Reserve” means at any time the sum of (a) the unpaid Servicer Fee accrued to such time plus (b) an amount equal to (i) the aggregate Outstanding Balance of Pool Receivables at the time of computation multiplied by (ii) the product of (A) the Servicer Fee Rate, times (B) a fraction having two (2) times the Days’ Sales Outstanding as its numerator and three hundred sixty (360) as its denominator.
“Settlement Date” means with respect to any Portion of Capital for any Yield Period or any Yield or Fees, (i) so long as no Event of Termination has occurred and is continuing and the Termination Date has not occurred, the Monthly Settlement Date and (ii) on and after the Termination Date or if an Event of Termination has occurred and is continuing, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) (it being understood that the Administrative Agent (with the consent or at the direction of the Majority Group Agents) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.
“SOFR” means, with respect to any applicable determination date, the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Sold Assets” has the meaning set forth in Section 2.01(b).
“Sold Receivables” means, collectively, (i) the Pool Receivables specified as “Sold Receivables” on the Initial Schedule of Sold Receivables, (ii) all additional Pool Receivables specified as “Sold Receivables” on the Investment Requests delivered with respect to all subsequent Investments made hereunder and (iii) all additional Pool Receivables designated as “Sold Receivables” and transferred by the Seller pursuant to Section 2.01(b) in connection with a Reinvestment as contemplated by the first paragraph in Section 4.01(a).
“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.

“Spot Rate” means on any day, for the purpose of determining the Dollar Equivalent of any Reserve Currency, the rate at which such Reserve Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. New York time, on such day as published by the European Central Bank for such currency. In the event that such rate does not appear on any European Central Bank Page, the Spot Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Seller, or, in the absence of such an agreement, such Spot Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m. New York time, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“STI” means Synchronoss Technologies, Inc., a Delaware corporation.
“Stress Factor” means (i) at any time from the Closing Date through and including the Monthly Reporting Date in December 2022, the number 2.05 and (ii) at any time thereafter, the number 2.035.
“Subordinated Note” has the meaning set forth in any Purchase and Sale Agreement.
“Sub-Servicer” has the meaning set forth in Section 9.01(d).
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.
“Swiss Francs” means the lawful currency of Switzerland.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority and all interest, penalties or additions to tax with respect thereto.
“Term SOFR” means, for any Yield Period for Capital accruing Yield at Term SOFR, the greater of (a) the Term SOFR Reference Rate (rounded upward to the next one-sixteenth (1/16th) of one percent (0.0625%), if necessary) for a three-month tenor on the day (the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Yield Period, as such rate is published by the Term SOFR Administrator and (b) the Floor; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR

Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 10.01 and (c) the date selected by the Seller on which all Commitments have been reduced to zero pursuant to Section 2.02(e).
“Termination Discount” means, on any date of determination, an amount determined pursuant to the following formula;

𝑁𝐼𝑥 [(𝐶𝑂𝐹𝑥1.50) + 𝑈𝐹] 𝑥 (2𝑥𝐷𝑆𝑂/360)
where:
    NI = the Aggregate Capital on such date;
    COF = the applicable Yield Rate;
    DSO = Days’ Sales Outstanding on such date; and
    UF = the “Usage Fee” (as set forth in the Fee Letter in effect on such date).
“Testing Date” means the last day of any calendar quarter, with the first Testing Date being June 30, 2022.
"Top Two (2) Category 1 Obligors” means, at any time of determination, each of the top two (2) Category 1 Obligors (other than the Insurer).
“Top Two (2) Category 1 Obligors’ Concentration Percentage” means, 30%.

"Top Two (2) Category 2 Obligors” means, at any time of determination, each of the top two (2) Category 2 Obligors (other than the Insurer).
“Top Two (2) Category 2 Obligors’ Concentration Percentage” means, 30%.
“Total Reserves” means, at any time of determination, the sum of (a) (i) the Net Eligible Pool Balance multiplied by (ii) the Total Reserve Percentage plus (b) the Yield Reserve plus (c) the Commitment Fee Reserve plus (d) the Servicer Fee Reserve plus (e) the aggregate Applicable Currency Reserve.
“Total Reserve Percentage” means the greater of (a) the sum of (i) the Loss Reserve Percentage plus (ii) the Dilution Reserve Percentage, and (b) the sum of (i) 15% plus (ii) the Dilution Component.
“Transaction Documents” means this Agreement, the Purchase and Sale Agreements, the Account Control Agreements, the Administration Agreement, the Fee Letter, each Subordinated Note, the Performance Guaranty and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement.
“Transaction Information” means any information provided to any Rating Agency, in each case, to the extent related to such Rating Agency providing or proposing to provide a rating of any Notes or monitoring such rating including, without limitation, information in connection with the Seller, the Originators, the Servicer or the Receivables.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unbilled Receivable” means, at any time, any Receivable as to which the invoice or bill with respect thereto has not yet been sent to the Obligor thereof.
“Unmatured Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.

“Unsold Receivables” means, at any time, all Pool Receivables that are not then Sold Receivables.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Purchase and Sale Agreement” means the U.S. Purchase and Sale Agreement, dated as of the Closing Date, among the Servicer, STI and the Seller.
“U.S. Obligor” means an Obligor that is a corporation or other business organization and is organized under the laws of the United States of America (or of a United States of America territory, district, state, commonwealth, or possession, including, without limitation, Puerto Rico and the U.S. Virgin Islands) or any political subdivision thereof.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).
“Variable Dilution” means any Dilution other than Contractual Dilution.
“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.
“Weighted Average Terms of Sale” means, as of any date of determination, a value equal to the product of (a) the time in days between the issuance of such Receivable and the due date therefor times (b) (i) the value of such Receivable divided by (ii) the aggregate Net Outstanding Balance of the Eligible Receivables in the Receivables Pool.
"Wholly-Owned Subsidiary Obligor” means any Obligor, the Capital Stock of which is 100% owned, directly or indirectly, by another Person, as demonstrated by evidence provided by the Servicer in form and substance satisfactory to the Administrative Agent in its sole discretion. For the avoidance of doubt, the Administrative Agent is under no obligation to determine whether any Obligor is a Wholly-Owned Obligor.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligations in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yen” means the lawful currency of Japan.
“Yield” means an amount payable to each Purchaser in respect of its Capital accruing on each day when such Purchaser has Capital outstanding, which amount for any Purchaser’s Capital (or portion thereof) for any day during any Yield Period (or portion thereof) is the amount accrued on such Capital (or portion thereof) during such Yield Period (or portion thereof) in accordance with Section 2.03(b).
“Yield Period” means, with respect to any Purchaser’s Capital (or any portion thereof), (a) before the Termination Date: (i) initially, the period commencing on the date of the Investment pursuant to which such Capital (or portion thereof) is funded by a Purchaser to the Seller pursuant to Section 2.01 (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Monthly Settlement Date and (ii) thereafter, each period commencing on such Monthly Settlement Date and ending on (but not including) the next Monthly Settlement Date and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) or, in the absence of any such selection, each period of 30 days from the last day of the preceding Yield Period.
“Yield Rate” means, for any day in any Yield Period for any Purchaser’s Capital (or any portion thereof):
    (a)    if such Capital (or such portion thereof) is being funded by a Conduit Purchaser on such day through the issuance of Notes, the applicable CP Rate;
    (b)    if such Capital (or such portion thereof) is being funded by any Purchaser on such day other than through the issuance of Notes (including, without limitation, if a Conduit Purchaser is then funding such Capital (or such portion thereof) under a Program Support Agreement, or if a Committed Purchaser is then funding such Capital (or such portion thereof)), then Term SOFR, provided, however, that the “Yield Rate” for any Purchaser’s Capital (or any portion thereof) on any day while an Event of Termination or Unmatured Event of Termination has occurred and is continuing shall be an interest rate per annum equal the sum of 2.50% per annum plus the greater of (i) the rate per annum determined for such Capital (or such portion thereof) and such day pursuant to clause (a) or (b) above, as applicable, and (ii) the Base Rate in effect on such day; provided, further, that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law; and provided, further, that Yield for any Capital (or such portion thereof) shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.
“Yield Reserve” means, at any time, the sum of (i) the Termination Discount at such time, and (ii) the then accrued and unpaid Yield.
    Section 1.02.    Other Interpretative Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule”, “Exhibit” or “Annex” shall mean articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) references to any Article, Section, Schedule, Exhibit or Annex are references to Articles, Sections, Schedules, Exhibits and Annexes in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (i) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (j) terms in one gender include the parallel terms in the neuter and opposite gender; (k) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day and (l) the term “or” is not exclusive.
    Section 1.03.    Divisions. For all purposes under the Transaction Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

    Section 1.04.    Interest Rates; Benchmark Notification. The yield on Capital denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 5.05 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, the administration of, submission of, calculation of, performance of or any other matter related to any interest rate used in this Agreement (including, without limitation, SOFR, the Term SOFR Reference Rate or Term SOFR) or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, or have the same value or economic equivalence of as the existing interest rate (or any component thereof) being replaced or have the same volume or liquidity as did any existing interest rate (or any component thereof) prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate (or component thereof) used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Seller. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Seller, any Purchaser or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Article II

Terms of the Purchases and Investments
    Section 2.01.    Purchase Facility.
    (a)    Investments. Upon a request by the Seller pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, the Conduit Purchasers, ratably, in accordance with the aggregate of the Commitments of the Related Committed Purchasers with respect to each such Conduit Purchaser, severally and not jointly, may, in their sole discretion, make payments of Capital to the Seller on a revolving basis, and if and to the extent any Conduit Purchaser does not make any such payment of Capital or if any Group does not include a Conduit Purchaser, the Related Committed Purchaser(s) for such Conduit Purchaser or the Committed Purchaser for such Group, as the case may be, shall, ratably in accordance with their respective Commitments. Each such payment of Capital by a Purchaser to the Seller shall constitute an Investment hereunder for all purposes. Under no circumstances shall any Purchaser be obligated to make any Investment if, after giving effect thereto:

    (i)    the Aggregate Capital would exceed the Facility Limit at such time;
    (ii)    the sum of (A) the Capital of such Purchaser, plus (B) the aggregate outstanding Capital of each other Purchaser in its Group, would exceed the Group Commitment of such Purchaser’s Group;
    (iii)    if such Purchaser is a Committed Purchaser, the aggregate outstanding Capital of such Committed Purchaser would exceed its Commitment; or
    (iv)    the Aggregate Capital would exceed the Capital Coverage Amount at such time.
    (b)    Sale of Receivables and Other Sold Assets. In consideration of the Purchasers’ respective agreements to make Investments in accordance with the terms hereof, the Seller, on the Closing Date, on the date of each Investment and on each other date occurring on or prior to the Termination Date, hereby sells, assigns and transfers to the Administrative Agent (for the ratable benefit of the Purchasers according to their Capital as increased or reduced from time to time hereunder), all of the Seller’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Sold Assets”): (i) all Sold Receivables, (ii) all Related Security with respect to such Sold Receivables, (iii) all Collections with respect to such Sold Receivables (including, without limitation, all Insurance Payments) and (iv) all proceeds of the foregoing. Such sales, assignments and transfers by the Seller shall, in each case, occur and be deemed to occur for all purposes in accordance with the terms hereof automatically without further action, notice or consent of any party.
    (c)    Intended Characterization as a Purchase and Sale. It is the intention of the parties to this Agreement that the transfer and conveyance of the Seller’s right, title and interest in, to and under the Sold Assets to the Administrative Agent (for the ratable benefit of the Purchasers according to their Capital as increased or reduced from time to time hereunder) pursuant to this Agreement shall constitute a purchase and sale and not a pledge for security, and such purchase and sale of the Sold Assets hereunder shall be treated as a sale for all purposes (except as provided in Sections 2.01(d) and 14.14). For the avoidance of doubt, this clause (c) shall not be construed to limit or otherwise modify Section 5.06 or any rights, interests, liabilities or obligations of any party thereunder.
    (d)    Obligations Not Assumed. Notwithstanding any provision contained in this Agreement or any other Transaction Document to the contrary, the foregoing sale, assignment, transfer and conveyance set forth in Section 2.01(b) does not constitute, and is not intended to result in, the creation or an assumption by the Administrative Agent, any Group Agent or any Purchaser of any obligation or liability of the Seller, any Originator, the Servicer, or any other Person under or in connection with all, or any portion of, any Sold Assets, all of which shall remain the obligations and liabilities of the Seller, such Originator, the Servicer and such other Person, as applicable.
    (e)    Selection, Designation and Reporting of Sold Receivables. The Seller (or the Servicer on its behalf) shall select and identify from the Pool Receivables all Sold Receivables to be sold pursuant to Section 2.01(b) in its sole discretion; provided, however, that (i) the Seller shall select Sold Receivables from the Pool Receivables on an invoice-by-invoice basis, and the Seller shall transfer pursuant to Section 2.01(b) 100% of its interest in any invoice that reflects Sold Receivables, such that all Receivables reflected or evidenced by such an invoice shall be included as Sold Receivables and (ii) the Seller shall not permit the aggregate Outstanding Balance of Sold Receivables to exceed the Aggregate Capital at any time. The Seller shall maintain (or cause the Servicer to maintain) books and records sufficient to readily identify the Sold Receivables. The Seller and Servicer shall cause all Sold Receivables to be identified on each Daily Report delivered hereunder.
    Section 2.02.    Making Investments; Return of Capital. (a) Each Investment hereunder shall be made on at least two (2) Business Days’ prior written request from the Seller to the Administrative Agent and each Group Agent in the form of an Investment Request attached hereto as Exhibit A. Each such request for an Investment shall be made no later than 11:00 a.m. (New York City time) on a Business Day (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and shall specify (i) the amount of Capital requested (which amount shall (x) not be less than $1,000,000 and shall be an integral multiple of $100,000) and (y) not cause the aggregate Outstanding Balance of all Sold Receivables (after giving effect to the addition of Pool Receivables to the Sold Receivables in connection with such Investment) to (A) exceed the Aggregate Capital or (B) be less than the Aggregate Capital by $500,000 or more, (ii) the allocation of such amount among the Groups (which shall be ratable based on the Group Commitments), (iii) the account to which the Capital of such Investment shall be distributed and (iv) the date such requested Investment is to be made (which shall be a Business Day). Pool Receivables which are Sold Receivables upon the making of such Investment will be identified along with each Daily Report.
    (b)    On the date of each Investment specified in the applicable Investment Request, the Purchasers shall, upon satisfaction of the applicable conditions set forth in Article VI and pursuant to the other conditions set forth in this Article II, make available to the Seller in same day funds an aggregate amount equal to the amount of Capital requested, at the account set forth in the related Investment Request.
    (c)    Each Committed Purchaser’s obligation shall be several, such that the failure of any Committed Purchaser to make available to the Seller any funds in connection with any Investment shall not relieve any other Committed Purchaser of its obligation, if any, hereunder to make funds available on the date such Investments are requested (it being understood, that no Committed Purchaser shall be responsible for the failure of any other Committed Purchaser to make funds available to the Seller in connection with any Investment hereunder).
    (d)    The Seller shall return in full the outstanding Capital of each Purchaser on the Seller Obligation Final Due Date. Prior thereto, the Seller shall, on each Settlement Date, reduce the outstanding Capital of the Purchasers to the extent required under Section 4.01 and otherwise in accordance with such Section 4.01 (subject to the priorities for payment set forth therein) by paying the amount of such reduction to the Purchasers in accordance with Section 4.02. Notwithstanding the foregoing, the Seller, in its discretion, shall have the right to reduce, in whole or in part by payment in accordance with Section 4.02, of the outstanding Capital of the

Purchasers on any Business Day (except for the last Business Day of any calendar month) upon two (2) Business Days’ prior written notice thereof to the Administrative Agent and each Group Agent in the form of a Reduction Notice attached hereto as Exhibit B; provided, however, that (i) each such reduction shall be in a minimum aggregate amount of $1,000,000 and shall be an integral multiple of $100,000; provided, however that notwithstanding the foregoing, a reduction may be in an amount necessary to reduce any Capital Coverage Deficit existing at such time to zero, and (ii) any accrued Yield and Fees in respect of the portion(s) of Capital so reduced shall be paid in full on the immediately following Settlement Date.
    (e)    The Seller may, at any time upon at least fifteen (15) days’ prior written notice to the Administrative Agent and each Group Agent, terminate the Facility Limit in whole or ratably reduce the Facility Limit in part. Each partial reduction in the Facility Limit shall be in a minimum aggregate amount of $1,000,000 or integral multiples of $100,000 in excess thereof, and no such partial reduction shall reduce the Facility Limit to an amount less than $15,000,000. In connection with any partial reduction in the Facility Limit, the Commitment of each Committed Purchaser shall be ratably reduced.
    (f)    In connection with any reduction of the Commitments, the Seller shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Purchasers, cash in an amount sufficient to pay (A) Capital of Purchasers in each Group in excess of the Group Commitment of such Group and (B) all other outstanding Seller Obligations with respect to such reduction (determined based on the ratio of the reduction of the Commitments being effected to the amount of the Commitments prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Seller Obligations is allocable solely to that portion of the Commitments being reduced or has arisen solely as a result of such reduction, all of such portion) including, without duplication, any associated Breakage Fees. Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the outstanding Capital, and second to the payment of the remaining outstanding Seller Obligations with respect to such reduction, including any Breakage Fees, by paying such amounts to the Purchasers in the order of priority set forth in Section 4.01.
    (g)    Provided that no Event of Termination or Unmatured Event of Termination has occurred and is continuing, the Seller may from time to time advise the Administrative Agent and each Group Agent in writing of its desire to extend the Scheduled Termination Date for an additional 364 day period, provided that such request is made not more than one hundred twenty (120) days prior to, and not less than sixty (60) days prior to, the then current Scheduled Termination Date. The Administrative Agent and each Committed Purchaser (or its Group Agent on its behalf) shall notify the Seller and the Administrative Agent in writing whether or not such Person is agreeable to such extension (it being understood that the Administrative Agent and the Committed Purchasers may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than thirty (30) days prior to the then current Scheduled Termination Date; provided, however, that if the Administrative Agent or any Committed Purchaser fails to so notify the Seller and the Administrative Agent, the Administrative Agent or such Committed Purchaser, as the case may be, shall be deemed to have declined such extension. In the event that the Administrative Agent and one or more Committed Purchasers have so notified the Seller and the Administrative Agent in writing that they are agreeable to such extension, the Seller, the Servicer, the Administrative Agent, the applicable Group Agents and the applicable Committed Purchasers shall enter into such documents as the Administrative Agent, the applicable Group Agents and the applicable Committed Purchasers may deem necessary or appropriate to effect such extension, and all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent, the applicable Group Agents and the applicable Committed Purchasers in connection therewith (including Attorney Costs) shall be paid by the Seller. In the event any Committed Purchaser declines such request to extend the Scheduled Termination Date or is deemed to have declined such extension, such Committed Purchaser’s Group shall be an “Exiting Group” for all purposes of this Agreement.
    Section 2.03.    Yield and Fees. (a) On each Settlement Date, the Seller shall, in accordance with the terms and priorities for payment set forth in Section 4.01, pay to each Group Agent, each Purchaser and the Administrative Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Seller, the members of the applicable Group (or their Group Agent on their behalf) and/or the Administrative Agent (each such fee letter agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”). Commitment Fees (as defined in the Fee Letter) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Purchaser and each other Purchaser in the same Group as provided in Section 2.06(a).
    (b)    Each Purchaser’s Capital shall accrue Yield on each day when such Capital remains outstanding at the then applicable Yield Rate for such Capital (or each applicable portion thereof). The Seller shall pay all Yield, Fees and Breakage Fees accrued during each Yield Period on the next succeeding Settlement Date in accordance with the terms and priorities for payment set forth in Section 4.01.
    (c)    For the avoidance of doubt, the Seller’s obligation to pay all Fees and Yield hereunder when due shall not be contingent up the receipt or availability of Collections.
    (d)    In connection with the use or administration of SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Administrative Agent will promptly notify the Seller and the Purchasers of the effectiveness of any Conforming Changes in connection with the use or administration of SOFR or Term SOFR, as applicable.
    Section 2.04.    Records of Investments and Capital. Each Group Agent shall record in its records, the date and amount of each Investment made by the Purchasers in its Group hereunder, the Yield Rate with respect to the related Capital (and each portion thereof), the Yield accrued on such Purchasers’ Capital and each repayment and payment thereof. Subject to Section 14.03(c), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Seller hereunder or under the other Transaction Documents to repay the Capital of each Purchaser, together with all Yield accruing thereon and all other Seller Obligations.
    Section 2.05.    Yield Rates. Each Purchaser’s Capital shall accrue Yield as set forth in the definition thereof. Each Conduit Purchaser shall fund Capital at the CP Rate unless it is otherwise unable to do so and each Conduit Purchaser will promptly deliver notice to the Seller in writing any time that occurs. On each Settlement Date, the Seller shall pay to the Administrative Agent (for the benefit of each Purchaser) an aggregate amount equal to all accrued and unpaid Yield for the related Yield Period.
    Section 2.06.    Defaulting Purchasers. Notwithstanding any provision of this Agreement to the contrary, if any Purchaser becomes a Defaulting Purchaser, then the following provisions shall apply for so long as such Purchaser is a Defaulting Purchaser:
    (a)    Commitment Fees (as defined in the Fee Letter) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Purchaser and each other Purchaser in the same Group.
    (b)    The Commitment and Capital of such Defaulting Purchaser and each other Purchaser in the same Group shall not be included in determining whether the Majority Group Agents have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 14.01); provided, that, except as otherwise provided in Section 14.01, this clause (b) shall not apply to the vote of a Defaulting Purchaser (or other Purchaser in the same Group) in the case of an amendment, waiver or other modification requiring the consent of such Purchaser or each Purchaser directly affected thereby (if such Purchaser is directly affected thereby).
    (c)    In the event that the Administrative Agent, the Seller and the Servicer each agrees in writing that a Defaulting Purchaser has adequately remedied all matters that caused such Purchaser to be a Defaulting Purchaser, then on such date such Purchaser shall purchase at par such of the Capital of the other Purchasers as the Administrative Agent shall determine may be necessary in order for the allocation of Capital to be ratable based on the Group Commitments; provided, that no adjustments shall be made retroactively with respect to fees accrued or payments made by or on behalf of the Seller while such Purchaser was a Defaulting Purchaser, and provided, further, that except to the extent otherwise agreed by the affected parties, no change hereunder from Defaulting Purchaser to Purchaser that is not a Defaulting Purchaser will constitute a waiver or release of any claim of any party hereunder arising from that Purchaser having been a Defaulting Purchaser.

Article III

Seller Guaranty
    Section 3.01.    Guaranty of Payment. The Seller hereby absolutely, irrevocably and unconditionally guarantees to each Purchaser, the Administrative Agent and the other Secured Parties the prompt payment of the Sold Receivables by the related Obligors and all other payment obligations included in the Sold Assets (collectively, the “Guaranteed Obligations”), in each case, in full when due, whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise (such guaranty, the “Seller Guaranty”). The Seller Guaranty is a guaranty of payment and not of collection and is a continuing irrevocable guaranty and shall apply to all Guaranteed Obligations whenever arising. To the extent the obligations of the Seller hereunder with respect to the Seller Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state or federal Law relating to fraudulent conveyances or transfers) then such obligations of the Seller shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state or otherwise and including the Bankruptcy Code and any other applicable bankruptcy, insolvency, reorganization or other similar laws).
    Section 3.02.    Unconditional Guaranty. The obligations of the Seller under the Seller Guaranty are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any Guaranteed Obligations, any Contract, any Transaction Document or any other agreement or instrument referred to therein, to the fullest extent permitted by Applicable Law, and irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Seller agrees that the Seller Guaranty may be enforced by the Administrative Agent or the Purchasers without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to any of the other Transaction Documents or any collateral, including the Sold Assets, hereafter securing the Guaranteed Obligations, the Seller Obligations or otherwise, and the Seller hereby waives the right to require the Administrative Agent or the Purchasers to make demand on or proceed against any Obligor, any Originator, the Servicer or the Performance Guarantor or any other Person or to require the Administrative Agent or the Purchasers to pursue any other remedy or enforce any other right. The Seller further agrees that no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Administrative Agent or the Purchasers in connection with monies received under or in respect of the Seller Guaranty. The Seller further agrees that nothing contained herein shall prevent the Administrative Agent or the Purchasers from suing on any of the other Transaction Documents or foreclosing its or their, as applicable, security interest in or lien on the Sold Assets or any other collateral securing the Guaranteed Obligations or the Seller Obligations or from exercising any other rights available to it or them, as applicable, under any Transaction Document, or any other instrument of security and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of the Seller’s obligations under the Seller Guaranty; it being the purpose and intent of the Seller that its obligations under the Seller Guaranty shall be absolute, independent and unconditional under any and all circumstances. Neither the Seller Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Obligor, any Originator, the Servicer or the Performance Guarantor or by reason of the bankruptcy or insolvency of any Obligor, any Originator, the Servicer or the Performance Guarantor. The Seller hereby waives any and all notice of the creation, renewal, extension, accrual, or increase of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any Purchaser on the Seller Guaranty or acceptance of the Seller Guaranty. All dealings between any Obligor, any Originator, the Servicer, the Performance Guarantor or the Seller, on the one hand, and the Administrative Agent and the Purchasers, on the other hand, shall be conclusively presumed to have been had or consummated in reliance upon the Seller Guaranty. The Seller hereby represents and warrants that it is, and immediately after giving effect to the Seller Guaranty and the obligation evidenced hereby, will be, solvent. The Seller Guaranty and the obligations of the Seller under the Seller Guaranty shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of all Guaranteed Obligations), including the occurrence of any of the following, whether or not the Administrative Agent or any Purchaser shall have had notice or knowledge of any of them: (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Sold Assets or the Guaranteed Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Sold Assets or the Guaranteed Obligations, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Termination) of any Transaction Document or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Sold Assets or the Guaranteed Obligations, (C) to the fullest extent permitted by Applicable Law, any of the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of Debt other than the Guaranteed Obligations, even though the Administrative Agent might have elected to apply such payment to any part or all of the Guaranteed Obligations, (E) any failure to perfect or continue perfection of a security interest in any of the Sold Assets or other Seller Collateral, (F) any defenses, set-offs or counterclaims which the Seller, any Originator, the Servicer, the Performance Guarantor or any Obligor may allege or assert against the Administrative Agent or any Purchaser in respect of the Sold Assets or the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Seller as an obligor in respect of the Sold Assets or the Guaranteed Obligations.
    Section 3.03.    Modifications. The Seller agrees that: (a) all or any part of any security interest, lien, collateral security or supporting obligation now or hereafter held for any Guaranteed Obligation may be exchanged, compromised or surrendered from time to time; (b) none of the Purchasers or the Administrative Agent shall have any obligation to protect, perfect, secure or insure any security interest or lien now or hereafter held, if any, for the Guaranteed Obligations; (c) the time or place of payment of any Guaranteed Obligation may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) any Obligor, any Originator, the Seller, the Servicer or the

Performance Guarantor and any other party (including any co-guarantor) liable for payment of any Guaranteed Obligation may be granted indulgences generally; (e) any of the provisions of Contracts or any other agreements or documents governing or giving rise to any Guaranteed Obligation may be modified, amended or waived; and (f) any deposit balance for the credit of any Obligor, any Originator, the Servicer, the Performance Guarantor or the Seller or any other party (including any co-guarantor) liable for the payment of any Guaranteed Obligation or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by the Seller, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.
    Section 3.04.    Waiver of Rights. The Seller expressly waives to the fullest extent permitted by Applicable Law: (a) notice of acceptance of the Seller Guaranty by the Purchasers and the Administrative Agent; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of the Purchasers or the Administrative Agent obtaining, amending, substituting for, releasing, waiving or modifying any security interest or lien, if any, hereafter securing the Guaranteed Obligations, or the Purchasers or the Administrative Agent subordinating, compromising, discharging or releasing such security interests or liens, if any; (e) all other notices, demands, presentments, protests or any agreement or instrument related to the Sold Assets or the Guaranteed Obligations to which the Seller might otherwise be entitled; (f) any right to require the Administrative Agent or any Purchaser as a condition of payment or performance by the Seller, to (A) proceed against any Obligor, any Originator, the Servicer, the Performance Guarantor or any other Person, (B) proceed against or exhaust any other security held from any Obligor, any Originator, the Servicer, the Performance Guarantor or any other Person, (C) proceed against or have resort to any balance of any deposit account, securities account or credit on the books of the Administrative Agent, the Purchasers or any other Person, or (D) pursue any other remedy in the power of the Administrative Agent or the Purchasers whatsoever; (g) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Obligor, any Originator, the Servicer, the Performance Guarantor or any other Person including any defense based on or arising out of the lack of validity or the unenforceability of the Sold Assets or the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Obligor, any Originator, the Servicer, the Performance Guarantor or any other Person from any cause other than payment in full of the Sold Assets and the Guaranteed Obligations; (h) any defense based upon any Applicable Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (i) any defense based upon the Administrative Agent’s or any Purchaser’s errors or omissions in the administration of the Sold Assets or the Guaranteed Obligations; (j) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of the Sold Assets or the Guaranteed Obligations, (B) the benefit of any statute of limitations affecting the Seller’s liability under the Seller Guaranty or the enforcement of the Seller Guaranty, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that the Administrative Agent and the Purchasers protect, secure, perfect or insure any other security interest or lien or any property subject thereto; and (k) to the fullest extent permitted by Applicable Law, any defenses or benefits that may be derived from or afforded by Applicable Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement and the Seller Guaranty.
    Section 3.05.    Reinstatement. Notwithstanding anything contained in this Agreement or the other Transaction Documents, the obligations of the Seller under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Seller agrees that it will indemnify the Administrative Agent and each Purchaser on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
    Section 3.06.    Remedies. The Seller agrees that, as between the Seller, on the one hand, and the Administrative Agent and the Purchasers, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Article X (and shall be deemed to have become automatically due and payable in the circumstances provided in Article X) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Seller.
    Section 3.07.    Subrogation. The Seller hereby waives all rights of subrogation (whether contractual or otherwise) to the claims of the Administrative Agent, the Purchasers and the other Secured Parties against any Obligor, any Originator, the Servicer, the Performance Guarantor or any other Person in respect of the Guaranteed Obligations until such time as all Guaranteed Obligations have been indefeasibly paid in full in cash and the Final Payout Date has occurred. The Seller further agrees that, to the extent such waiver of its rights of subrogation is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation shall be junior and subordinate to any rights the Administrative Agent or any Purchaser may have against any Obligor, any Originator, the Servicer, the Performance Guarantor or any other Person in respect of the Guaranteed Obligations.
    Section 3.08.    Inducement. The Purchasers have been induced to make the Investments under this Agreement in part based upon the Seller Guaranty that the Seller desires that the Seller Guaranty be honored and enforced as separate obligations of the Seller, should the Administrative Agent and the Purchasers desire to do so.
    Section 3.09.    Security Interest. (a) To secure the prompt payment and performance of the Guaranteed Obligations, the Seller Guaranty and all other Seller Obligations, the Seller hereby grants to the Administrative Agent, for the benefit of the Purchasers and the other Secured Parties, a continuing security interest in and lien upon all property and assets of the Seller, whether now or hereafter owned, existing or arising and wherever located, including the following (collectively, the “Seller Collateral”): (i) all Unsold Receivables, (ii) all Related Security with respect to such Unsold Receivables, (iii) all Collections with respect to such Unsold Receivables (including, without limitation, any Insurance Payments), (iv) the Lock-Boxes and Collection Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes and Collection Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Purchase and Sale Agreements; (vi) all other personal and fixture property or assets of the Seller of every kind and nature including, without limitation, all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC) and (vii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.
    (b)    The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Seller Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Seller hereby authorizes the Administrative Agent to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.
    (c)    Immediately upon the occurrence of the Final Payout Date, the Seller Collateral shall be automatically released from the lien created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Purchasers, the other Purchaser Parties hereunder and each other party hereto shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Seller Collateral shall revert to the Seller; provided, however, that promptly following written request therefor by the Seller delivered to the Administrative Agent following any such termination, and at the expense of the Seller, the Administrative Agent shall execute and deliver to the Seller UCC-3 termination statements and such other documents as the Seller shall reasonably request to evidence such termination.
    (d)    For the avoidance of doubt, the grant of security interest pursuant to this Section 3.09 shall be in addition to, and shall not be construed to limit or modify, the sale of Sold Assets pursuant to Section 2.01(b) or the Seller’s grant of security interest pursuant to Section 5.06.
    Section 3.10.    Further Assurances. Promptly upon request, the Seller shall deliver such instruments, assignments or other documents or agreements, and shall take such actions, as the Administrative Agent or any Purchaser reasonably deems appropriate to evidence or perfect its security interest and lien on any of the Seller Collateral, or otherwise to give effect to the intent of this Article III.
Article IV

Settlement Procedures and Payment Provisions
    Section 4.01.    Settlement Procedures. (a) The Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, if so requested by the Administrative Agent, segregate in a separate account designated by the Administrative Agent, which shall be an account maintained and controlled by the Administrative Agent unless the Administrative Agent otherwise instructs in its sole discretion), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the Servicer or the Seller or received in any Lock-Box or Collection Account; provided, however, that so long as each of the conditions precedent set forth in Section 6.03 are satisfied on such date, (A) the Servicer may release to the Seller from such Collections received on Unsold Receivables the amount (if any) necessary to pay (x) the purchase price for Receivables purchased by the Seller on such date in accordance with the terms of Purchase and Sale Agreements or (y) amounts owing by the Seller to any Originator under any Subordinated Notes and (B) the Servicer may release to the Seller all or a portion of such Collections received on Sold Receivables in exchange for the Seller designating an equivalent amount (based on aggregate Outstanding Balances) of Unsold Receivables as new Sold Receivables on Seller’s books and records pursuant to Section 2.01(e), which new Sold Receivables will be automatically and immediately sold by the Seller to the Administrative Agent (for the ratable benefit of the Purchasers) pursuant to Section 2.01(b) upon such release (each such release of Collections described in clauses (A) and (B) above, a “Reinvestment”). On each Settlement Date, the Servicer (or, following its assumption of control of the Collection Accounts, the Administrative Agent) shall, distribute such Collections in the following order of priority:
    (i)    first, to the Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Yield Period (plus, if applicable, the amount of Servicing Fees payable for any prior Yield Period to the extent such amount has not been distributed to the Servicer);
    (ii)    second, to each Purchaser and other Purchaser Party (ratably, based on the amount then due and owing), all accrued and unpaid Yield, Fees and Breakage Fees due to such Purchaser and other Purchaser Party for the immediately preceding Yield Period (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments), plus, if applicable, the amount of any such Yield, Fees and Breakage Fees (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments) payable for any prior Yield Period to the extent such amount has not been distributed to such Purchaser or Purchaser Party;
    (iii)    third, as set forth in clause (x), (y) or (z) below, as applicable:

    (x)    prior to the occurrence of the Termination Date, to the extent that a Capital Coverage Deficit exists on such date, to the Purchasers (ratably, based on the aggregate outstanding Capital of each Purchaser at such time) for the return of a portion of the outstanding Aggregate Capital at such time, in an aggregate amount equal to the amount necessary to reduce the Capital Coverage Deficit to zero ($0);
    (y)    on and after the occurrence of the Termination Date, to each Purchaser (ratably, based on the aggregate outstanding Capital of each Purchaser at such time) for the return in full of the aggregate outstanding Capital of such Purchaser at such time; or
    (z)    prior to the occurrence of the Termination Date, at the election of the Seller and in accordance with Section 2.02(d), to the return of all or any portion of the outstanding Capital of the Purchasers at such time (ratably, based on the aggregate outstanding Capital of each Purchaser at such time);
    (iv)    fourth, to the Purchaser Parties that are then members of an Exiting Group (ratably, based on the amount due and owing at such time), for the payment of all other Seller Obligations then due and owing by the Seller to such Purchaser Parties;
    (v)    fifth, to the Purchaser Parties, the Affected Persons and the Seller Indemnified Parties (ratably, based on the amount due and owing at such time), for the payment of all other Seller Obligations then due and owing by the Seller to such Purchaser Parties, Affected Persons and Seller Indemnified Parties;
    (vi)    sixth, the balance, if any, to be paid to the Seller for its own account.
Amounts payable pursuant to clauses first through fifth above shall be paid first from available Collections on Sold Receivables and other Sold Assets, and second, to the extent necessary in order to make all such payments in full, from Collections on Unsold Receivables and other Seller Collateral. The Seller’s right to receive payments (if any) from time to time pursuant to clause sixth above shall, to the extent arising from Collections on Sold Receivables, constitute compensation to the Seller for the Seller’s provision of the Seller Guaranty and the Purchaser Parties’ interests in the Seller Collateral.
    (b)    All payments or distributions to be made by the Servicer, the Seller and any other Person to the Purchasers (or their respective related Affected Persons and the Seller Indemnified Parties), shall be paid or distributed to the related Group Agent at its Group Agent’s Account. Each Group Agent, upon its receipt in the applicable Group Agent’s Account of any such payments or distributions, shall distribute such amounts to the applicable Purchasers, Affected Persons and the Seller Indemnified Parties within its Group ratably; provided that if such Group Agent shall have received insufficient funds to pay all of the above amounts in full on any such date, such Group Agent shall pay such amounts to the applicable Purchasers, Affected Persons and the Seller Indemnified Parties within its Group in accordance with the priority of payments forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such Person in such Group) among all such Persons in such Group entitled to payment thereof.
    (c)    If and to the extent the Administrative Agent, any Purchaser Party, any Affected Person or any Seller Indemnified Party shall be required for any reason to pay over to any Person (including any Obligor or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Administrative Agent, such Purchaser Party, such Affected Person or such Seller Indemnified Party, as the case may be, shall have a claim against the Seller for such amount.
    (d)    For the purposes of this Section 4.01:
    (i)    if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Seller, any Originator, the Servicer or any Affiliate of the Servicer, or any setoff, counterclaim or dispute between the Seller or any Affiliate of the Seller, an Originator or any Affiliate of an Originator, or the Servicer or any Affiliate of the Servicer, and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall immediately pay any and all such amounts in respect thereof to the Seller Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Purchaser Parties for application pursuant to Section 4.01(a);
    (ii)    if on any day any of the representations or warranties in Section 7.01 is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall immediately pay the amount of such deemed Collection to the Seller Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Purchaser Parties for application pursuant to Section 4.01(a) (Collections deemed to have been received pursuant to Section 4.01(d)(i) and (ii) are hereinafter sometimes referred to as “Deemed Collections”);
    (iii)    except as provided in clauses (i) or (ii) above or otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and
    (iv)    if and to the extent the Administrative Agent, any Purchaser Party, any Affected Person or any Seller Indemnified Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.
    Section 4.02.    Payments and Computations, Etc. (a) All amounts to be paid by the Seller or the Servicer to the Administrative Agent, any Purchaser Party, any Affected Person or any Seller Indemnified Party hereunder shall be paid no later than noon (New York City time) on the day when due in same day funds to the applicable Group Agent’s Account.
    (b)    Each of the Seller and the Servicer shall, to the extent permitted by Applicable Law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.50% per annum above the Base Rate, payable on demand.
    (c)    All computations of interest under subsection (b) above and all computations of Yield, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.
Article V

Increased Costs; Funding Losses; Taxes; Illegality and
Back-Up Security Interest
    Section 5.01.    Increased Costs.
    (a)    Increased Costs Generally. If any Change in Law shall:
    (i)    impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Person;
    (ii)    subject any Affected Person to any Taxes (except to the extent such Taxes are (A) Indemnified Taxes, (B) Taxes described in clause (b), (c) or (d) of the definition of Excluded Taxes or (C) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
    (iii)    impose on any Affected Person any other condition, cost or expense (other than Taxes) (A) affecting the Sold Assets, the Seller Collateral, this Agreement, any other Transaction Document, any Program Support Agreement, any Capital or any participation therein or (B) affecting its obligations or rights to make Investments or fund or maintain Capital;

and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrative Agent, a Group Agent or a Purchaser hereunder or as a Program Support Provider with respect to the transactions contemplated hereby, (B) making any Investment or funding or maintaining any Capital (or any portion thereof) or (C) maintaining its obligation to make any Investment or to fund or maintain any Capital (or any portion thereof), or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person (or its Group Agent), the Seller shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered; provided that no Affected Person shall make a demand for payment hereunder unless such Affected Person is also making or has made a demand for reimbursement pursuant to comparable provisions under one or more other trade receivables securitization facilities.
    (b)    Capital and Liquidity Requirements. If any Affected Person determines that any Change in Law affecting such Affected Person or any lending office of such Affected Person or such Affected Person’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of (x) increasing the amount of capital required to be maintained by such Affected Person or Affected Person’s holding company, if any, (y) reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, or (z) causing an internal capital or liquidity charge or other imputed cost to be assessed upon such Affected Person or Affected Person’s holding company, if any, in each case, as a consequence of (A) this Agreement or any other Transaction Document, (B) the commitments of such Affected Person hereunder or under any other Transaction Document or any related Program Support Agreement, (C) the Investments made by such Affected Person, or (D) any Capital (or portion thereof), to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity), then from time to time, upon request of such Affected Person (or its Group Agent), the Seller will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such increase, reduction or charge; provided that no Affected Person shall make a demand for payment hereunder unless such Affected Person is also making or has made a demand for reimbursement pursuant to comparable provisions under one or more other trade receivables securitization facilities.
    (c)    Reserved.
    (d)    Certificates for Reimbursement. A certificate of an Affected Person (or its Group Agent on its behalf) setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a) or (b) of this Section together with sufficient detail with respect to the calculation thereof and delivered to the Seller, shall be conclusive absent manifest error. The Seller shall, subject to the priorities of payment set forth in Section 4.01, pay such Affected Person the amount shown as due on any such certificate on the first Settlement Date occurring after the Seller’s receipt of such certificate, provided that such certificate is received by the Seller no later than five (5) Business Days prior to such Settlement Date, and otherwise, on the next succeeding Settlement Date.

    (e)    Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that the Seller shall not be required to compensate an Affected Person pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Affected Person notifies the Seller of the Change in Law giving rise to such increased costs or reductions and of such Affected Person’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
    Section 5.02.    Funding Losses. (a) The Seller will pay each Purchaser all Breakage Fees.
    (b)    A certificate of a Purchaser (or its Group Agent on its behalf) setting forth the amount or amounts necessary to compensate such Purchaser, as specified in clause (a) above and delivered to the Seller, together with sufficient detail with respect to the calculation thereof, shall be conclusive absent manifest error. The Seller shall, subject to the priorities of payment set forth in Section 4.01, pay such Purchaser the amount shown as due on any such certificate on the first Settlement Date occurring after the Seller’s receipt of such certificate.
    Section 5.03.    Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Seller under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the Seller or the Administrative Agent) requires the deduction or withholding of any Tax from any such payment to an Affected Person, then the Seller or the Administrative Agent, as the case may be, shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Affected Person receives an amount equal to the sum it would have received had no such deduction or withholding been made.
    (b)    Payment of Other Taxes by the Seller. The Seller shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Administrative Agent, timely reimburse the Administrative Agent for the payment of, any Other Taxes.
    (c)    Indemnification by the Seller. The Seller shall indemnify each Affected Person, within ten Business Days after its receipt of demand therefor, for the full amount of any (I) Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Affected Person or required to be withheld or deducted from a payment to such Affected Person and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and (II) the excess, if any of the amount of (A) any U.S. federal, state or local income and franchise

Taxes payable by such Affected Person with respect to payments received by such Affected Person under this Agreement as a result of a Governmental Authority successfully challenging the Intended Tax Treatment of an Investment over (B) U.S. federal, state or local income and franchise Taxes that would have been payable by such Affected Person with respect to such payments described in clause (A) if such Investment were treated in accordance with the Intended Tax Treatment, provided that the amount described in this clause (II), if applicable, shall be increased to take into account the taxability of receipt of payments under this clause (II)). A certificate that states the amount of such payment or liability shall be delivered to the Seller by an Affected Person (with a copy to the Administrative Agent) together with all backup information and documentation reasonably requested by the Seller, or by the Administrative Agent on its own behalf or on behalf of an Affected Person and shall be conclusive absent manifest error.
    (d)    Indemnification by the Purchasers. Each Purchaser (other than the Conduit Purchasers) shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Purchaser, its Related Conduit Purchaser or any of their respective Affiliates that are Affected Persons (but only to the extent that the Seller and its Affiliates have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of the Seller, the Servicer or their Affiliates to do so), (ii) any Taxes attributable to the failure of such Purchaser, its Related Conduit Purchaser or any of their respective Affiliates that are Affected Persons to comply with Section 14.03(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Purchaser, its Related Conduit Purchaser or any of their respective Affiliates that are Affected Persons, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Purchaser (or its Group Agent) by the Administrative Agent shall be conclusive absent manifest error. Each Purchaser (other than the Conduit Purchasers) hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Purchaser, its Related Conduit Purchaser or any of their respective Affiliates that are Affected Persons under any Transaction Document or otherwise payable by the Administrative Agent to such Purchaser, its Related Conduit Purchaser or any of their respective Affiliates that are Affected Persons from any other source against any amount due to the Administrative Agent under this clause (d).
    (e)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Seller to a Governmental Authority pursuant to this Section 5.03, the Seller shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
    (f)    Status of Affected Persons. (i) Any Affected Person that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Seller and the Administrative Agent, at the time or times reasonably requested by the Seller or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Seller or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Affected Person, if reasonably requested by the Seller or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Seller or the Administrative Agent as will enable the Seller or the Administrative Agent to determine whether or not such Affected Person is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.03(f)(ii)(A), 5.03(f)(ii)(B) and 5.03(g)) shall not be required if, in the Affected Person’s reasonable judgment, such completion, execution or submission would subject such Affected Person to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Affected Person.
    (ii)    Without limiting the generality of the foregoing:
    (A)    an Affected Person that is a U.S. Person shall deliver to the Seller and the Administrative Agent from time to time upon the reasonable request of the Seller or the Administrative Agent, executed originals of Internal Revenue Service Form W-9 certifying that such Affected Person is exempt from U.S. federal backup withholding tax;
    (B)    any Affected Person that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Seller and the Administrative Agent (in such number of copies as shall be requested by the Affected Person) from time to time upon the reasonable request of the Seller or the Administrative Agent, whichever of the following is applicable:
    (1)    in the case of such an Affected Person claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
    (2)    executed originals of Internal Revenue Service Form W-8ECI;
    (3)    in the case of such an Affected Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Affected Person is not a “bank”

within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate” in the applicable form attached as Exhibit H) and (y) executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable; or
    (4)    to the extent such Affected Person is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if such Affected Person is a partnership and one or more direct or indirect partners of such Affected Person are claiming the portfolio interest exemption, such Affected Person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; and
    (C)    any Affected Person that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Seller and the Administrative Agent (in such number of copies as shall be requested by the recipient), from time to time upon the reasonable request of the Seller or the Administrative Agent, executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Seller or the Administrative Agent to determine the withholding or deduction required to be made.
    (g)    Documentation Required by FATCA. If a payment made to an Affected Person under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Affected Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Affected Person shall deliver to the Seller and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Seller or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller or the Administrative Agent as may be necessary for the Seller and the Administrative Agent to comply with their obligations under FATCA and to determine that such Affected Person has complied with such Affected Person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

    (h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
    (i)    Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Purchaser Party or any other Affected Person, the termination of the Commitments and the repayment, satisfaction or discharge of all the Seller Obligations and the Servicer’s obligations hereunder.
    (j)    Updates. Each Affected Person agrees that if any form or certification it previously delivered pursuant to this Section 5.03 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller and the Administrative Agent in writing of its legal inability to do so.
    Section 5.04.    Inability to Determine Term SOFR; Change in Legality. (a) If any Group Agent shall have determined (which determination shall be conclusive and binding upon the parties hereto absent manifest error) on any day, by reason of circumstances affecting the interbank Eurodollar market, either that: (i) dollar deposits in the relevant amounts and for the relevant Yield Period or day, as applicable, are not available, (ii) adequate and reasonable means do not exist for ascertaining Term SOFR for such Yield Period or day, as applicable, or (iii) Term SOFR determined pursuant hereto does not accurately reflect the cost to the applicable Affected Person (as conclusively determined by such Group Agent) of maintaining any Portion of Capital during such Yield Period or day, as applicable, such Group Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller on such day. Upon delivery of such notice: (i) no Portion of Capital shall be funded thereafter at Term SOFR unless and until such Group Agent shall have given notice to the Administrative Agent and the Seller that the circumstances giving rise to such determination no longer exist and (ii) with respect to any outstanding Portion of Capital then funded at Term SOFR, such Yield Rate shall automatically and immediately be converted to the Base Rate (without taking into account clause (c) of the definition thereof).
    (b)    If on any day any Group Agent shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive absent manifest error) that any Change in Law, or compliance by such Affected Person with any Change in Law, shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at or by reference to Term SOFR, such Group Agent shall notify the Seller and the Administrative Agent thereof. Upon receipt of such notice, until the applicable Group Agent notifies the Seller and the Administrative Agent that the circumstances giving rise to such determination no longer apply, (i) no Portion of Capital shall be funded at or by reference to Term SOFR and (ii) the Yield for any outstanding portions of Capital then funded at Term SOFR shall automatically and immediately be converted to the Base Rate (without taking into account clause (c) of the definition thereof).
    Section 5.05.    Benchmark Replacement Setting
    (a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Seller may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Purchasers and the Seller so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Group Agents comprising the Majority Group Agents. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 5.05(a) will occur prior to the applicable Benchmark Transition Start Date.
    (b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
    (c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Seller and the Purchasers of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Seller of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.05(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Purchaser (or group of Purchasers) pursuant to this Section 5.05, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 5.05.
    (d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Yield Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Yield Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
    (e)    Benchmark Unavailability Period. Assuming the Benchmark at the time is SOFR, upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any pending request for Capital accruing Yield at Term SOFR, conversion to or continuation of Capital accruing Yield at Term SOFR to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Seller will be deemed to have converted any such request into a request for Capital at, or conversion to Capital at the, Base Rate.
    Section 5.06.    Back-Up Security Interest. (a) If, notwithstanding the intent of the parties stated in Section 2.01(c), the sale, assignment and transfer of any Sold Assets to the Administrative Agent (for the ratable benefit of the Purchasers) hereunder (including pursuant to Section 2.01(b)) is not treated as a sale for all purposes (except as provided in Sections 2.01(d) and 15.14), then such sale, assignment and transfer of such Sold Assets shall be treated as the grant of a security interest by the Seller to the Administrative Agent (for the ratable benefit of the Purchasers) to secure the payment and performance of all the Seller’s obligations to the Administrative Agent, the Purchasers and the other Secured Parties hereunder and under the other Transaction Documents (including all Seller Obligations). Therefore, as security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Capital and all Yield and all other Seller Obligations, the Seller hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the Seller’s right, title and interest in, to and under all of the Sold Assets, whether now or hereafter owned, existing or arising.

    (b)    The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Sold Assets, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Seller hereby authorizes the Administrative Agent to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.
    (c)    For the avoidance of doubt, (i) the grant of security interest pursuant to this Section 5.06 shall be in addition to, and shall not be construed to limit or modify, the sale of Sold Assets pursuant to Section 2.01(b) or the Seller’s grant of security interest pursuant to Section 3.09, (ii) nothing in Section 2.01 shall be construed as limiting the rights, interests (including any security interest), obligations or liabilities of any party under this Section 5.06, and (iii) subject to the foregoing clauses (i) and (ii), this Section 5.06 shall not be construed to contradict the intentions of the parties set forth in Section 2.01(c).
Article VI

Conditions to Effectiveness and Investments
    Section 6.01.    Conditions Precedent to Effectiveness and the Initial Investment. This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit G hereto, in each case, in form and substance acceptable to the Administrative Agent and (b) all fees and expenses payable by the Seller on the Closing Date to the Purchaser Parties have been paid in full in accordance with the terms of the Transaction Documents.
    Section 6.02.    Conditions Precedent to All Investments. Each Investment hereunder on or after the Closing Date shall be subject to the conditions precedent that:
    (a)    the Seller shall have delivered to the Administrative Agent and each Group Agent an Investment Request for such Investment, in accordance with Section 2.02(a);
    (b)    the Servicer shall have delivered, or shall have caused the Administrator to deliver on behalf of the Servicer, to the Administrative Agent and each Group Agent all Monthly Reports and Daily Reports required to be delivered hereunder;
    (c)    the conditions precedent to such Investment specified in Section 2.01(a)(i) through (iv), shall be satisfied;
    (d)    on the date of such Investment the following statements shall be true and correct (and upon the occurrence of such Investment, the Seller and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

    (i)    the representations and warranties of the Seller and the Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Investment as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
    (ii)    no Event of Termination or Unmatured Event of Termination has occurred and is continuing, and no Event of Termination or Unmatured Event of Termination would result from such Investment;
    (iii)    no Capital Coverage Deficit exists or would exist after giving effect to such Investment; and
    (iv)    the Termination Date has not occurred..
    Section 6.03.    Conditions Precedent to All Reinvestments. Each Reinvestment hereunder on or after the Closing Date shall be subject to the conditions precedent that:
    (a)    after giving effect to such Reinvestment, the Servicer shall be holding in trust for the benefit of the Secured Parties an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Yield, Fees and Breakage Fees, in each case, through the date of such Reinvestment, (y) the amount of any Capital Coverage Deficit and (z) the amount of all other accrued and unpaid Seller Obligations through the date of such Reinvestment;
    (b)    the Seller shall use the proceeds of such Reinvestment solely to pay the purchase price for Receivables purchased by the Seller in accordance with the terms of the Purchase and Sale Agreements and amounts owing by the Seller to the Originators under the Subordinated Notes; and
    (c)    on the date of such Reinvestment the following statements shall be true and correct (and upon the occurrence of such Reinvestment, the Seller and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):
    (i)    the representations and warranties of the Seller and the Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Reinvestment as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
    (ii)    no Event of Termination or Unmatured Event of Termination has occurred and is continuing, and no Event of Termination or Unmatured Event of Termination would result from such Reinvestment;

    (iii)    no Capital Coverage Deficit exists or would exist after giving effect to such Reinvestment; and
    (iv)    the Termination Date has not occurred.
Article VII

Representations and Warranties
    Section 7.01.    Representations and Warranties of the Seller. The Seller represents and warrants to each Purchaser Party as of the Closing Date, on each Settlement Date and on each day on which an Investment shall have occurred:
    (a)    Organization and Good Standing. The Seller is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware and has full power and authority under its organizational documents and under the laws of its jurisdiction to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
    (b)    Due Qualification. The Seller is duly qualified to do business as a limited liability company, is in good standing as a foreign limited liability company, and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
    (c)    Power and Authority; Due Authorization. The Seller (i) has all necessary limited liability company power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Sold Assets and Seller Collateral to the Administrative Agent on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary limited liability company action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.
    (d)    Binding Obligations. This Agreement and each of the other Transaction Documents to which the Seller is a party constitutes the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
    (e)    No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other

Transaction Documents to which the Seller is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any contractual restriction binding on or affecting the Seller or its property, (ii) result in the creation or imposition of any Adverse Claim upon any of the Sold Assets or Seller Collateral other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law except to the extent any such conflict or violation could not reasonably be expected to have a Material Adverse Effect.
    (f)    Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Seller, threatened, against the Seller before any Governmental Authority and (ii) the Seller is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Sold Assets or Seller Collateral by the Seller to the Administrative Agent, the ownership or acquisition by the Seller of any Pool Receivables, any other Sold Assets or any Seller Collateral or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.
    (g)    Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by the Seller in connection with the grant of a security interest in the Sold Assets or Seller Collateral to the Administrative Agent hereunder or the due execution, delivery and performance by the Seller of this Agreement or any other Transaction Document to which it is a party and the consummation by the Seller of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.
    (h)    Margin Regulations. The Seller is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).
    (i)    Solvency. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, the Seller is Solvent.

    (j)    Offices; Legal Name. The Seller’s sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four months prior to the date of this Agreement. The office of the Seller is located at 200 Crossing Boulevard, 3rd Floor, Bridgewater, NJ 08807. The legal name of the Seller is SN Technologies, LLC.
    (k)    Investment Company Act; Volcker Rule. The Seller (i) is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act and (ii) is not a “covered fund” under the Volcker Rule. In determining that the Seller is not a “covered fund” under the Volcker Rule, the Seller relies on, and is entitled to rely on, the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act and does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act.
    (l)    No Material Adverse Effect. Since the date of formation of the Seller there has been no event or circumstance that has had a Material Adverse Effect with respect to the Seller.
    (m)    Accuracy of Information. All Monthly Reports, Daily Reports, Investment Requests, certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Purchaser Party by or on behalf of the Seller pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Purchaser Party, and does not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not misleading.
    (n)    Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.
    (o)    Transaction Information. None of the Seller, any Affiliate of the Seller or, to Seller’s knowledge, any third party with which the Seller or any Affiliate thereof has contracted, has delivered, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.

    (p)    Perfection Representations.
    (i)    This Agreement creates a valid and continuing ownership or security interest (as defined in the applicable UCC) in the Seller’s right, title and interest in, to and under the Sold Assets and Seller Collateral which (A) ownership or security interest has been perfected (or will be perfected upon the filing of the UCC-1 financing statement after the Closing Date) and is enforceable against creditors of and purchasers from the Seller and (B) will be free of all Adverse Claims in such Sold Assets and Seller Collateral.
    (ii)    The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.
    (iii)    Immediately prior to the sale of, or grant of security interest in, the Sold Assets and Seller Collateral hereunder, the Seller owns and has good and marketable title to such Sold Assets and Seller Collateral free and clear of any Adverse Claim of any Person. After giving effect to the sale of, or grant of security interest in, the Sold Assets and Seller Collateral hereunder, the Administrative Agent owns or has a first priority perfected security interest in the Sold Assets and Seller Collateral free and clear of any Adverse Claim of any Person.
    (iv)    All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale and contribution of the Receivables and (solely to the extent perfection may be achieved by filing a financing statement under the UCC) Related Security from each Originator to the Seller pursuant to the a Purchase and Sale Agreement and the Seller’s sale of, and grant of a security interest in, the Sold Assets and Seller Collateral (solely to the extent perfection may be achieved by filing a financing statement under the UCC) to the Administrative Agent pursuant to this Agreement.
    (v)    Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Sold Assets or Seller Collateral except as permitted by this Agreement and the other Transaction Documents. The Seller has not authorized the filing of and is not aware of any financing statements filed against the Seller that include a description of collateral covering the Sold Assets or Seller Collateral other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated. The Seller is not aware of any judgment lien, ERISA lien or tax lien filings against the Seller.
    (vi)    Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 7.01(p) shall be continuing and remain in full force and effect until the Final Payout Date.

    (q)    The Lock-Boxes and Collection Accounts.
    (i)    Nature of Collection Accounts. Each Collection Account constitutes a “deposit account” within the meaning of Section 9-102 of the applicable UCC.
    (ii)    Ownership. Each Lock-Box and Collection Account is in the name of the Seller and the Seller owns and has good and marketable title to the Collection Accounts free and clear of any Adverse Claim.
    (iii)    Perfection. The Seller has delivered, or cause to be delivered, to the Administrative Agent a fully executed Account Control Agreement relating to each Lock-Box and Collection Account, pursuant to which each applicable Collection Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in such Lock-Box and Collection Account without further consent by the Seller, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each Collection Account.
    (iv)    Instructions. Neither the Lock-Boxes nor the Collection Accounts are in the name of any Person other than the Seller. Neither the Seller nor the Servicer has consented to the applicable Collection Account Bank complying with instructions of any Person other than the Administrative Agent.
    (r)    Ordinary Course of Business. Each remittance of Collections by or on behalf of the Seller to the Purchaser Parties under this Agreement will have been (i) in payment of an obligation incurred by the Seller in the ordinary course of business or financial affairs of the Seller and (ii) made in the ordinary course of business or financial affairs of the Seller.
    (s)    Compliance with Law. The Seller has complied in all material respects with all Applicable Laws to which it may be subject.
    (t)    Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
    (u)    Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Eligible Pool Balance as of any date is an Eligible Receivable as of such date.
    (v)    Taxes. The Seller has (i) timely filed all tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

    (w)    Tax Status. The Seller (i) is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and (ii) is not and will not at any relevant time become an association (or publicly traded partnership) taxable a corporation for U.S. federal income tax purposes. The Seller is not subject to any Tax in any jurisdiction outside the United States.
    (x)    Opinions. The facts regarding the Seller, the Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel to Seller delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
    (y)    Other Transaction Documents. Each representation and warranty made by the Seller under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.
    (z)    Liquidity Coverage Ratio. The Seller has not issued any LCR Security. The Seller further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of STI for purposes of GAAP.
    (aa)    Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to the Administrative Agent and the Purchasers for the Seller on or prior to the Closing Date, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the Closing Date and as of the date any such update is delivered. The Seller acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Transaction Documents.
    (bb)    The Seller is engaged solely in the business of acquiring Receivables from the Originators, transferring such Receivables to the Administrative Agent on behalf of the Purchasers in connection with the transactions contemplated this Agreement, and other activities related to or incidental to the foregoing, and it has no assets or liabilities except those incurred in connection with or incidental to such activities.
    (cc)    Reaffirmation of Representations and Warranties. On the date of each Investment, on the date of each Reinvestment, on each Settlement Date and on the date each Monthly Report, Daily Report or other report is delivered to the Administrative Agent or any Group Agent hereunder, the Seller shall be deemed to have certified that (i) all representations and warranties of the Seller hereunder are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such date) and (ii) no Event of Termination or an Unmatured Event of Termination has occurred and is continuing or will result from such Investment or Reinvestment.

Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.
    Section 7.02.    Representations and Warranties of the Servicer. The Servicer represents and warrants to each Purchaser Party as of the Closing Date, on each Settlement Date and on each day on which an Investment shall have occurred:
    (a)    Organization and Good Standing. The Servicer is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, with the power and authority under its organizational documents and under the laws of Delaware to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
    (b)    Due Qualification. The Servicer is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
    (c)    Power and Authority; Due Authorization. The Servicer has all necessary power and authority to (i) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Servicer by all necessary action.
    (d)    Binding Obligations. This Agreement and each of the other Transaction Documents to which it is a party constitutes legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
    (e)    No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which the Servicer is a party, the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms of this Agreement and the other Transaction Documents by the Servicer will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Servicer or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Servicer is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Sold Assets or Seller Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.
    (f)    Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to the Servicer’s knowledge threatened, against the Servicer before any Governmental Authority: (i) asserting the invalidity of this Agreement or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document; or (iii) seeking any determination or ruling that could materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents.
    (g)    No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party that has not already been obtained, except where the failure to obtain such consent, license, approval, registration, authorization or declaration could not reasonably be expected to have a Material Adverse Effect.
    (h)    Compliance with Applicable Law. The Servicer (i) shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Pool Receivables and the related Contracts, (ii) has maintained in effect all qualifications required under Applicable Law in order to properly service the Pool Receivables and (iii) has complied in all material respects with all Applicable Laws in connection with servicing the Pool Receivables.
    (i)    Accuracy of Information. All Monthly Reports, Daily Reports, Investment Requests, certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Purchaser Party by the Servicer pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Purchaser Party, and does not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not misleading.

    (j)    Location of Records. The offices where the initial Servicer keeps all of its records relating to the servicing of the Pool Receivables are located at 200 Crossing Boulevard, 3rd Floor, Bridgewater, NJ 08807.
    (k)    Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contracts.
    (l)    Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Eligible Pool Balance as of any date is an Eligible Receivable as of such date.
    (m)    Servicing Programs. No license or approval is required for the Administrative Agent’s use of any software or other computer program used by the Servicer, any Originator or any Sub-Servicer in the servicing of the Pool Receivables, other than those which have been obtained and are in full force and effect.
    (n)    Servicing of Pool Receivables. Since the Closing Date there has been no material adverse change in the ability of the Servicer or any Sub-Servicer to service and collect the Pool Receivables and the Related Security.
    (o)    Other Transaction Documents. Each representation and warranty made by the Servicer under each other Transaction Document to which it is a party (including, without limitation, the Purchase and Sale Agreements) is true and correct in all material respects as of the date when made.
    (p)    No Material Adverse Effect. Since December 31, 2020 there has been no Material Adverse Effect on the Servicer.
    (q)    Investment Company Act. The Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.
    (r)    Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.
    (s)    Transaction Information. None of the Servicer, any Affiliate of the Servicer, or to the Servicer’s knowledge, any third party with which the Servicer or any Affiliate thereof has contracted, has delivered, in writing or orally, to any Rating Agency, or monitoring a rating of, any Notes, any Transaction Information without providing such

Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.
    (t)    Financial Condition.  The consolidated balance sheets of the Servicer and its consolidated Subsidiaries as of December 31, 2021, and the related statements of income and shareholders’ equity of the Servicer and its consolidated Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to the Administrative Agent and the Group Agents, present fairly in all material respects the consolidated financial position of the Servicer and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.
    (u)    Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
    (v)    Taxes. The Servicer has (i) timely filed all tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.
    (w)    Opinions. The facts regarding the Seller, the Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel to the Servicer delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
    (x)    Other Transaction Documents. Each representation and warranty made by the Servicer under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.
    (y)    Reaffirmation of Representations and Warranties. On the date of each Investment, on the date of each Reinvestment, on each Settlement Date and on the date each Monthly Report, Daily Report or other report is delivered to the Administrative Agent or any Group Agent hereunder, the Servicer shall be deemed to have certified that (i) all representations and warranties of the Servicer hereunder are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such date) and (ii) no Event of Termination or an Unmatured Event of Termination has occurred and is continuing or will result from such Investment or Reinvestment.
Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.

    Section 7.03.    Representations and Warranties of each Originator. Each Originator represents and warrants to each Purchaser Party as of the Closing Date, on each Settlement Date and on each day on which an Investment shall have occurred:
    (a)    Other Transaction Documents. Each representation and warranty made by each Originator under each other Transaction Document to which it is a party is true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) as of the date when made with the same effect as though made on and as of such date (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) as of such earlier date).
    (b)    Securitisation Regulation. (i) No Originator has been established nor operates for the sole purpose of securitising exposures, and each Originator (i) has (and expects to retain) a business strategy and the capacity to meet payment obligations consistent with a broader business enterprise and involving material support from capital, assets, fees or other income available to such Originator, disregarding the exposures being securitised by it and any interests retained or proposed to be retained by it in accordance with the Securitisation Regulation and/or any related Securitisation Regulation Rules, as well as any corresponding income from such exposure and interests; and (ii) has responsible decision makers who have the required experience to enable such Originator to pursue its established business strategy, as well as an adequate corporate governance arrangement; and
    (ii)    No Originator, with reference to the provisions of Article 6(2) of each Securitisation Regulation, has nor will select assets to be transferred to the Seller with the aim of rendering losses on the Sold Receivables, measured over the life of the transaction, or over a maximum of 4 years where the life of the transaction is longer than four years, higher than the losses over the same period on comparable Receivables held on the balance sheet of such Originator.
    (iii)    Securitisation Positions. None of the Receivables is a securitisation position (as defined in the Securitisation Regulation and/or any related Securitisation Regulation Rules).
    (c)    Reaffirmation of Representations and Warranties. On the date of each Investment, on the date of each Reinvestment, on each Settlement Date and on the date each Monthly Report, Daily Report or other report is delivered to the Administrative Agent or any Group Agent hereunder, each Originator shall be deemed to have certified that (i) all representations and warranties of such Originator hereunder are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) as of such date) and (ii) no Event of Termination or an Unmatured Event of Termination has occurred and is continuing or will result from such Investment or Reinvestment.
Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.
Article VIII

Covenants
    Section 8.01.    Covenants of the Seller. At all times from the Closing Date until the Final Payout Date:
    (a)    Payment of Principal and Yield. The Seller shall duly and punctually pay Capital, Yield, Fees and all other amounts payable by the Seller hereunder in accordance with the terms of this Agreement.
    (b)    Existence. The Seller shall keep in full force and effect its existence and rights as a limited liability company under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents, the Sold Assets and the Seller Collateral.
    (c)    Financial Reporting. The Seller will maintain a system of accounting established and administered in accordance with GAAP, and the Seller (or the Servicer on its behalf) shall furnish to the Administrative Agent and each Group Agent:
    (i)    Annual Financial Statements of the Seller. Promptly upon completion and in no event later than 120 days after the close of each fiscal year of the Seller, annual unaudited financial statements of the Seller certified by a Financial Officer of the Seller that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Seller as of the date indicated and the results of its operations for the periods indicated.
    (ii)    Reserved.
    (iii)    Monthly Report and Daily Reports. As soon as available and in any event not later than two (2) Business Days prior to (i) each Settlement Date, a Monthly Report as of the most recently completed Calculation Period and (ii) each Business Day, a Daily Report as of the most recently completed Business Day.

    (iv)    Other Information. Such other information (including non-financial information) as the Administrative Agent or any Group Agent may from time to time reasonably request.
    (v)    Quarterly Financial Statements of Parent. As soon as available and in no event later than 60 days following the end of each of the first three fiscal quarters in each of Parent’s fiscal years, (i) the unaudited consolidated balance sheet and statements of income of Parent and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of earnings and cash flows for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, in each case setting forth comparative figures for the corresponding fiscal quarter in the prior fiscal year, all of which shall be certified by a Financial Officer of Parent that they fairly present in all material respects, in accordance with GAAP, the financial condition of Parent and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal quarter.
    (vi)    Annual Financial Statements of Parent. Within 120 days after the close of each of Parent’s fiscal years, the consolidated balance sheet of Parent and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of earnings and cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year, all reported on by independent certified public accountants of recognized national standing (without (x) a “going concern” or like qualification or exception or (y) a qualification as to the scope of the audit) to the effect that such consolidated financial statements present fairly in all material respects, in accordance with GAAP, the financial condition of Parent and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated.
    (vii)    Other Reports and Filings. Promptly (but in any event within ten Business Days) after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which Parent or any of its consolidated Subsidiaries shall publicly file with the SEC or deliver to holders (or any trustee, agent or other representative therefor) of any of its material Debt pursuant to the terms of the documentation governing the same.
    (d)    Notices. The Seller (or the Servicer on its behalf) will notify the Administrative Agent and each Group Agent in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after) a Financial Officer or other officer of the Seller with responsibility for the administration of this Agreement learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

    (i)    Notice of Events of Termination or Unmatured Events of Termination. A statement of a Financial Officer of the Seller setting forth details of any Event of Termination or Unmatured Event of Termination that has occurred and is continuing and the action which the Seller proposes to take with respect thereto.
    (ii)    Representations and Warranties. The failure of any representation or warranty made or deemed to be made by the Seller under this Agreement or any other Transaction Document to be true and correct in any material respect when made.
    (iii)    Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding with respect to the Seller, the Servicer, the Performance Guarantor or any Originator, which with respect to any Person other than the Seller, could reasonably be expected to have a Material Adverse Effect.
    (iv)    Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Sold Assets or Seller Collateral or any portion thereof, (B) any Person other than the Seller, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.
    (v)    Name Changes. At least thirty (30) days before any change in any Originator’s or the Seller’s name, jurisdiction of organization or any other change requiring the amendment of previously filed UCC financing statements.
    (vi)    Change in Accountants or Accounting Policy. Any change in (i) the external accountants of the Seller, the Servicer, any Originator or the Parent, (ii) any material accounting policy of the Seller or (iii) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).
    (vii)    Termination Event. The occurrence of a Purchase and Sale Termination Event under a Purchase and Sale Agreement.
    (viii)    Material Adverse Change. Notice of any material adverse change in the business, operations, property or financial or other condition of the Seller, the Servicer, the Performance Guarantor or any Originator.
    (ix)    Policy.     All material notices and communications received by the Seller or the Administrator from the Insurer or sent by the Seller or the Administrator to the Insurer, in each case, relating to the Policy, including without limitation, any notice for any failure of the Insurer to make payment with respect to a claim submitted under the Policy.
    (e)    Conduct of Business. The Seller will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
    (f)    Compliance with Laws. The Seller will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.
    (g)    Furnishing of Information and Inspection of Receivables. The Seller will furnish or cause to be furnished to the Administrative Agent and each Group Agent from time to time such information with respect to the Pool Receivables and the other Sold Assets and the Seller Collateral as the Administrative Agent or any Group Agent may reasonably request. The Seller will, at the Seller’s expense, during regular business hours with prior written notice (i) permit the Administrative Agent and each Group Agent or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Sold Assets and the Seller Collateral, (B) visit the offices and properties of the Seller for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Sold Assets, the Seller Collateral or the Seller’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Seller having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Seller’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to such Pool Receivables and other Sold Assets and the Seller Collateral; provided, that prior to the occurrence and continuance of an Event of Termination, only one (1) such review per calendar year shall be conducted and the Seller shall be required to reimburse the Company and the Administrative Agent for only one (1) such review per calendar year.
    (h)    Payments on Receivables, Collection Accounts. The Seller (or the Servicer on its behalf) will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box; it being understood and agreed that redirection of such payments may be up to 180 days following the date of this Agreement for all Obligors who pay on a quarterly basis and 90 days following the date of this Agreement for all other Obligors. The Seller (or the Servicer on its behalf) will cause all amounts in each Collection Account to be deposited into the Seller Collection Account on each Business Day. The Seller (or the Servicer on its behalf) will, and will cause each Originator to, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Seller, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Group Agents and the other Secured Parties and promptly (but in any event within one (1) Business Day after receipt and identification) remit such funds into the Seller Collection Account. The Seller (or the Servicer on its behalf) will cause each Collection Account Bank to comply with the terms of each applicable Account Control Agreement. The Seller shall not permit funds other than Collections on Pool Receivables and other Sold Assets and Seller Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Seller (or the Servicer on its behalf) will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Seller will not, and will not permit the Servicer, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Group Agent or any other Secured Party is entitled, with any other funds. The Seller shall only add a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Seller shall only terminate or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent. The Service shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made at the direction and for the account of the Seller.
    (i)    Sales, Liens, Etc. Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable, Sold Assets or any Seller Collateral, or assign any right to receive income in respect thereof.
    (j)    Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 9.02, the Seller will not, and will not permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Seller shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
    (k)    Change in Credit and Collection Policy. The Seller will not make any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent and the Majority Group Agents. Promptly following any material change in the Credit and Collection Policy, the Seller will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent.
    (l)    Fundamental Changes. The Seller shall not, without the prior written consent of the Administrative Agent and the Majority Group Agents, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) undertake any division of its rights, assets, obligations, or liabilities pursuant to a plan of division or otherwise pursuant to Applicable Law or (iii) to be directly owned by any Person other than an Originator. The Seller shall not, without the prior written consent of the Administrative Agent and the Majority Group Agents, make any change in the Seller’s name, identity, corporate structure or location or make any other change in the Seller’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the applicable UCC.
    (m)    Books and Records. The Seller shall maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
    (n)    Identifying of Records. The Seller shall: (i) identify (or cause the Servicer to identify) its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement and (ii) cause each Originator so to identify its master data processing records with such a legend.
    (o)    Change in Payment Instructions to Obligors. The Seller shall not (and shall not permit the Servicer or any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box), and the Administrative Agent shall have consented to such change in writing.
    (p)    Security Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership or security interest in the Sold Assets and Seller Collateral, and a first priority perfected security interest in the Sold Assets and Seller Collateral, in each case free and clear of any Adverse Claim, in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Seller shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Pool Receivables, Related Security and Collections. The Seller shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Seller to file such financing statements under the UCC without the signature of the Seller, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Seller shall not have any authority prior to the Final Payout Date to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes any Sold Assets or Seller Collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.
    (q)    Certain Agreements. Without the prior written consent of the Administrative Agent and the Majority Group Agents, the Seller will not (and will not permit any Originator or the Servicer to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Seller’s organizational documents which requires the consent of the “Independent Manager” (as such term is used in the Seller’s Limited Liability Company Agreement).
    (r)    Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any of its membership interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).
    (ii)    Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in the following way: (A) the Seller may make cash payments (including prepayments) on the Subordinated Notes in accordance with their respective terms.

    (iii)    The Seller may make Restricted Payments only out of the funds, if any, it receives pursuant to Sections 4.01 of this Agreement; provided that the Seller shall not pay, make or declare any Restricted Payment (including any dividend) if, after giving effect thereto, any Event of Termination or Unmatured Event of Termination shall have occurred and be continuing.
    (s)    Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances other than pursuant to this Agreement or the Subordinated Notes or (iii) form any Subsidiary or make any investments in any other Person.
    (t)    Use of Collections Available to the Seller. The Seller shall apply the Collections available to the Seller to make payments in the following order of priority: (i) the payment of its obligations under this Agreement and each of the other Transaction Documents (other than the Subordinated Notes), (ii) the payment of accrued and unpaid interest on the Subordinated Notes and (iii) other legal and valid purposes.
    (u)    Further Assurances; Change in Name or Jurisdiction of Origination, Etc. (i) The Seller hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce the Secured Parties’ rights and remedies under this Agreement and the other Transaction Document. Without limiting the foregoing, the Seller hereby authorizes, and will, upon the request of the Administrative Agent, at the Seller’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.
    (ii)    The Seller authorizes the Administrative Agent to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Receivables, the Related Security, the related Contracts, Collections with respect thereto and the other Sold Assets and Seller Collateral without the signature of the Seller. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.
    (iii)    The Seller shall at all times be organized under the laws of the State of Delaware and shall not take any action to change its jurisdiction of organization.
    (iv)    The Seller will not change its name, location, identity or corporate structure unless (x) the Seller, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the security interest under this Agreement (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrative Agent may reasonably request in connection with such change or relocation) and (y) if requested by the Administrative Agent, the Seller shall cause to be delivered to the Administrative Agent, an opinion, in form and substance satisfactory to the Administrative Agent as to such UCC perfection and priority matters as the Administrative Agent may reasonably request at such time.
    (v)    Anti-Money Laundering/International Trade Law Compliance. The Seller will not become a Sanctioned Person. The Seller shall not, either in its own right or through any third party, (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Investment to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. To the Seller’s knowledge, the funds used to repay each Investment will not be derived from any unlawful activity. The Seller shall comply with all Anti-Terrorism Laws in all material respects. The Seller shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event. The Seller has not used and will not use the proceeds of any Investment to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.
    (w)    Transaction Information. None of the Seller, any Affiliate of the Seller or, to the Seller’s knowledge, any third party with which the Seller or any Affiliate thereof has contracted, shall deliver, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency and will not participate in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.
    (x)    Taxes. The Seller will (i) timely file all tax returns (federal, state and local) required to be filed by it and (ii) pay, or cause to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.
    (y)    Seller’s Tax Status. The Seller will remain a wholly-owned subsidiary of a United States person (within the meaning of Section 7701(a)(30) of the Code) and not be subject to withholding under Section 1446 of the Code. No action will be taken by the Seller that would cause the Seller to (i) be treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (ii) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Seller shall not become subject to any Tax in any jurisdiction outside the United States.
    (z)    Liquidity Coverage Ratio. The Seller shall not issue any LCR Security.
    (aa)    Beneficial Ownership Regulation. Promptly following any change that would result in a change to its status as an excluded “Legal Entity Customer” under (and as defined in) the Beneficial Ownership Regulation, the Seller shall execute and deliver to the Administrative Agent a Certification of Beneficial Owner(s) complying with the Beneficial Ownership Regulation, in form and substance reasonably acceptable to the Administrative Agent.
    (bb)    Certificate of Beneficial Ownership and Other Additional Information. The Seller shall provide to the Administrative Agent and the Purchasers: (i) upon written request therefor, confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrative Agent and the Purchasers; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to the Administrative Agent and each Purchaser, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by the Administrative Agent or any Purchaser from time to time for purposes of compliance by the Administrative Agent or such Purchaser with Applicable Laws (including, without limitation, the PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Purchaser to comply therewith.
    Section 8.02.    Covenants of the Servicer. At all times from the Closing Date until the Final Payout Date:
    (a)    Existence. The Seller shall keep in full force and effect its existence and rights as a corporation or other entity under the laws of the State of Delaware. The Servicer shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
    (b)    Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with GAAP, and the Servicer shall furnish to the Administrative Agent and each Group Agent:
    (i)    Compliance Certificates. (a) A compliance certificate promptly upon completion of the annual report of the Parent and in no event later than 90 days after the close of the Parent’s fiscal year, in form and substance substantially similar to Exhibit F signed by a Financial Officer of the Servicer stating that no Event of Termination or Unmatured Event of Termination has occurred and is continuing, or if any Event of Termination or Unmatured Event of Termination

has occurred and is continuing, stating the nature and status thereof and (b) within 30 days after the close of each fiscal quarter of the Servicer, a compliance certificate in form and substance substantially similar to Exhibit F signed by a Financial Officer of the Servicer stating that no Event of Termination or Unmatured Event of Termination has occurred and is continuing, or if any Event of Termination or Unmatured Event of Termination has occurred and is continuing, stating the nature and status thereof.
    (ii)    Monthly Reports and Daily Reports. As soon as available and in any event not later than two (2) Business Days prior to (i) each Settlement Date, a Monthly Report as of the most recently completed Calculation Period and (ii) each Business Day, a Daily Report as of the most recently completed Business Day.
    (iii)    Other Information. Such other information (including non-financial information) as the Administrative Agent or any Group Agent may from time to time reasonably request.
    (c)    Notices. The Servicer will notify the Administrative Agent and each Group Agent in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after) a Financial Officer of the Servicer or other officer with responsibility for the administration of this Agreement learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
    (i)    Notice of Events of Termination or Unmatured Events of Termination. A statement of a Financial Officer of the Servicer setting forth details of any Event of Termination or Unmatured Event of Termination that has occurred and is continuing and the action which the Servicer proposes to take with respect thereto.
    (ii)    Representations and Warranties. The failure of any representation or warranty made or deemed made by the Servicer under this Agreement or any other Transaction Document to be true and correct in any material respect when made.
    (iii)    Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.
    (iv)    Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Sold Assets or the Seller Collateral or any portion thereof, (B) any Person other than the Seller, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.
    (v)    Name Changes. At least thirty (30) days before any change in any Originator’s or the Seller’s name, jurisdiction of organization or any other change requiring the amendment of previously filed UCC financing statements.
    (vi)    Change in Accountants or Accounting Policy. Any change in (i) the external accountants of the Seller, the Servicer, any Originator or the Parent, (ii) any material accounting policy of the Seller or (iii) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).
    (vii)    Termination Event. The occurrence of a Purchase and Sale Termination Event under a Purchase and Sale Agreement.
    (viii)    Material Adverse Change. Notice of any material adverse change in the business, operations, property or financial or other condition of any Originator, the Servicer, the Performance Guarantor or the Seller.
    (d)    Conduct of Business. The Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic corporation in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.
    (e)    Compliance with Laws. The Servicer will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.
    (f)    Furnishing of Information and Inspection of Receivables. The Servicer will furnish or cause to be furnished to the Administrative Agent and each Group Agent from time to time such information with respect to the Pool Receivables and the other Sold Assets and Seller Collateral as the Administrative Agent or any Group Agent may reasonably request. The Servicer will, at the Servicer’s expense, during regular business hours with prior written notice, (i) permit the Administrative Agent and each Group Agent or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Sold Assets and the Seller Collateral, (B) visit the offices and properties of the Servicer for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Sold Assets, the Seller Collateral or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables, the other Sold Assets and the Seller Collateral; provided, prior to the occurrence and continuance of an Event of Termination, only one (1) such review per calendar year shall be conducted and the Seller shall only be required to reimburse the Company and the Administrative Agent for only one (1) such review per calendar year.
    (g)    Payments on Receivables, Collection Accounts. The Servicer will at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. The Servicer will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Seller, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Group Agents and the other Secured Parties and promptly (but in any event within one (1) Business Day after receipt and identification) remit such funds into the Seller Collection Account. The Servicer shall not permit funds other than Collections on Pool Receivables and other Sold Assets and Seller Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Servicer will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Servicer will not, and will not permit the Seller, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Group Agent or any other Secured Party is entitled, with any other funds. The Servicer shall only add a Collection Account (or a related Lock-Box), or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Servicer shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent.
    (h)    Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 9.02, the Servicer will not alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Servicer shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

    (i)    Change in Credit and Collection Policy. The Servicer will not make any material adverse change in the Credit and Collection Policy without the prior written consent of the Administrative Agent and the Majority Group Agents. Promptly following any material change in the Credit and Collection Policy, the Servicer will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent.
    (j)    Records. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
    (k)    Identifying of Records. The Servicer shall identify its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement.
    (l)    Change in Payment Instructions to Obligors. The Servicer shall not (and shall not permit any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box) and the Administrative Agent shall have consented to such change in writing.
    (m)    Security Interest, Etc. The Servicer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Sold Assets and Seller Collateral, in each case free and clear of any Adverse Claim in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Seller, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority prior to the Final Payout Date to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.
    (n)    Further Assurances; Change in Name or Jurisdiction of Origination, Etc. The Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, the Servicer hereby authorizes, and will, upon the request of the Administrative Agent, at the Servicer’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.
    (o)    Transaction Information. None of the Servicer, any Affiliate of the Servicer or, to the Servicer’s knowledge, any third party contracted by the Servicer or any Affiliate thereof, shall deliver, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency, and will not participate in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.
    (p)    Anti-Money Laundering/International Trade Law Compliance. The Servicer will not become a Sanctioned Person. The Servicer shall not, either in its own right or through any third party, (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Investment to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. To the Servicer’s knowledge, the funds used to repay each Investment will not be derived from any unlawful activity. The Servicer shall comply with all Anti-Terrorism Laws in all material respects. The Servicer shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.
    (q)    Taxes. The Servicer will (i) timely file all income and material tax returns (federal, state and local) required to be filed by it and (ii) pay, or cause to be paid, all income and other material taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, except in each case to the extent that such failure to file or pay could not reasonably be expected to have a Material Adverse Effect.
    (r)    Seller’s Tax Status. The Servicer shall not take or cause any action to be taken that could result in the Seller (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
    (s)    Financial Covenants. The Servicer shall, on each Testing Date, ensure that:
    (i)    the Minimum Cash Balance of the Servicer shall not be less than $5,000,000; and
    (ii)    the Adjusted Leverage Ratio does not exceed 8.00:1.00.
    Section 8.03.    Separate Existence of the Seller. Each of the Seller and the Servicer hereby acknowledges that the Secured Parties, the Group Agents and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from any Originator, the Servicer, the Performance Guarantor and their Affiliates. Therefore, each of the Seller and the Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent or any Group Agent to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of the Performance Guarantor, the Originators, the Servicer and any other Person, and is not a division of the Performance Guarantor, the Originators, the Servicer, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and the Servicer shall take such actions as shall be required in order that:
    (a)    Special Purpose Entity. The Seller will be a special purpose company whose primary activities are restricted in its Limited Liability Company Agreement to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, collecting, granting security interests or selling interests in the Sold Assets and Seller Collateral, (ii) entering into agreements for the selling, servicing and financing of the Receivables Pool (including the Transaction Documents) and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities.

    (b)    No Other Business or Debt. The Seller shall not engage in any business or activity except as set forth in this Agreement nor, incur any indebtedness or liability other than as expressly permitted by the Transaction Documents.
    (c)    Independent Director. Not fewer than one member of the Seller’s board of directors (the “Independent Director”) shall be a natural person who (i) has never been, and shall at no time be, an equity holder, director, officer, manager, member, partner, officer, employee or associate, or any relative of the foregoing, of any member of the Parent Group (as hereinafter defined) (other than his or her service as an Independent Director of the Seller or an independent director of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (ii) is not a customer or supplier of any member of the Parent Group (other than his or her service as an Independent Director of the Seller or an independent director of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (iii) is not any member of the immediate family of a person described in (i) or (ii) above, and (iv) has (x) prior experience as an independent director for a corporation or limited liability company whose organizational or charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. For purposes of this clause (c), “Parent Group” shall mean (i) the Parent, the Servicer, the Performance Guarantor and each Originator, (ii) each person that directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the membership interests in the Parent, (iii) each person that controls, is controlled by or is under common control with the Parent and (iv) each of such person’s officers, directors, managers, joint venturers and partners. For the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. A person shall be deemed to be an “associate” of (A) a corporation or organization of which such person is an officer, director, partner or manager or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (B) any trust or other estate in which such person serves as trustee or in a similar capacity and (C) any relative or spouse of a person described in clause (A) or (B) of this sentence, or any relative of such spouse.
The Seller shall (A) give written notice to the Administrative Agent of the election or appointment, or proposed election or appointment, of a new Independent Director of the Seller, which notice shall be given not later than ten (10) Business Days prior to the date such appointment or election would be effective (except when such election or appointment is necessary to fill a vacancy caused by the death, disability, or incapacity of the existing Independent Director, or the failure of such Independent Director to satisfy the criteria for an Independent Director set forth in this clause (c), in which case the Seller shall provide written notice of such election or appointment within five (5) Business Days) and (B) with any such written notice, certify to the Administrative Agent that the Independent Director satisfies the criteria for an Independent Director set forth in this clause (c).
The Seller’s Limited Liability Company Agreement shall provide that: (A) the Seller’s board of directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action and (B) such provision and each other provision requiring an Independent Director cannot be amended without the prior written consent of the Independent Director.
The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, the Parent, the Performance Guarantor, any Originator, the Servicer or any of their respective Affiliates.
    (d)    Organizational Documents. The Seller shall maintain its organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Transaction Documents, including, without limitation, Section 8.01(p).
    (e)    Conduct of Business. The Seller shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of directors’ meetings appropriate to authorize all company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.
    (f)    Compensation. Any employee, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller, and to the extent that Seller shares the same officers or other employees as the Servicer (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. The Seller will not engage any agents other than its attorneys, auditors and other professionals, the Administrator and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee.
    (g)    Servicing and Costs. The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will not incur any indirect or overhead expenses for items shared with the Servicer

(or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered.
    (h)    Operating Expenses. The Seller’s operating expenses will not be paid by the Servicer, the Parent, the Performance Guarantor, any Originator or any Affiliate thereof.
    (i)    Stationary. The Seller will have its own separate stationary.
    (j)    Books and Records. The Seller’s books and records will be maintained separately from those of the Servicer, the Parent, the Performance Guarantor, the Originators and any of their Affiliates and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of the Seller.
    (k)    Disclosure of Transactions. All financial statements of the Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliate thereof that are consolidated to include the Seller will disclose that (i) the Seller’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to the Administrative Agent pursuant to this Agreement, (ii) the Seller is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Seller’s assets prior to any assets or value in the Seller becoming available to the Seller’s equity holders and (iii) the assets of the Seller are not available to pay creditors of the Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliate thereof.
    (l)    Segregation of Assets. The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of the Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliates thereof.
    (m)    Corporate Formalities. The Seller will strictly observe limited liability company formalities in its dealings with the Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliates thereof, and funds or other assets of the Seller will not be commingled with those of the Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which the Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliate thereof (other than the Servicer solely in its capacity as such) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of the Servicer, the Parent, the Performance Guarantor, the

Originators or any Subsidiaries or other Affiliates thereof. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate.
    (n)    Arm’s-Length Relationships. The Seller will maintain arm’s-length relationships with the Servicer, the Parent, the Performance Guarantor, the Originators and any Affiliates thereof. Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller on the one hand, nor the Servicer, the Parent, the Performance Guarantor, any Originator or any Affiliate thereof, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller, the Servicer, the Parent, the Performance Guarantor, the Originators and their respective Affiliates will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.
    (o)    Allocation of Overhead. To the extent that Seller, on the one hand, and the Servicer, the Parent, the Performance Guarantor, any Originator or any Affiliate thereof, on the other hand, have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and the Seller shall bear its fair share of such expenses, which may be paid through the Servicing Fee or otherwise.
    Section 8.04.    Covenants of each Originator.
    (a)    Incorporation by Reference. Each Originator agrees that it will perform and comply with each and every covenant and agreement required to be performed or observed by it in the other Transaction Documents to which it is a party, which provisions, as well as related defined terms contained therein, are hereby incorporated by reference herein with the same effect as if each and every such provision were set forth herein in its entirety all of which shall be deemed to be made for the benefit of the Purchaser Parties and shall be enforceable against such Originator.
    (b)    Anti-Money Laundering/International Trade Law Compliance. No Originator will become a Sanctioned Person. No Originator, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Investment to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. Each Originator shall comply with all Anti-Terrorism Laws in all material respects. Each Originator shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.
    (c)    Reserved.
    (d)    Securitisation Regulation: With reference to the provisions of Article 5(1)(d) and Article 6 of the Securitisation Regulation and the related Securitisation Regulation Rules: (i) each Originator will retain, on an ongoing basis, a material net economic interest in the Receivables sold or contributed by it to the Seller (each, a “Retained Interest”) through a first loss exposure of not less than 5% of every Pool Receivable sold or contributed by it to the Seller as provided in paragraph (e) of Article 6(3) of the Securitisation Regulation and the related Securitisation Regulation Rules, by subscribing for Subordinated Notes or contributing Eligible Receivables; (ii) no Originator will change the manner in which it retains or the method of calculating the Retained Interest, except to the extent permitted under the Securitisation Regulation and any related Securitisation Regulation Rules; (iii) no Originator will (nor will permit any of its Affiliates to) hedge or otherwise mitigate its credit risk under or associated with the Retained Interest or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the Retained Interest, except, in each case, to the extent permitted under the Securitisation Regulation and any related Securitisation Regulation Rules; (iv) each Originator will provide to the Administrative Agent on a monthly basis, and the Servicer will include in each Daily Report and Monthly Report to be made available to the Purchasers, confirmation from it as to continued compliance with the agreements stated in the preceding clauses (i), (ii) and (iii); and (v) it will provide ongoing confirmation of its continued compliance with the agreements stated in the preceding clauses (i), (ii) and (iii): (a) upon the occurrence of any Event of Termination and (b) from time to time upon request by any Purchaser or the Administrative Agent in connection with (x) any change in the structural features of the transaction contemplated by the Transaction Documents that could materially impact an Investment, (y) any change in the performance of the transaction contemplated by the Transaction Documents or of the Receivables which, in any case, could materially impact an Investment, or (z) any material breach of the Transaction Documents.
    (e)    Transparency. Each Originator shall (i) comply with the disclosure obligations imposed on originators under Article 7 of the Securitisation Regulation and any related Securitisation Regulation Rules (including providing receivable by receivable reporting and investor reporting in accordance with the applicable reporting templates set out in the related Securitisation Regulation Rules); and (ii) upon reasonable request, provide such cooperation, information and assistance, and prepare and supply the Administrative Agent and the Purchasers with any information which is available to such Originator or the Seller or any Affiliate of any of them and which is requested by the Administrative Agent or any Purchaser in order to assist any Purchaser in complying with any of its obligations under Article 5 or Article 7 of the Securitisation Regulation and/or any related Securitisation Regulation Rules in relation to the Transaction Documents and the transactions contemplated thereby. Each Originator agrees that if any changes are required to the form or timing for delivery of a Monthly Report, or Daily Report in order to comply with Article 7 of the Securitisation Regulation and the related technical standards, such Originator shall instruct the Servicer to change the form or timing for delivery of the Monthly Report, or Daily Report accordingly.
    (f)    Notice of breach. Each Originator will notify the Administrative Agent in writing as soon as reasonably practicable if, to its knowledge, it is in breach of any undertaking set forth in this Section 8.04.
    (g)    Notice of securitisation. Each Originator incorporated in Ireland and the Seller will notify the Central Bank of Ireland of the transaction described in the Transaction Documents within 15 working days of the Closing Date, which notification shall include the details prescribed by the European Union (General Framework for Securitisation and Specific Framework for Simple, Transparent and Standardised Securitisation) Regulations 2018 of Ireland. For the purposes of this sub-clause (g), a "working day" shall mean a day (other than a Saturday or Sunday) on which banks are open for general business in Dublin.
Article IX

Administration and Collection of Receivables
    Section 9.01.    Appointment of the Servicer. (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 9.01. Until the Administrative Agent gives notice to STI (in accordance with this Section 9.01) of the designation of a new Servicer, STI is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of an Event of Termination, the Administrative Agent may (with the consent of the Majority Group Agents) and shall (at the direction of the Majority Group Agents) designate as Servicer any Person (including itself) to succeed STI or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.
    (b)    Upon the designation of a successor Servicer as set forth in clause (a) above, STI agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and STI shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security.
    (c)    STI acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each member in each Group have relied on STI’s agreement to act as Servicer hereunder. Accordingly, STI agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrative Agent and the Majority Group Agents.

    (d)    The Servicer may delegate its duties and obligations hereunder to any subservicer including but not limited to any Originator and Finacity Corporation (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrative Agent, each Purchaser and each Group Agent shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not an Affiliate of the Parent, the Administrative Agent and the Majority Group Agents shall have consented in writing in advance to such delegation.
    Section 9.02.    Duties of the Servicer. (a) The Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators. The Servicer shall set aside, for the accounts of each Group, the amount of Collections to which each such Group is entitled in accordance with Article IV hereof. The Servicer may, in accordance with the Credit and Collection Policy and consistent with past practices of the Originators, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under Applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document and (iii) if an Event of Termination has occurred and is continuing, the Servicer may take such action only upon the prior written consent of the Administrative Agent. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Group), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Termination has occurred and is continuing, the Administrative Agent may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable.
    (b)    The Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout Date, the Servicer shall deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

    Section 9.03.    Collection Account Arrangements. Prior to the Closing Date, the Seller shall have entered into Account Control Agreements with all of the Collection Account Banks and delivered executed counterparts of each to the Administrative Agent. Upon the occurrence and during the continuance of an Unmatured Event of Termination or Event of Termination, the Administrative Agent may (with the consent of the Majority Group Agents) and shall (upon the direction of the Majority Group Agents) at any time thereafter give notice to each Collection Account Bank that the Administrative Agent is exercising its rights under the Account Control Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Collection Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein (for the benefit of the Secured Parties), (b) to have the proceeds that are sent to the respective Collection Accounts redirected pursuant to the Administrative Agent’s instructions rather than deposited in the applicable Collection Account and (c) to take any or all other actions permitted under the applicable Account Control Agreement. The Seller hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent.
    Section 9.04.    Enforcement Rights. (a) At any time following the occurrence and during the continuation of an Event of Termination:
    (i)    the Administrative Agent (at the Seller’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee;
    (ii)    the Administrative Agent may instruct the Seller or the Servicer to give notice of the Secured Parties’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrative Agent, the Administrative Agent (at the Seller’s or the Servicer’s, as the case may be, expense) may so notify the Obligors;
    (iii)    the Administrative Agent may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software as is necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the

Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee;
    (iv)    notify the Collection Account Banks that the Seller and the Servicer will no longer have any access to the Collection Accounts;
    (v)    the Administrative Agent may (or, at the direction of the Majority Group Agents shall) replace the Person then acting as Servicer;
    (vi)    the Administrative Agent may collect any amounts due from an Originator under any Purchase and Sale Agreement or the Performance Guarantor under the Performance Guaranty; and
    (vii)    direct the Insurer to make payments under the Policy directly to the Administrative Agent or its designee.
For the avoidance of doubt, the foregoing rights and remedies of the Administrative Agent upon an Event of Termination are in addition to and not exclusive of the rights and remedies contained herein and under the other Transaction Documents.
    (b)    The Seller hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Termination, to collect any and all amounts or portions thereof due under any and all Sold Assets and Seller Collateral, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Sold Assets and Seller Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
    (c)    The Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Servicer and on behalf of the Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Termination, to collect any and all amounts or portions thereof due under any and all Sold Assets and Seller Collateral, including endorsing the name of the Servicer on checks and other instruments representing Collections and enforcing such Sold Assets and Seller Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
    Section 9.05.    Responsibilities of the Seller. (a) Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrative Agent, or any other Purchaser Party of their respective rights hereunder shall not relieve the Seller from such obligations and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Purchaser Parties shall have any obligation or liability with respect to any Sold Assets or Seller Collateral, nor shall any of them be obligated to perform any of the obligations of the Seller, the Servicer or any Originator thereunder.
    (b)    STI hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, STI shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that STI conducted such data-processing functions while it acted as the Servicer. In connection with any such processing functions, the Seller shall pay to STI its reasonable out-of-pocket costs and expenses from the Seller’s own funds (subject to the priority of payments set forth in Section 4.01).
    Section 9.06.    Servicing Fee. (a) Subject to clause (b) below, the Seller shall pay the Servicer a fee (the “Servicing Fee”) equal to 0.50% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 4.01.
    (b)    If the Servicer ceases to be STI or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer hereunder.
    (c)    The Seller shall direct a portion of the Servicer Fee payable to the Servicer under Section 4.01 to be paid to the Administrator to pay the Administrator Fee due to the Administrator from the Servicer under the Administration Agreement. The Administrator Fee is payable solely from the Servicer Fee owing to the Servicer under Section 4.01.
    Section 9.07.    Policy. The Seller at all times will comply in all material respects with all terms and conditions of the Policy and the Seller will notify the Administrative Agent of any event that is likely to cause the Seller to make a claim under the Policy. The Seller shall (i) maintain in full force and effect the Policy, (ii) take all actions necessary to cause the applicable portion of each applicable Receivable to be an Insured Receivable at all times and (iii) take all actions and execute all documents as the Administrative Agent may reasonably request in order to ensure that the Administrative Agent shall be loss payee under the Policy and that each Purchaser shall be co-insureds with the Seller under the Policy. If on any date the Administrative Agent or any Purchaser is or becomes entitled to assert a claim under the Policy in respect of any Receivable, the Seller shall (i) take or cause to be taken on such date or as soon as practical thereafter (and in any event prior to the last day on which such claim can be asserted under the Policy) all actions necessary to assert such claim under and in accordance with the terms of the Policy and (ii) on each day thereafter until such claim is paid in full, (x) ensure that such claim is processed as soon as practical thereunder, including, without limitation, by taking all action that the Insurer or the Administrative Agent may reasonably request in connection with the submission or processing of such claim (including such actions required to enable the Purchasers to submit proper claims and delivering related documents to Insurer (including, without limitation, providing copies of invoices, purchase orders, and the proof of delivery of products related to such Receivable), and (y) diligently enforce the right to receive payment of such claim in accordance with the terms thereof. With respect to any Receivable insured under the Policy, the Seller will not take any action under the Policy, or fail to take any action, under the Policy, that, because of the Seller’s action or failure to act in accordance with the Policy, would result in the Insurer being released from its obligations to pay any credit losses (as set forth in the Policy) with respect to such Receivable, in whole or in part, or the Insurer having a claim against the Seller in respect of such Receivable. The Seller will promptly remit all Insurance Payments received by it for deposit to a Collection Account for application in accordance with the terms of this Agreement. The Seller will not permit any amendment or waiver to or other modification of the Policy without the prior written consent of the Administrative Agent and the Purchasers. The Seller shall promptly provide the Administrative Agent with copies of all material notices it receives or sends in connection with each of the Policy.
Article X

Events of Termination
    Section 10.01.    Events of Termination. If any of the following events (each an “Event of Termination”) shall occur:
    (a)    (i) the Seller, any Originator, the Performance Guarantor or the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document (other than any such failure which would constitute an Event of Termination under clause (ii), (iii) or (iv) of this paragraph (a)), and such failure, solely to the extent capable of cure, shall continue for ten (10) Business Days after (x) the Seller or the Servicer has actual knowledge thereof or (y) written notice of such failure shall have been given by the Administrative Agent to the Seller and the Servicer, (ii) the Seller, any Originator, the Performance Guarantor or the Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall continue unremedied for two (2) Business Days, (iii) STI shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrative Agent shall have been appointed prior to the effectiveness of STI’s resignation, or (iv) the Servicer shall fail to comply with the financial covenants set forth in Section 8.02(s);

    (b)    any representation or warranty made or deemed made by the Seller, any Originator, the Performance Guarantor or the Servicer (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Seller, any Originator, the Performance Guarantor or the Servicer pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and, if capable of correction, shall not be corrected within ten (10) Business Days after (x) the Seller or the Servicer has actual knowledge thereof or (y) written notice of such failure shall have been given by the Administrative Agent to the Seller and the Servicer;
    (c)    the Seller or the Servicer shall fail to deliver a Monthly Report or Daily Report pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days;
    (d)    this Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to the Pool Receivables or any of the other Sold Assets or Seller Collateral, free and clear of any Adverse Claim;
    (e)    the Seller, any Originator, the Performance Guarantor or the Servicer shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any Insolvency Proceeding shall be instituted by or against the Seller, any Originator, the Performance Guarantor or the Servicer and, in the case of any such proceeding instituted against such Person (but not instituted by such Person), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) consecutive days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, any Originator, the Performance Guarantor or the Servicer shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;
    (f)    (i) the average for three consecutive Calculation Periods of: (A) the Default Ratio shall exceed 5.50%, (B) the Dilution Ratio shall exceed 3.00% or (C) the Days’ Sales Outstanding shall exceed eighty (80) days;
    (g)    a Change in Control shall occur;
    (h)    a Capital Coverage Deficit shall occur, and shall not have been cured within two (2) Business Days;
    (i)    (i) the Seller shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $10,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (ii) any Originator, the Performance Guarantor or the Servicer, or any of their respective Subsidiaries other than the Seller, individually or in the aggregate, shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $5,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (iii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt (as referred to in clause (i) or (ii) of this paragraph and shall continue after the applicable grace period (not to exceed 30 days), if any, specified in such agreement, mortgage, indenture or instrument (whether or not such failure shall have been waived under the related agreement), if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt (as referred to in clause (i) or (ii) of this paragraph) or to terminate the commitment of any Purchaser thereunder, or (iv) any such Debt (as referred to in clause (i) or (ii) of this paragraph) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made or the commitment of any lender thereunder terminated, in each case before the stated maturity thereof;
    (j)    the Performance Guarantor shall fail to perform any of its obligations under the Performance Guaranty;
    (k)    the Seller shall fail at any time (other than for ten (10) Business Days following notice of the death or resignation of any Independent Director) to have an Independent Director who satisfies each requirement and qualification specified in Section 8.03(c) of this Agreement for Independent Directors, on the Seller’s board of directors;
    (l)    there shall have occurred any event which materially adversely impairs, in the reasonable discretion of Administrative Agent, the collectability of the Pool Receivables generally or any material portion thereof;
    (m)    either (i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code in excess of $10,000 with regard to any assets of the Seller, or in excess of $5,000,000 with regard to any assets of any Originator or the Parent or (ii) the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA in excess of $10,000 with regard to any of the assets of the Seller, or in excess of $5,000,000 with regard to any assets of the Servicer, any Originator or the

Parent and such condition under either of the foregoing clauses (i) or (ii) is not cured within ten (10) Business Days;
    (n)    (i) the occurrence of a Reportable Event for which the requirement of notice has not been waived by regulation or otherwise; (ii) the adoption of an amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code; (iii) the existence with respect to any Multiemployer Plan of an “accumulated funding deficiency” (as defined in Section 431 of the Code or Section 304 of ERISA), whether or not waived; (iv) the failure to satisfy the minimum funding standard under Section 412 of the Code with respect to any Pension Plan (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of any of the Seller, any Originator, the Servicer, the Parent, the Performance Guarantor or any of their respective ERISA Affiliates from any Multiemployer Plan; (vi) the receipt by any of the Seller, any Originator, the Servicer, the Parent, the Performance Guarantor or any of their respective ERISA Affiliates from the PBGC or any plan administrator of any notice relating to the intention to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan or Multiemployer Plan; (vii) the receipt by the Seller, any Originator, the Servicer, the Parent, the Performance Guarantor or any of their respective ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (viii) the occurrence of a prohibited transaction with respect to any of the Seller, any Originator, the Servicer, the Parent, the Performance Guarantor or any of their respective ERISA Affiliates (pursuant to Section 4975 of the Code); (ix) the occurrence or existence of any other similar event or condition with respect to a Pension Plan or a Multiemployer Plan, with respect to each of clause (i) through (ix), either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;
    (n)    a Material Adverse Effect shall occur with respect to the Seller, any Originator, the Performance Guarantor or the Servicer;
    (o)    a Purchase and Sale Termination Event shall occur under any Purchase and Sale Agreement;
    (p)    the Seller shall (i) be required to register as an “investment company” within the meaning of the Investment Company Act or (ii) become a “covered fund” within the meaning of the Volcker Rule;
    (q)    any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any of the Seller, any Originator, the Performance Guarantor or the Servicer (or any of their respective Affiliates) shall so state in writing; or
    (r)    one or more judgments or decrees shall be entered against the Seller, any Originator, the Performance Guarantor or the Servicer, or any Affiliate of any of the

foregoing involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $5,000,000 (or solely with respect to the Seller, $10,000);
then, and in any such event, the Administrative Agent may (or, at the direction of the Majority Group Agents shall) by notice to the Seller (x) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred), (y) declare the Seller Obligation Final Due Date to have occurred (in which case the Seller Obligation Final Due Date shall be deemed to have occurred) and (z) declare the Aggregate Capital and all other Seller Obligations to be immediately due and payable (in which case the Aggregate Capital and all other Seller Obligations shall be immediately due and payable); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (e) of this Section 10.01 with respect to the Seller, the Termination Date shall occur and the Aggregate Capital and all other Seller Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative. Any proceeds from liquidation of the Sold Assets and Seller Collateral shall be applied in the order of priority set forth in Section 4.01.
Article XI

The Administrative Agent
    Section 11.01.    Authorization and Action. Each Purchaser Party hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Administrative Agent. The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or any Affiliate thereof or any Purchaser Party except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.
    Section 11.02.    Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement

(including, without limitation, the Administrative Agent’s servicing, administering or collecting Pool Receivables in the event it replaces the Servicer in such capacity pursuant to Section 9.01), in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for any Purchaser Party or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Purchaser Party (whether written or oral) and shall not be responsible to any Purchaser Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Purchaser Party or to inspect the property (including the books and records) of any Purchaser Party; (d) shall not be responsible to any Purchaser Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) reasonably believed by it to be genuine and signed or sent by the proper party or parties.
    Section 11.03.    Administrative Agent and Affiliates. With respect to any Investment or interests therein owned by any Purchaser Party that is also the Administrative Agent, such Purchaser Party shall have the same rights and powers under this Agreement as any other Purchaser Party and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and any of its Affiliates may generally engage in any kind of business with the Seller or any Affiliate thereof and any Person who may do business with or own securities of the Seller or any Affiliate thereof, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any other Secured Party.
    Section 11.04.    Indemnification of Administrative Agent. Each Committed Purchaser agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Seller or any Affiliate thereof), ratably according to the respective Percentage of such Committed Purchaser, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided that no Committed Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.
    Section 11.05.    Delegation of Duties. The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

    Section 11.06.    Action or Inaction by Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Group Agents or the Majority Group Agents, as the case may be, and assurance of its indemnification by the Committed Purchasers, as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Group Agents or the Majority Group Agents, as the case may be, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Purchaser Parties. The Purchaser Parties and the Administrative Agent agree that unless any action to be taken by the Administrative Agent under a Transaction Document (i) specifically requires the advice or concurrence of all Group Agents or (ii) may be taken by the Administrative Agent alone or without any advice or concurrence of any Group Agent, then the Administrative Agent may take action based upon the advice or concurrence of the Majority Group Agents.
    Section 11.07.    Notice of Events of Termination; Action by Administrative Agent. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Termination or Event of Termination unless the Administrative Agent has received notice from any Purchaser Party or the Seller stating that an Unmatured Event of Termination or Event of Termination has occurred hereunder and describing such Unmatured Event of Termination or Event of Termination. If the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Group Agent, whereupon each Group Agent shall promptly give notice thereof to its respective Conduit Purchaser(s) and Related Committed Purchaser(s). The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, concerning an Unmatured Event of Termination or Event of Termination or any other matter hereunder as the Administrative Agent deems advisable and in the best interests of the Secured Parties.
    Section 11.08.    Non-Reliance on Administrative Agent and Other Parties. Each Purchaser Party expressly acknowledges that neither the Administrative Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Seller or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Purchaser Party represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Purchaser Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, each Originator, the Performance Guarantor or the Servicer and the Pool Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Administrative Agent to any Purchaser Party, the Administrative Agent shall not have any duty or responsibility to provide any Purchaser Party with any information concerning the Seller, any Originator, the Performance Guarantor or the Servicer that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

    Section 11.09.    Successor Administrative Agent. (a) The Administrative Agent may, upon at least thirty (30) days’ notice to the Seller, the Servicer and each Group Agent, resign as Administrative Agent. Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the Majority Group Agents as a successor Administrative Agent and has accepted such appointment. If no successor Administrative Agent shall have been so appointed by the Majority Group Agents, within thirty (30) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent as successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Group Agents within sixty (60) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent.
    (b)    Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.
Article XII

The Group Agents
    Section 12.01.    Authorization and Action. Each Purchaser Party that belongs to a Group hereby appoints and authorizes the Group Agent for such Group to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Group Agent by the terms hereof, together with such powers as are reasonably incidental thereto. No Group Agent shall have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against any Group Agent. No Group Agent assumes, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with the Seller or any Affiliate thereof, or any Purchaser except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall any Group Agent ever be required to take any action which exposes such Group Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.
    Section 12.02.    Group Agent’s Reliance, Etc. No Group Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as a Group Agent under or in connection with this Agreement or any other Transaction Documents in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, a Group Agent: (a) may consult with legal counsel (including counsel for the Administrative Agent, the Seller or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Purchaser Party (whether written or oral) and shall not be responsible to any Purchaser Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Seller or any Affiliate thereof or any other Person or to inspect the property (including the books and records) of the Seller or any Affiliate thereof; (d) shall not be responsible to any Purchaser Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Documents or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) reasonably believed by it to be genuine and signed or sent by the proper party or parties.
    Section 12.03.    Group Agent and Affiliates. With respect to any Investment or interests therein owned by any Purchaser Party that is also a Group Agent, such Purchaser Party shall have the same rights and powers under this Agreement as any other Purchaser and may exercise the same as though it were not a Group Agent. A Group Agent and any of its Affiliates may generally engage in any kind of business with the Seller or any Affiliate thereof and any Person who may do business with or own securities of the Seller or any Affiliate thereof or any of their respective Affiliates, all as if such Group Agent were not a Group Agent hereunder and without any duty to account therefor to any other Secured Party.
    Section 12.04.    Indemnification of Group Agents. Each Committed Purchaser in any Group agrees to indemnify the Group Agent for such Group (to the extent not reimbursed by the Seller or any Affiliate thereof), ratably according to the proportion of the Percentage of such Committed Purchaser to the aggregate Percentages of all Committed Purchasers in such Group, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Group Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by such Group Agent under this Agreement or any other Transaction Document; provided that no Committed Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Group Agent’s gross negligence or willful misconduct.
    Section 12.05.    Delegation of Duties. Each Group Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Group Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
    Section 12.06.    Notice of Events of Termination. No Group Agent shall be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Termination or Event of

Termination unless such Group Agent has received notice from the Administrative Agent, any other Group Agent, any other Purchaser Party, the Servicer or the Seller stating that an Unmatured Event of Termination or Event of Termination has occurred hereunder and describing such Unmatured Event of Termination or Event of Termination. If a Group Agent receives such a notice, it shall promptly give notice thereof to the Purchaser Parties in its Group and to the Administrative Agent (but only if such notice received by such Group Agent was not sent by the Administrative Agent). A Group Agent may take such action concerning an Unmatured Event of Termination or Event of Termination as may be directed by Committed Purchasers in its Group representing a majority of the Commitments in such Group (subject to the other provisions of this Article XII), but until such Group Agent receives such directions, such Group Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as such Group Agent deems advisable and in the best interests of the Conduit Purchasers and Committed Purchasers in its Group.
    Section 12.07.    Non-Reliance on Group Agent and Other Parties. Each Purchaser Party expressly acknowledges that neither the Group Agent for its Group nor any of such Group Agent’s directors, officers, agents or employees has made any representations or warranties to it and that no act by such Group Agent hereafter taken, including any review of the affairs of the Seller or any Affiliate thereof, shall be deemed to constitute any representation or warranty by such Group Agent. Each Purchaser Party represents and warrants to the Group Agent for its Group that, independently and without reliance upon such Group Agent, any other Group Agent, the Administrative Agent or any other Purchaser Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller or any Affiliate thereof and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by a Group Agent to any Purchaser Party in its Group, no Group Agent shall have any duty or responsibility to provide any Purchaser Party in its Group with any information concerning the Seller or any Affiliate thereof that comes into the possession of such Group Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.
    Section 12.08.    Successor Group Agent. Any Group Agent may, upon at least thirty (30) days’ notice to the Administrative Agent, the Seller, the Servicer and the Purchaser Parties in its Group, resign as Group Agent for its Group. Such resignation shall not become effective until a successor Group Agent is appointed by the Purchaser(s) in such Group. Upon such acceptance of its appointment as Group Agent for such Group hereunder by a successor Group Agent, such successor Group Agent shall succeed to and become vested with all the rights and duties of the resigning Group Agent, and the resigning Group Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Group Agent’s resignation hereunder, the provisions of this Article XII and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Group Agent.
    Section 12.09.    Reliance on Group Agent. Unless otherwise advised in writing by a Group Agent or by any Purchaser Party in such Group Agent’s Group, each party to this Agreement may assume that (i) such Group Agent is acting for the benefit and on behalf of each of the

Purchaser Parties in its Group, as well as for the benefit of each assignee or other transferee from any such Person and (ii) each action taken by such Group Agent has been duly authorized and approved by all necessary action on the part of the Purchaser Parties in its Group.
    Section 12.10.    Erroneous Payments.
    (a)    Each Purchaser hereby agrees that (i) if the Administrative Agent notifies such Purchaser that the Administrative Agent has determined in its sole discretion that any funds received by such Purchaser from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Purchaser (whether or not known to such Purchaser (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise), individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Purchaser shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Purchaser to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) such Purchaser shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Purchaser under this clause (a) shall be conclusive, absent manifest error.
    (b)    Without limiting immediately preceding clause (a), each Purchaser hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates) (i) that is in an amount different than (other than a de minimis difference), or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), or (ii) that was not preceded or accompanied by an Erroneous Payment Notice, it shall be on notice that, in each such case, an error has been made with respect to such Erroneous Payment. Each Purchaser further agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Purchaser shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) that was received by such Purchaser to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
    (c)    Each Purchaser hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Purchaser under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Purchaser under any Transaction Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under clause (a) above.
    (d)    (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with clause (a) above, from any Purchaser that has received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Purchaser at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Purchaser shall be deemed to have assigned its Investment with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of its Investment, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with any assignment fee to be waived by the Administrative Agent in such instance)), and is hereby deemed to execute and deliver an Assignment and Acceptance Agreement with respect to such Erroneous Payment Deficiency Assignment, (B) the Administrative Agent as the assignee shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee shall become a Purchaser hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Purchaser shall cease to be a Purchaser hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement which shall survive as to such assigning Purchaser, (D) the Administrative Agent and the Seller shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Investment subject to the Erroneous Payment Deficiency Assignment.
    (e)    The Seller and each other Purchaser Party hereby agree that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Purchaser that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Purchaser that has received such Erroneous Payment with respect to such amount and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Seller Obligations owed by the Seller to any other Purchaser Party; provided that for the avoidance of doubt, clause (ii) shall not apply to the extent any such Erroneous Payment was made using funds received by the Administrative Agent from the Seller or on its behalf for the purpose of paying, prepaying, repaying, discharging or other satisfying any Seller Obligations owed by the Seller to such other Purchaser Party.
    (f)    Each party’s obligations under this Section 12.10 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Purchaser, the termination of the Commitments or the repayment, satisfaction or discharge of all Seller Obligations (or any portion thereof) under any Transaction Document.

Article XIII

Indemnification
    Section 13.01.    Indemnities by the Seller. (a) Without limiting any other rights that the Administrative Agent, the Purchaser Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Seller Indemnified Party”) may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify each Seller Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Seller Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of the Investments or the security interest in respect of any Pool Receivable or any other Sold Assets or Seller Collateral; excluding, however, (a) Seller Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Seller Indemnified Amounts resulted solely from the gross negligence or willful misconduct by the Seller Indemnified Party seeking indemnification, (b) Taxes (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim), and (c) subject to Article III, Seller Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor. Without limiting or being limited by the foregoing, the Seller shall pay on demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 4.01), to each Seller Indemnified Party any and all amounts necessary to indemnify such Seller Indemnified Party from and against any and all Seller Indemnified Amounts relating to or resulting from any of the following (but excluding Seller Indemnified Amounts and Taxes described in clauses (a) and (b) above):
    (i)    any Pool Receivable which the Seller or the Servicer includes as an Eligible Receivable as part of the Net Eligible Pool Balance but which is not an Eligible Receivable at such time;
    (ii)    any representation, warranty or statement made or deemed made by the Seller (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Monthly Report, any Daily Report or any other information or report delivered by or on behalf of the Seller pursuant hereto which shall have been untrue or incorrect when made or deemed made;
    (iii)    the failure by the Seller to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;
    (iv)    the failure to vest in the Administrative Agent a first priority perfected ownership or security interest in all or any portion of the Sold Assets or Seller Collateral, in each case free and clear of any Adverse Claim;

    (v)    the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable, any other Sold Assets or any Seller Collateral, whether at the time of any Investment or at any subsequent time;
    (vi)    any dispute, claim or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Pool Receivable;
    (vii)    any failure of the Seller to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;
    (viii)    any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;
    (ix)    the commingling of Collections of Pool Receivables at any time with other funds;
    (x)    any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any Investments or in respect of any Pool Receivable, any other Sold Assets or any Seller Collateral or any related Contract;
    (xi)    any failure of the Seller to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;
    (xii)    any setoff with respect to any Pool Receivable;
    (xiii)    any claim brought by any Person other than a Seller Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Pool Receivable;
    (xiv)    the failure by the Seller to pay when due any taxes, including, without limitation, sales, excise or personal property taxes;
    (xv)    any failure of a Collection Account Bank to comply with the terms of the applicable Account Control Agreement, the termination by a Collection Account Bank of any Account Control Agreement or any amounts (including in respect of any indemnity)

payable by the Administrative Agent to a Collection Account Bank under any Account Control Agreement;
    (xvi)    any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;
    (xvii)    Reserved;
    (xviii)    the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;
    (xix)    the use of proceeds of any Investment;
    (xx)    any reduction in Capital as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason; or
    (xxi)    any dispute, claim, offset or defense (other than discharge in any insolvency or bankruptcy of the Insurer or any delay occurring in connection with any insolvency or bankruptcy proceeding relating to the Insurer) of the Insurer to the payment of any claim under the Policy (including, without limitation, a defense based on the Policy not being a legal, valid and binding obligation of the Insurer enforceable against it in accordance with its terms), or any other claim relating to the Policy; or
    (xxii)    the failure of any loss in respect of an Insured Receivable to be payable in full (after deducting any co-insurance amounts set forth in the Policy) from Insurance Payments for any reason (including a determination by the Insurer that such loss is excluded from the Policy).
    (b)    Notwithstanding anything to the contrary in this Agreement, solely for purposes of the Seller’s indemnification obligations in clauses (ii), (iii), (vii) and (xi) of this Article XIII, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a material adverse effect or similar concepts of materiality shall be deemed to be not so qualified.
    (c)    If for any reason the foregoing indemnification is unavailable to any Seller Indemnified Party or insufficient to hold it harmless, then the Seller shall contribute to such Seller Indemnified Party the amount paid or payable by such Seller Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Seller and its Affiliates on the one hand and such Seller Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Seller and its Affiliates and such Seller Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Seller under this Section shall be in addition to any liability which the Seller may otherwise have, shall extend upon the same terms and conditions to each Seller Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Seller and the Seller Indemnified Parties.
    (d)    Any indemnification or contribution under this Section shall survive the termination of this Agreement.
    Section 13.02.    Indemnification by the Servicer. (a) The Servicer hereby agrees to indemnify and hold harmless the Seller, the Administrative Agent, the Purchaser Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Servicer Indemnified Party”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, Attorney Costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Servicer Indemnified Amounts”); excluding (i) Servicer Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts resulted solely from the gross negligence or willful misconduct by the Servicer Indemnified Party seeking indemnification, (ii) Taxes (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim) and (iii) Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor. Without limiting or being limited by the foregoing, the Servicer shall pay on demand, to each Servicer Indemnified Party any and all amounts necessary to indemnify such Servicer Indemnified Party from and against any and all Servicer Indemnified Amounts relating to or resulting from any of the following (but excluding Servicer Indemnified Amounts described in clauses (i), (ii) and (iii) above):
    (i)    any representation, warranty or statement made or deemed made by the Servicer (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Monthly Report, any Daily Report or any other information or report delivered by or on behalf of the Servicer pursuant hereto which shall have been untrue or incorrect when made or deemed made;
    (ii)    the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;
    (iii)    the commingling of Collections of Pool Receivables at any time with other funds;

    (iv)    any failure of a Collection Account Bank to comply with the terms of the applicable Account Control Agreement, the termination by a Collection Account Bank of any Account Control Agreement or any amounts (including in respect of any indemnity) payable by the Administrative Agent to a Collection Account Bank under any Account Control Agreement; or
    (v)    any failure of the Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document.
    (b)    If for any reason the foregoing indemnification is unavailable to any Servicer Indemnified Party or insufficient to hold it harmless, then the Servicer shall contribute to the amount paid or payable by such Servicer Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Servicer and its Affiliates on the one hand and such Servicer Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Servicer and its Affiliates and such Servicer Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Servicer under this Section shall be in addition to any liability which the Servicer may otherwise have, shall extend upon the same terms and conditions to Servicer Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Servicer and the Servicer Indemnified Parties.
    (c)    Any indemnification or contribution under this Section shall survive the termination of this Agreement.
    Section 13.03.    Indemnification by the Originators. Each Originator hereby agrees to indemnify and hold harmless each Seller Indemnified Party from and against any and all Losses (as defined below) resulting from or arising out of any breach by any Originator of this Agreement or any Purchase and Sale Agreement (“Indemnified Losses”). “Losses” shall mean each of (i) the amount necessary to compensate such Indemnified Party for any increased cost or any reduction in its rate of return on capital which such Indemnified Party reasonably attributes to such increase in capital that is required or directed to be maintained by that Seller Indemnified Party in relation to its Investment (including by application of an additional risk weight pursuant to Article 270a of Regulation (EU) No. 575/2013) and (ii) any out-of-pocket costs and expenses (including reasonable fees of external counsel) of such Seller Indemnified Party resulting from or arising out of any breach by an Originator or the Seller of this Agreement or any Purchase and Sale Agreement and relating to the transactions contemplated by the Transaction Documents.
Article XIV

Miscellaneous
    Section 14.01.    Amendments, Etc. (a) No failure on the part of any Purchaser Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement or consent to any departure by any of the Seller or any Affiliate thereof shall be effective unless in a writing signed by the Administrative Agent and the Majority Group Agents (and, in the case of any amendment, also signed by the Seller), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Servicer, affect the rights or duties of the Servicer under this Agreement; (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Group Agent:
    (i)    change (directly or indirectly) the definitions of, Capital Coverage Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Facility Limit, Seller Obligation Final Due Date, Net Eligible Pool Balance or Total Reserves contained in this Agreement, or Base Concentration Limit for any Obligor or change the calculation of the Capital Coverage Amount;
    (ii)    reduce the amount of Capital or Yield that is payable hereunder or delay any scheduled date for payment thereof;
    (iii)    change any Event of Termination;
    (iv)    release all or a material portion of the Sold Assets or Seller Collateral from the Administrative Agent’s security interest created hereunder;
    (v)    release the Performance Guarantor from any of its obligations under the Performance Guaranty or terminate the Performance Guaranty;
    (vi)    change any of the provisions of this Section 14.01 or the definition of “Majority Group Agents”; or
    (vii)    change the order of priority in which Collections are applied pursuant to Section 4.01.
Notwithstanding the foregoing, (A) no amendment, waiver or consent shall increase any Committed Purchaser’s Commitment hereunder without the consent of such Committed Purchaser, as applicable, (B) no amendment, waiver or consent shall reduce any Fees payable by the Seller to any member of any Group or delay the dates on which any such Fees are payable, in either case, without the consent of the Group Agent for such Group, and (C) no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Purchaser, except with respect to any amendment, waiver or other modification referred to in clauses (i) through (vii) above and then only in the event such Defaulting Purchaser shall be directly affected by such amendment, waiver or other modification.
    (b)    Notwithstanding anything to the contrary contained herein, if at any time after the Closing Date, the Administrative Agent and the Seller shall have jointly identified an ambiguity, obvious error or any error or omission of a technical nature, in each case, in any provision of the

Transaction Documents, then the Administrative Agent and the Seller shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Transaction Document.
    (c)    The Administrative Agent and the Seller may, without the consent of any Purchaser, enter into amendments or modifications to this Agreement or any of the other Transaction Documents or to enter into additional Transaction Documents as the Administrative Agent deems appropriate in order to implement any Benchmark Replacement or any Conforming Changes or otherwise effectuate the terms of Section 5.05 in accordance with the terms thereof.
    Section 14.02.    Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include email and facsimile communication) and emailed, faxed or delivered, to each party hereto, at its address set forth under its name on Schedule III hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.
    Section 14.03.    Assignability; Addition of Purchasers.
    (a)    Assignment by Conduit Purchasers. This Agreement and the rights of each Conduit Purchaser hereunder (including its right to receive payments of Capital and Yield) shall be assignable by such Conduit Purchaser and its successors and permitted assigns to any Program Support Provider of such Conduit Purchaser without prior notice to or consent from the Seller or any other party, or any other condition or restriction of any kind, (ii) to any other Purchaser with prior notice to the Seller but without consent from the Seller or (iii) with the prior written consent of the Seller (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Termination or Unmatured Event of Termination has occurred and is continuing), to any other Eligible Assignee. Each assignor of Capital (or any portion thereof) or any interest therein may, in connection with the assignment or participation, disclose to the assignee or Participant any information relating to the Seller and its Affiliates, including the Receivables, furnished to such assignor by or on behalf of the Seller and its Affiliates or by the Administrative Agent; provided that, prior to any such disclosure, the assignee or Participant agrees to preserve the confidentiality of any confidential information relating to the Seller and its Affiliates received by it from any of the foregoing entities in a manner consistent with Section 14.06(b).
    (b)    Assignment by Committed Purchasers. Each Committed Purchaser may assign to any Eligible Assignee or to any other Committed Purchaser all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and any Capital or interests therein owned by it); provided, however that
    (i)    except for an assignment by a Committed Purchaser to either an Affiliate of such Committed Purchaser or any other Committed Purchaser, each such assignment shall require the prior written consent of the Seller (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Termination or an Unmatured Event of Termination has occurred and is continuing);
    (ii)    each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement;
    (iii)    the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of (x) $5,000,000 and (y) all of the assigning Committed Purchaser’s Commitment; and
    (iv)    the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement.
Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement, and to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Committed Purchaser hereunder and (y) the assigning Committed Purchaser shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Committed Purchaser’s rights and obligations under this Agreement, such Committed Purchaser shall cease to be a party hereto).
    (c)    Register. The Administrative Agent shall, acting solely for this purpose as an agent of the Seller, maintain at its address referred to on Schedule III of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Committed Purchasers and the Conduit Purchasers, the Commitment of each Committed Purchaser and the aggregate outstanding Capital (and stated Yield) of each Conduit Purchaser and Committed Purchaser from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, the Servicer, the Administrative Agent, the Group Agents, and the other Purchaser Parties shall treat each Person whose name is recorded in the Register as a Committed Purchaser or Conduit Purchaser, as the case may be, under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Seller, the Servicer, any Group Agent, any Conduit Purchaser or any Committed Purchaser at any reasonable time and from time to time upon reasonable prior notice.
    (d)    Procedure. Upon its receipt of an Assignment and Acceptance Agreement executed and delivered by an assigning Committed Purchaser and an Eligible Assignee or assignee Committed Purchaser, the Administrative Agent shall, if such Assignment and Acceptance Agreement has been duly completed, (i) accept such Assignment and Acceptance Agreement,

(ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Seller and the Servicer.
    (e)    Participations. Each Committed Purchaser may sell participations to one or more Eligible Assignees (each, a “Participant”) in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment and its Capital and Yield thereon); provided, however, that
    (i)    such Committed Purchaser’s obligations under this Agreement (including, without limitation, its Commitment to the Seller hereunder) shall remain unchanged, and
    (ii)    such Committed Purchaser shall remain solely responsible to the other parties to this Agreement for the performance of such obligations.
The Administrative Agent, the Group Agents, the Conduit Purchasers, the other Committed Purchasers, the Seller and the Servicer shall have the right to continue to deal solely and directly with such Committed Purchaser in connection with such Committed Purchaser’s rights and obligations under this Agreement. The Seller agrees that each Participant shall be entitled to the benefits of Sections 5.01 and 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the participating Purchaser)) to the same extent as if it were a Purchaser and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.03, with respect to any participation, than its participating Purchaser would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
    (f)    Participant Register. Each Committed Purchaser that sells a participation shall, acting solely for this purpose as an agent of the Seller, maintain a register on which it enters the name and address of each Participant and the Capital (and stated Yield) participated to each Participant, together with each Participant’s interest in the other obligations under this Agreement (the “Participant Register”); provided that no Committed Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Capital, Yield or its other obligations under any this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Capital, Yield or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Committed Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

    (g)    Assignments by Agents. This Agreement and the rights and obligations of the Administrative Agent and each Group Agent herein shall be assignable by the Administrative Agent or such Group Agent, as the case may be, and its successors and assigns; provided that in the case of an assignment to a Person that is not an Affiliate of the Administrative Agent or such Group Agent, so long as no Event of Termination or Unmatured Event of Termination has occurred and is continuing, such assignment shall require the Seller’s consent (not to be unreasonably withheld, conditioned or delayed).
    (h)    Assignments by the Seller or the Servicer. Neither the Seller nor, except as provided in Section 9.01, the Servicer may assign any of its respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Group Agent (such consent to be provided or withheld in the sole discretion of such Person).
    (i)    Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein, any Purchaser, Program Support Provider or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Capital and Yield) and any other Transaction Document to secure its obligations to a Federal Reserve Bank, without notice to or the consent of the Seller, the Servicer, any Affiliate thereof or any Purchaser Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.
    (j)    Pledge to a Security Trustee. Notwithstanding anything to the contrary set forth herein, any Conduit Purchaser may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Capital and Yield) and any other Transaction Document to a collateral trustee (or Person acting in a similar capacity) as collateral security in connection with such Conduit Purchaser’s asset-backed commercial paper note program, without notice to or the consent of the Seller, the Servicer, any Affiliate thereof or any Purchaser Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.
    Section 14.04.    Costs and Expenses. In addition to the rights of indemnification granted under Section 13.01 hereof, the Seller agrees to pay on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, any Program Support Agreement (or any supplement or amendment thereof) related to this Agreement and the other Transaction Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including, without limitation, (i) the reasonable Attorney Costs for the Administrative Agent and the other Purchaser Parties and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent and the other Purchaser Parties and their respective Affiliates as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent and the other Purchaser Parties and any of their respective Affiliates and the fees and charges of any nationally recognized statistical rating agency incurred in connection with the administration and maintenance of this Agreement or advising the Administrative Agent or any other Purchaser Party as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document. In addition, the Seller agrees to pay on demand all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Administrative Agent and the other Purchaser Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents.
    Section 14.05.    No Proceedings; Limitation on Payments. (a) Each of the Seller, the Administrative Agent, the Servicer, each Group Agent, each Purchaser and each assignee of Capital or any Yield thereof or of any other Seller Obligations agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any Insolvency Proceeding so long as any Notes or other senior indebtedness issued by such Conduit Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Notes or other senior indebtedness shall have been outstanding.
    (b)    Each of the Servicer, each Group Agent, each Purchaser and each assignee of Capital or any Yield thereof or of any other Seller Obligations, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Seller any Insolvency Proceeding until one year and one day after the Final Payout Date; provided, that the Administrative Agent may take any such action in its sole discretion following the occurrence of an Event of Termination.
    (c)    Notwithstanding any provisions contained in this Agreement to the contrary, a Conduit Purchaser shall not, and shall be under no obligation to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay such Conduit Purchaser’s Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue Notes to refinance all of its outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Purchaser’s securitization program or (y) all of such Conduit Purchaser’s Notes are paid in full. Any amount which any Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or company obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above. The provisions of this Section 14.05 shall survive any termination of this Agreement.
    Section 14.06.    Confidentiality. (a) Each of the Seller and the Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement or the Fee Letter (including any fees payable in connection with this Agreement, the Fee Letter or any other Transaction Document or the identity of the Administrative Agent or any other Purchaser Party), except as the Administrative Agent and each Group Agent may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Seller, the Servicer or their Advisors and Representatives or (iii) to the extent it should be (A) required by

Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii) above, the Seller and the Servicer will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the affected Purchaser Party of its intention to make any such disclosure prior to making such disclosure. Each of the Seller and the Servicer agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. Notwithstanding the foregoing, it is expressly agreed that each of the Seller, the Servicer and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under this Agreement and the transactions contemplated hereby; provided that the Administrative Agent shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; and provided, further, that no such press release shall name or otherwise identify the Administrative Agent, any other Purchaser Party or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Seller consents to the publication by the Administrative Agent or any other Purchaser Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement; provided that the Seller shall be provided a reasonable opportunity to review such tombstone or similar advertising material prior to its release and provide comment thereon.
    (b)    Each of the Administrative Agent and each other Purchaser Party, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any confidential and proprietary information concerning the Seller, the Servicer and their respective Affiliates and their businesses or the terms of this Agreement (including any fees payable in connection with this Agreement or the other Transaction Documents), except as the Seller or the Servicer may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives and to any related Program Support Provider, (ii) to its assignees and Participants and potential assignees and Participants and their respective counsel if they agree in writing to hold it confidential, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors or any related Program Support Provider, (iv) to any nationally recognized statistical rating organization in connection with obtaining or maintaining the rating of any Conduit Purchaser’s Notes or as contemplated by 17 CFR 240.17g-5(a)(3), (v) at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent, any Group Agent or any Purchaser or their respective Affiliates or Program Support Providers or (vi) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (vi) above, the Administrative Agent, each Group Agent and each Purchaser will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Seller and the Servicer of its making any such disclosure as promptly as reasonably practicable thereafter. Each of the Administrative Agent, each Group Agent and each Purchaser, severally and with respect to itself only, agrees to be responsible for any breach of this Section by its Representatives, Advisors and Program Support Providers and agrees that its Representatives, Advisors and Program Support Providers will be advised by it of the confidential nature of such information and shall agree to comply with this Section.
    (c)    As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) “Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents; provided that such Persons shall not be deemed to Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person.
    (d)    Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure.
    Section 14.07.    Governing Law. This Agreement, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, but without regard to any other conflicts of law provisions thereof, except to the extent that the perfection, the effect of perfection or priority of the interests of Administrative Agent or any Purchaser in the Sold Assets or Seller Collateral is governed by the laws of a jurisdiction other than the State of New York).
    Section 14.08.    Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.
    Section 14.09.    Integration; Binding Effect; Survival of Termination. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 3.08, 3.09, 3.10, 5.01, 5.02, 5.03, 11.04, 11.06, 12.04, 13.01, 13.02, 14.04, 14.05, 14.06, 14.09, 14.11 and 14.13 shall survive any termination of this Agreement.

    Section 14.10.    Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction, in each case, of any New York State or federal court sitting in New York City, New York in any action or proceeding arising out of or relating to this Agreement or any other Transaction Document, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined, in each case, in such New York State court or, to the extent permitted by law, in such federal court. nothing in this Section 14.10 shall affect the right of any Party to bring any action or proceeding against another party hereto or any of their respective property in the courts of other jurisdictions. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
    (b)    Each party hereto consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 14.02. Nothing in this Section 14.10 shall affect the right of any Party to serve legal process in any other manner permitted by law.
    Section 14.11.    Waiver of Jury Trial. Each party hereto hereby waives, to the maximum extent permitted by applicable law, trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with this Agreement or any other Transaction Document.
    Section 14.12.    Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any Seller Obligations in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Seller Obligations, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Seller Obligations held by the other Purchaser so that after such purchase each Purchaser will hold its ratable proportion of such Seller Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
    Section 14.13.    Limitation of Liability. (a) No claim may be made by the Seller or any Affiliate thereof or any other Person against any Purchaser Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Seller and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Purchaser Parties and their respective Affiliates shall have any liability to the Seller, the Servicer or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Seller, the Servicer or any Affiliate thereof in connection with or as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Seller, the Servicer or any

Affiliate thereof result from the breach of contract, gross negligence, bad faith or willful misconduct of such Purchaser Party in performing its duties and obligations hereunder and under the other Transaction Documents to which it is a party.
    (b)    The obligations of each party under this Agreement and each of the Transaction Documents are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement or any other Transaction Document against any member, director, officer, employee or incorporator of any such Person.
    Section 14.14.    Intent of the Parties. The parties have structured this Agreement with the intention that the obligations of the Seller hereunder (including the obligation to return Capital to the Purchasers and make payments of Yield thereon) will be treated under United States federal, and applicable state, local and foreign tax law as debt (the “Intended Tax Treatment”). The Seller, the Servicer, the Administrative Agent and the other Purchaser Parties agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by a change in law occurring after the date hereof, a closing agreement with an applicable taxing authority or a final judgment of a court of competent jurisdiction. Each assignee and each Participant acquiring an interest in an Investment, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.
    Section 14.15.    USA Patriot Act. Each of the Administrative Agent and each of the other Purchaser Parties hereby notifies the Seller and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrative Agent and the other Purchaser Parties may be required to obtain, verify and record information that identifies the Seller, the Originators, the Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Seller, the Originators, the Servicer and the Performance Guarantor that will allow the Administrative Agent and the other Purchaser Parties to identify the Seller, the Originators, the Servicer and the Performance Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Seller and the Servicer agrees to provide the Administrative Agent and each other Purchaser Parties, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.
    Section 14.16.    Right of Setoff. Each Purchaser is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Termination, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, the Seller or the Servicer against amounts owing by the Seller or the Servicer hereunder (even if contingent or unmatured); provided that such Purchaser shall notify the Seller or the Servicer, as applicable, promptly following such setoff.
    Section 14.17.    Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
    Section 14.18.    Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
    Section 14.19.    Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.
    Section 14.20.    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Purchaser that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Purchaser that is an Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
    (a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Purchaser that is an Affected Financial Institution; and
    (b)    the effects of any Bail-In Action on any such liability, including, if applicable:
    (i)    a reduction in full or in part or cancellation of any such liability;
    (ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

    (iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.
    Section 14.21.    Electronic Execution. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Transaction Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, that notwithstanding the foregoing, an electronic signature delivered in “pdf” format shall be acceptable to the Administrative Agent; provided, further, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.
    Section 14.22.    Judgment Currency. Each reference in this Agreement to an Approved Currency, as the case may be (the “Specified Currency”), and payment in a specified city or country of the Specified Currency (the “Specified Place”) is of the essence, and the Specified Currency shall be the currency of account in all events relating to payments denominated in the Specified Currency. The payment obligations of any Seller under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Seller in respect of any such sum due from it to the Administrative Agent or any other Person hereunder or under any other Transaction Document (in this Section 14.22 called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may be in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Seller hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled

Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.
[Signature Pages Follow]

In Witness Whereof, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SN Technologies, LLC, as the Seller

By:
    Name:
    Title:

Synchronoss Technologies, Inc.,
as the Servicer

By:
    Name:
    Title:

Synchronoss Technologies, Inc.,
as an Originator

By:
    Name:
    Title:

Synchronoss Software Ireland Limited,
as an Originator

By:
    Name:
    Title:

Receivables Purchase Agreement

Norddeutsche Landesbank Girozentrale,
as Administrative Agent

By:
    Name:
    Title:

Norddeutsche Landesbank Girozentrale,
as Group Agent for the NordLB Group

By:
    Name:
    Title:

Hannover Funding Company LLC,
as a Conduit Purchaser

By:
    Name:
    Title:

Norddeutsche Landesbank Girozentrale,
as a Committed Purchaser

By:
    Name:
    Title:

Receivables Purchase Agreement

Exhibit A
Form of Investment Request
[Letterhead of Seller]
[Date]
[Administrative Agent]
[Group Agents]
Re:    Investment Request

Ladies and Gentlemen:
Reference is hereby made to that certain Receivables Purchase Agreement, dated as of June 13, 2022, among SN Technologies, LLC (the “Seller”), Synchronoss Technologies, Inc., as Servicer (the “Servicer”), the Purchasers party thereto, the Group Agents party thereto, the Originators party thereto and Norddeutsche Landesbank Girozentrale, as Administrative Agent (in such capacity the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Investment Request and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
This letter constitutes an Investment Request pursuant to Section 2.02(a) of the Agreement. The Seller hereby request an Investment of Capital in the aggregate amount of [$_______] to be made on [_____, 20__] (of which $[___] of Capital will be funded by the NordLB Group and $[___] of Capital will be funded by the [___] Group. Such Capital should be deposited to [Account number], at [Name, Address and ABA Number of Bank]. After giving effect to such Investment, the Aggregate Capital will be [$_______].
The Seller hereby represents and warrants as of the date hereof, and after giving effect to such Investment, as follows:
    (i)    the representations and warranties of the Seller and the Servicer contained in Sections 7.01 and 7.02 of the Agreement are true and correct in all material respects on and as of the date of such Investment as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
    (ii)    no Event of Termination or Unmatured Event of Termination has occurred and is continuing, and no Event of Termination or Unmatured Event of Termination would result from such Investment;
Exhibit A

    (iii)    no Capital Coverage Deficit exists or would exist after giving effect to such Investment;
    (iv)    the Aggregate Capital will not exceed the Facility Limit; and
    (v)    the Termination Date has not occurred.
    A-2

In Witness Whereof, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

SN Technologies, LLC

By:
    Name:
    Title:

    A-3

Exhibit B
Form of Reduction Notice
[Letterhead of Seller]
[Date]
[Administrative Agent]
[Group Agents]
Re:    Reduction Notice

Ladies and Gentlemen:
Reference is hereby made to that certain Receivables Purchase Agreement, dated as of June 13, 2022, among SN Technologies, LLC, as seller (the “Seller”), Synchronoss Technologies, Inc., as Servicer (the “Servicer”), the Purchasers party thereto, the Group Agents party thereto, the Originators party thereto and Norddeutsche Landesbank Girozentrale, as Administrative Agent (in such capacity the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Reduction Notice and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
This letter constitutes a Reduction Notice pursuant to Section 2.02(d) of the Agreement. The Seller hereby notifies the Administrative Agent and the Purchasers that it shall reduce the outstanding Capital of the Purchasers in the amount of [$_______] to be made on [_____, 20_]. After giving effect to such reduction, the Aggregate Capital will be [$_______].
The Seller hereby represents and warrants as of the date hereof, and after giving effect to such reduction, as follows:
    (i)    the representations and warranties of the Seller and the Servicer contained in Sections 7.01 and 7.02 of the Agreement are true and correct in all material respects on and as of the date of such reduction as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
    (ii)    no Event of Termination or Unmatured Event of Termination has occurred and is continuing, and no Event of Termination or Unmatured Event of Termination would result from such reduction;
    (iii)    no Capital Coverage Deficit exists or would exist after giving effect to such reduction;
Exhibit B

    (iv)    the reduction is not occurring on the last Business Day of any calendar month; and
    (v)    the Termination Date has not occurred.
    B-2

In Witness Whereof, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

SN Technologies, LLC

By:
    Name:
    Title:

    B-3

Exhibit C
[Form of Assignment and Acceptance Agreement]
Dated as of ___________, 20__
Section 1.

Commitment assigned:	$[_____]
Assignor’s remaining Commitment:	$[_____]
Capital allocable to Commitment assigned:	$[_____]
Assignor’s remaining Capital:	$[_____]
Yield (if any) allocable to Capital assigned:	$[_____]
Yield (if any) allocable to Assignor’s remaining Capital:	$[_____]

Section 2.
Effective Date of this Assignment and Acceptance Agreement: [__________]
Upon execution and delivery of this Assignment and Acceptance Agreement by the assignee and the assignor and the satisfaction of the other conditions to assignment specified in Section 14.03(b) of the Agreement (as defined below), from and after the effective date specified above, the assignee shall become a party to, and, to the extent of the rights and obligations thereunder being assigned to it pursuant to this Assignment and Acceptance Agreement, shall have the rights and obligations of a Committed Purchaser under that certain Receivables Purchase Agreement, dated as of June 13, 2022, among SN Technologies, LLC, Synchronoss Technologies, Inc., as Servicer, the Purchasers party thereto, the Group Agents party thereto, the Originators party thereto and Norddeutsche Landesbank Girozentrale, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Agreement”).
[Signature Pages Follow]

Exhibit C

Assignor:     [_________]

By:
    Name:
    Title

Assignee:     [_________]

By:
    Name:
    Title

    [Address]

Accepted as of date first above
written:

Norddeutsche Landesbank Girozentrale,
as Administrative Agent

By:
Name:
Title:

_______________________________,
as Seller

By:
Name:
Title:

    C-2

Exhibit D
Credit and Collection Policy
(Attached)
Exhibit D

Exhibit E-1
Form of Monthly Report
(Attached)
Exhibit E-1

Exhibit E-2
Form of Daily Report
(Attached)

Exhibit E-2

Exhibit F
Form of Compliance Certificate
To: Norddeutsche Landesbank Girozentrale, as Administrative Agent
This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement, dated as of June 13, 2022, among SN Technologies, LLC (the “Seller”), Synchronoss Technologies, Inc., as Servicer (the “Servicer”), the Purchasers party thereto, the Group Agents party thereto, the Originators party thereto and Norddeutsche Landesbank Girozentrale, as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.
The Undersigned Hereby Certifies That:
    1.    I am the duly elected ________________of the Servicer.
    2.    I have reviewed the terms of the Agreement and each of the other Transaction Documents and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of the Seller during the accounting period covered by the attached financial statements.
    3.    The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Termination or an Unmatured Event of Termination, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 5 below].
    4.    Schedule I attached hereto sets forth financial statements of the Parent and its Subsidiaries for the period referenced on such Schedule I.
    [5.    Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:]

Exhibit F

The foregoing certifications are made and delivered this ______ day of ___________________, 202[_].

_______________________________

By:
Name:
Title:

    F-2

Schedule I to Compliance Certificate
    A.    Schedule of Compliance as of ___________________, 202[__] with Section 8.02(b) of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
This schedule relates to the month ended: __________________.
    B.    The following financial statements of the Parent and its Subsidiaries for the period ending on ______________, 20__, are attached hereto:

    F-3

Exhibit G
Closing Memorandum
[Update]

Exhibit G

Exhibit H-1

[Form of]
U.S. Tax Compliance Certificate
(For Foreign Purchasers That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Receivables Purchase Agreement, dated as of June 13, 2022, among SN Technologies, LLC (the “Seller”), Synchronoss Technologies, Inc., as Servicer (the “Servicer”), the Purchasers from time to time party thereto, the Group Agents party thereto, the Originators party thereto and Norddeutsche Landesbank Girozentrale, as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”).
Pursuant to the provisions of Section 5.03 of the Receivables Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Investment(s) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Seller as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Seller with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Seller and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Seller and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Receivables Purchase Agreement and used herein shall have the meanings given to them in the Receivables Purchase Agreement.
[Name of Purchaser]
By:
    Name:
    Title:
Date: __________ __, 20[__]

Exhibit H-1

Exhibit H-2

[Form of]
U.S. Tax Compliance Certificate
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Receivables Purchase Agreement, dated as of June 13, 2022, among SN Technologies, LLC (the “Seller”), Synchronoss Technologies, Inc., as Servicer (the “Servicer”), the Purchasers from time to time party thereto, the Group Agents party thereto, the Originators party thereto and Norddeutsche Landesbank Girozentrale, as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”).
Pursuant to the provisions of Section 5.03 of the Receivables Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Seller as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Purchaser with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Purchaser in writing, and (2) the undersigned shall have at all times furnished such Purchaser with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Receivables Purchase Agreement and used herein shall have the meanings given to them in the Receivables Purchase Agreement.
[Name of Participant]
By:
    Name:
    Title:
Date: __________ __, 20[__]

Exhibit H-2

Exhibit H-3

[Form of]
U.S. Tax Compliance Certificate
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Receivables Purchase Agreement, dated as of June 13, 2022, among SN Technologies, LLC (the “Seller”), Synchronoss Technologies, Inc., as Servicer (the “Servicer”), the Purchasers from time to time party thereto, the Group Agents party thereto, the Originators party thereto and Norddeutsche Landesbank Girozentrale, as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”).
Pursuant to the provisions of Section 5.03 of the Receivables Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Seller as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Purchaser with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Purchaser and (2) the undersigned shall have at all times furnished such Purchaser with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Receivables Purchase Agreement and used herein shall have the meanings given to them in the Receivables Purchase Agreement.
[Name of Participant]
By:
    Name:
    Title:
Date: __________ __, 20[__]
Exhibit H-3

Exhibit H-4
[Form of]
U.S. Tax Compliance Certificate
(For Foreign Purchasers That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Receivables Purchase Agreement, dated as of June 13, 2022, among SN Technologies, LLC (the “Seller”), Synchronoss Technologies, Inc., as Servicer (the “Servicer”), the Purchasers from time to time party thereto, the Group Agents party thereto, the Originators party thereto and Norddeutsche Landesbank Girozentrale, as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”).
Pursuant to the provisions of Section 5.03 of the Receivables Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Investment (s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Investment (s), (iii) with respect to the extension of credit pursuant to this Receivables Purchase Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Seller as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Seller with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Seller and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Seller and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Receivables Purchase Agreement and used herein shall have the meanings given to them in the Receivables Purchase Agreement.
[Name of Purchaser]
By:
    Name:
    Title:
Date: __________ __, 20[__]
Exhibit H-4

Schedule I
Commitments

Party	Capacity	Commitment
Norddeutsche Landesbank Girozentrale	Committed Purchaser	$15,000,000

Schedule I

Schedule II
Lock-Boxes, Collection Accounts and Collection Account Banks

Owner	Bank	Market	Lockbox Address	Account Number
SN Technologies, LLC	J.P. Morgan Chase Bank, N.A.	North America	N/A	835287167
SN Technologies, LLC	J.P. Morgan SE – Dublin Branch	EMEA	N/A	79609516

Schedule II

Schedule III
Notice Addresses
    (A)    in the case of the Seller, at the following address:
200 Crossing Boulevard, 3rd Floor
Bridgewater, NJ 08807
Telephone: (866) 620-3940
Email: erik.larsen@synchronoss.com; Justin.Comer@synchronoss.com; Accounts.Receivable@synchronoss.com; AR-OW@synchronoss.com
Attention: Erik Larsen, Justin Comer, Accounts Receivable
    (B)    in the case of the Servicer, at the following address:
Synchronoss Technologies, Inc.
200 Crossing Boulevard
Bridgewater, NJ 08807
Telephone: (866) 620-3940
Email: erik.larsen@synchronoss.com; Justin.Comer@synchronoss.com; Accounts.Receivable@synchronoss.com; AR-OW@synchronoss.com
Attention: Erik Larsen, Justin Comer, Accounts Receivable
    (C)    in the case of the Administrative Agent, at the following address:
Norddeutsche Landesbank Girozentrale
505 Fifth Avenue, 7th Floor
New York, New York 10017
Telephone: (212) 812-6949
Facsimile: (212) 812-6888
Email: diego.gomez@nordlb.com; heruy.dawit@nordlb.com
Attention: Asset Backed Finance
    (D)    in the case of any other Person, at the address for such Person specified in the other Transaction Documents; in each case, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

Schedule III

Schedule IV
Initial Schedule of Sold Receivables
[On File with the Administrative Agent]

Schedule IV

Schedule V
[Reserved]

Schedule V

Schedule VI
Originators

Synchronoss Technologies, Inc.

Synchronoss Software Ireland Limited
Schedule VI

Schedule VII
Permitted Obligor Jurisdictions / Permitted Contract Jurisdictions

1.	United States of America
2.	Japan
3.	Canada
4.	Switzerland
5.	Germany
6.	Belgium
7.	Australia
8.	France
9.	Poland
10.	Spain
11.	Sweden
12.	United Kingdom

Schedule VII